REVOLVING CREDIT AGREEMENT

                           Dated as of March 23, 2005


                                      Among


                          Asbury Automotive Group, Inc.
                     The Subsidiary Borrowers Listed Herein,
                                  As Borrowers

                            The Lenders Listed Herein

                           JPMorgan Chase Bank, N.A.,
                           As Administrative Agent and
                               As Floor Plan Agent


                                       and


                             Bank of America, N.A.,
                              As Syndication Agent








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           J.P. Morgan Securities Inc. Banc of America Securities LLC
                   As Joint Bookrunners and Co-Lead Arrangers

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




ARTICLE I. CERTAIN DEFINED TERMS, ACCOUNTING TERMS AND CONSTRUCTION............1
    Section 1.1     Certain Defined Terms......................................1
    Section 1.2     Accounting Terms..........................................22
    Section 1.3     Interpretation............................................22

ARTICLE II. THE FLOOR PLAN LOANS..............................................23
    Section 2.1     Floor Plan Loan Commitments...............................23
    Section 2.2     Floor Plan Loans Generally................................23
    Section 2.3     Floor Plan Borrowing Procedure............................24
    Section 2.4     Floor Plan Adjustment Date Mechanics......................26
    Section 2.5     Payments; Application of Payments.........................27
    Section 2.6     Issuance of Drafting Agreements...........................28
    Section 2.7     Conditions to Execution of Drafting Agreements............28
    Section 2.8     Notice of Issuance of or Entering into
                    Manufacturers Drafting Letters............................29
    Section 2.9     Drafts Under Manufacturer's Drafting Letters..............29
    Section 2.10    Obligations Absolute......................................30
    Section 2.11    Dealer Access System......................................31

ARTICLE III. REVOLVING CREDIT LOANS...........................................31
    Section 3.1     Revolving Credit Loan Commitments.........................31
    Section 3.2     Revolving Credit Loans....................................31
    Section 3.3     Notice of Revolving Credit Loan Borrowings and
                    Borrowing Procedures......................................32
    Section 3.4     Reserve Commitment; Suspension of Revolving Credit Loan...33
    Section 3.5     Obligations Absolute......................................33

ARTICLE IV. SWING LINE LOANS..................................................33
    Section 4.1     Swing Line Commitments and Payments.......................33
    Section 4.2     Accrual of Interest; Margin Adjustments...................34
    Section 4.3     Requests for Swing Line Loans.............................34
    Section 4.4     Disbursement of Swing Line Loans..........................35
    Section 4.5     Refunding of and Participation Interest in Swing
                    Line Loans................................................35

ARTICLE V. ALL LOANS..........................................................37
    Section 5.1     Notes: Repayment of Loans.................................37
    Section 5.2     Interest on Loans.........................................37
    Section 5.3     Interest on Overdue Amounts...............................38
    Section 5.4     Fees......................................................38
    Section 5.5     Termination, Reduction or Conversion of Commitments.......39
    Section 5.6     Alternate Rate of Interest................................40
    Section 5.7     Prepayment of Loans; Mandatory Reduction of Indebtedness..41
    Section 5.8     Reserve Requirements; Change in Circumstances.............41
    Section 5.9     Change in Legality........................................43
    Section 5.10    Breakage Costs and Related Matters........................43
    Section 5.11    Pro Rata Treatment........................................44

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    Section 5.12    Place of Payments.........................................44
    Section 5.13    Sharing of Setoffs........................................45
    Section 5.14    Payments Free of Taxes....................................45
    Section 5.15    Applicable Interest Rate..................................48
    Section 5.16    Extension of Maturity Date................................49
    Section 5.17    Replacement Lenders.......................................50
    Section 5.18    Increase of Commitments...................................51

ARTICLE VI. LETTERS OF CREDIT.................................................52
    Section 6.1     General...................................................52
    Section 6.2     Issuance, Amendment and Renewal of Letters of Credit......53
    Section 6.3     Risk Participations, Drawings and Reimbursements..........54
    Section 6.4     Repayment of Participation................................56
    Section 6.5     Role of the Issuing Bank..................................56
    Section 6.6     Obligations Absolute......................................57
    Section 6.7     Letter of Credit Fees.....................................58
    Section 6.8     Cash Collateralization....................................58

ARTICLE VII. REPRESENTATIONS AND WARRANTIES...................................59
    Section 7.1     Organization; Corporate Powers............................59
    Section 7.2     Authorization.............................................59
    Section 7.3     Governmental Approval.....................................60
    Section 7.4     Enforceability............................................60
    Section 7.5     Financial Statements......................................60
    Section 7.6     No Material Adverse Change................................60
    Section 7.7     Title to Properties; Security Documents...................60
    Section 7.8     Litigation; Compliance with Laws; Etc.....................61
    Section 7.9     No Default................................................61
    Section 7.10    Use of Proceeds/Federal Reserve Regulations...............61
    Section 7.11    Taxes.....................................................61
    Section 7.12    Pension and Welfare Plans.................................62
    Section 7.13    No Material Misstatements.................................62
    Section 7.14    Investment Company Act; Public Utility Holding
                    Company Act...............................................62
    Section 7.15    Maintenance of Insurance..................................62
    Section 7.16    Existing Liens............................................62
    Section 7.17    Environmental Matters.....................................63
    Section 7.18    Subsidiaries..............................................63
    Section 7.19    Engaged in Business of Motor Vehicle Sales and
                    Related Businesses........................................64
    Section 7.20    Franchise Agreements......................................64

ARTICLE VIII. CONDITIONS OF LENDING...........................................64
    Section 8.1     Conditions Precedent to Closing Date......................64
    Section 8.2     Conditions Precedent to Initial Borrowings................66
    Section 8.3     Conditions Precedent to Each Borrowing....................67
    Section 8.4     Conditions Precedent to Conversions and Continuations.....68

ARTICLE IX. AFFIRMATIVE COVENANTS.............................................69
    Section 9.1     Existence.................................................69

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    Section 9.2     Repair....................................................69
    Section 9.3     Insurance.................................................69
    Section 9.4     Obligations and Taxes.....................................70
    Section 9.5     Financial Statements; Reports.............................70
    Section 9.6     Litigation and Other Notices..............................71
    Section 9.7     ERISA.....................................................72
    Section 9.8     Books, Records and Access.................................72
    Section 9.9     Use of Proceeds...........................................72
    Section 9.10    Nature of Business........................................73
    Section 9.11    Compliance................................................73
    Section 9.12    Audits....................................................73
    Section 9.13    Demonstrators and Rental Motor Vehicles; Title
                    Documents.................................................73
    Section 9.14    Cash Management System....................................73
    Section 9.15    Further Assurances........................................74
    Section 9.16    Permitted Acquisitions....................................74
    Section 9.17    Title Documents...........................................74
    Section 9.18    Additional Subsidiaries...................................75
    Section 9.19    Updated Control Agreements................................76
    Section 9.20    Final Lien Releases; Termination of Security Interests....76

ARTICLE X. NEGATIVE COVENANTS.................................................76
    Section 10.1    Indebtedness..............................................76
    Section 10.2    Liens.....................................................79
    Section 10.3    Consolidations and Mergers................................79
    Section 10.4    Disposition of Assets.....................................80
    Section 10.5    Investments...............................................81
    Section 10.6    Transactions with Affiliates..............................82
    Section 10.7    Other Agreements..........................................82
    Section 10.8    Fiscal Year; Accounting...................................83
    Section 10.9    Pension Plans.............................................82
    Section 10.10   Restricted Payments and Distributions.....................82
    Section 10.11   Adjusted Net Worth........................................83
    Section 10.12   Fixed Charge Coverage Ratio...............................83
    Section 10.13   Total Leverage Ratio......................................83
    Section 10.14   Current Ratio.............................................83
    Section 10.15   Deposit and Security Accounts.............................83

ARTICLE XI. EVENTS OF DEFAULT AND REMEDIES....................................83
    Section 11.1    Revolving Credit Events of Default........................83
    Section 11.2    Revolving Credit Remedies.................................85
    Section 11.3    Floor Plan Events of Default..............................86
    Section 11.4    Floor Plan Remedies.......................................88
    Section 11.5    Overdrawing of Floor Plan Loans...........................89
    Section 11.6    Application of Collateral.................................90

ARTICLE XII. THE AGENT, FLOOR PLAN AGENT AND THE COLLATERAL...................91
    Section 12.1    Authorization and Action of the Agent; Funding
                    During Transition Period; Rights and Duties
                    Regarding Collateral, Priority of Distributions...........91

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    Section 12.2    Agent's Reliance..........................................93
    Section 12.3    Agent and Affiliates; JPMorgan Chase and Affiliates.......93
    Section 12.4    Lenders' Indemnity of Agent...............................94
    Section 12.5    Lender Credit Decision....................................95
    Section 12.6    Resignation of Agent; Successor Agent.....................95
    Section 12.7    Notice of Default.........................................95
    Section 12.8    Authorization and Action of the Floor Plan Agent;
                    Quarterly Audits..........................................96
    Section 12.9    Floor Plan Agent's Reliance...............................96
    Section 12.10   Floor Plan Agent and Affiliates; JPMorgan Chase Bank,
                    N.A. and Affiliates.......................................97
    Section 12.11   Floor Plan Agent's Indemnity..............................97
    Section 12.12   Lender Credit Decision....................................98
    Section 12.13   Resignation of Floor Plan Agent; Successor
                    Floor Plan Agent..........................................98
    Section 12.14   Notice of Default.........................................99
    Section 12.15   Syndication Agent.........................................99

ARTICLE XIII. MISCELLANEOUS...................................................99
    Section 13.1    Notices, Etc..............................................99
    Section 13.2    Survival of Agreement....................................101
    Section 13.3    Successors and Assigns; Participations...................101
    Section 13.4    Expenses of the Agents and Lenders; Indemnity............104
    Section 13.5    Right of Setoff..........................................106
    Section 13.6    Governing Law; Jurisdiction..............................106
    Section 13.7    Waivers; Amendments......................................107
    Section 13.8    Interest Rate Limitation.................................108
    Section 13.9    Severability; Conflicts..................................108
    Section 13.10   Counterparts.............................................108
    Section 13.11   Binding Effect...........................................109
    Section 13.12   Subsidiary Solvency Savings Clause.......................109
    Section 13.13   Joint and Several Liability and Related Matters..........109
    Section 13.14   Power of Attorney........................................110
    Section 13.15   USA Patriot Act..........................................111
    Section 13.16   Confidentiality..........................................111
    Section 13.17   WAIVER OF JURY TRIAL.....................................111
    Section 13.18   FINAL AGREEMENT OF THE PARTIES...........................112


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Exhibits:

EXHIBIT 1.1A FORM OF ADDENDUM AND JOINDER AGREEMENT TO REVOLVING CREDIT AGREEMENT AND NOTE
EXHIBIT 1.1B        FORM OF ADMINISTRATIVE QUESTIONNAIRE
EXHIBIT 1.1C        FORM OF FLOOR PLAN PROMISSORY NOTE
EXHIBIT 1.1D        FORM OF REQUEST FOR BORROWING (Floor Plan Loans/Swing Line
                    Loans)
EXHIBIT 1.1E FORM OF REQUEST FOR BORROWING (Revolving Credit Loans/Swing Line Loans)
EXHIBIT 1.1F        FORM OF REVOLVING CREDIT PROMISSORY NOTE
EXHIBIT 1.1G        FORM OF SECURITY AGREEMENT
EXHIBIT 1.1H        FORM OF SECURITY AGREEMENT (TOYOTA/LEXUS INVENTORY)
EXHIBIT 1.1I        FORM OF SECURITY AGREEMENT (TOYOTA/LEXUS NON-INVENTORY)
EXHIBIT 1.1J        FORM OF GUARANTY AGREEMENT
EXHIBIT 2.8         FORM OF NOTICE OF DRAFTING AGREEMENT
EXHIBIT 5.18(b)     FORM OF NEW LENDER AGREEMENT
EXHIBIT 5.18(c)     FORM OF COMMITMENT INCREASE AGREEMENT
EXHIBIT 8.1(f)      FORM OF LEGAL OPINION [TO COME]
EXHIBIT 9.5(c)      FORM OF COMPLIANCE CERTIFICATE
EXHIBIT 9.5(g)      FORM OF AVAILABILITY ANALYSIS
EXHIBIT 9.18        FORM OF NEW ACQUISITION REPORT
EXHIBIT 13.3(b)     FORM OF ASSIGNMENT AND ACCEPTANCE

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Schedules:

SCHEDULE 1.1(a)      CONCENTRATION ACCOUNTS
SCHEDULE 1.1(b)      LENDERS AND COMMITMENTS
SCHEDULE 1.1(c)      PLATFORM ACCOUNTS
SCHEDULE 1.1(d)      ENTITIES ENGAGED IN TRUCK OPERATIONS
SCHEDULE 1.1(e)      PLATFORM SUBSIDIARIES
SCHEDULE 7.8(a)      LITIGATION
SCHEDULE 7.16(g)     EXISTING LIENS
SCHEDULE 7.18        SUBSIDIARIES
SCHEDULE 7.19        LOCATIONS OF INVENTORY
SCHEDULE 7.20        DEALER FRANCHISE AGREEMENTS
SCHEDULE 10.1(b)     EXISTING INDEBTEDNESS





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         THIS CREDIT AGREEMENT dated as of March 23, 2005, is entered into among
ASBURY AUTOMOTIVE GROUP, INC., a Delaware corporation (the "Company"), each of the Subsidiaries of the Company listed on the signature pages hereof and such other Subsidiaries of the Company which hereafter may become parties to this Agreement (the "Floor Plan Borrowers"; the Company and the Floor Plan Borrowers are sometimes referred to herein as, individually, a "Borrower," and collectively, the "Borrowers"), each of the lenders listed on the signature pages hereof or that may become party hereto pursuant to Section 5.17 or Section
13.3 (the "Lenders"), JPMORGAN CHASE BANK, N.A., as Administrative Agent for the Lenders (in such capacity, together with any successor in such capacity pursuant to Section 12.6, the "Agent"), JPMORGAN CHASE BANK, N.A., as Floor Plan Agent for the Lenders (in such capacity, together with any successor in such capacity pursuant to Section 12.13, the "Floor Plan Agent"), and BANK OF AMERICA, N.A., as Syndication Agent.

                                 R E C I T A L S

         WHEREAS, the Company and each of the other Borrowers have requested the Lenders, the Agent and the Floor Plan Agent to enter into this Credit Agreement and extend the loans herein described, and said parties have agreed to do so pursuant to the terms hereof;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

                                   ARTICLE I.
            CERTAIN DEFINED TERMS, ACCOUNTING TERMS AND CONSTRUCTION

         Section 1.1 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

         "ABR Borrowing" means a Borrowing consisting of one or more Alternate Base Rate Loans.

         "Account" means any "account" as such term is defined in the UCC, now or hereafter owned by the Company or any of its Subsidiaries , including rights to payment for goods and services sold or leased, whether now in existence or hereafter arising in the future.

         "Addendum" means the form of Addendum and Joinder Agreement substantially in the form of Exhibit 1.1A.

         "Adjusted Net Worth" means, for any date of determination, Stockholders' Equity minus (i) fifty percent (50%) of the Net Income of the Company and its Subsidiaries on a consolidated basis (but only to the extent such amount is positive) subsequent to December 31, 2003 and (ii) 100% of the net proceeds (cash and non-cash) from the issuance of equity subsequent to December 31, 2003, and plus, to the extent deducted from Stockholders' Equity subsequent to December 31, 2003, the amount of any non-cash impairment charges related to goodwill, other intangible or long-lived assets.

         "Adjusted Total Indebtedness" means, for any date of determination, on a consolidated basis, Indebtedness of the Company and its Subsidiaries, minus Floor Plan Indebtedness.

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


         "Administrative Questionnaire" means an Administrative Questionnaire in the form of Exhibit 1.1B hereto, which each Lender shall complete and provide to the Agent on or prior to the Closing Date or delivered by any new Lenders after the Closing Date pursuant to Section 13.3.

         "Affiliate" of any Person means any other Person who directly or indirectly beneficially owns or controls five percent (5%) or more of the total voting power of shares of capital stock of such Person having the right to vote for directors under ordinary circumstances, any Person controlling, controlled by or under common control with any such Person (within the meaning of Rule 405 under the Securities Act of 1933), and any director or executive officer of such Person.

         "Agency Fee(s)" has the meaning specified in Section 5.4(b).

         "Agent" has the meaning specified in the introduction to this Agreement.

         "Agent's Letter" has the meaning specified in Section 5.4(b).

         "Agreement" shall mean this Revolving Credit Agreement.

         "Alternate Base Rate" means, for any day, a fluctuating rate per annum (rounded upwards to the next highest one-eighth (?) of one percent (1%) if not already an integral multiple of one-eighth (?) of one percent (1%)) equal to the greater of (a) the Prime Rate in effect on such day, and (b) the Federal Funds Effective Rate in effect on such day plus one-half (1/2) of one percent (1%). "Prime Rate" means, for any day, the rate most recently announced by JPMorgan Chase Bank, N.A., as its prime lending rate for unsecured commercial loans in the U.S., as in effect from time to time, automatically fluctuating upward and downward with and, at the time specified in each such announcement, without notice to any Borrower or any other Person, which prime rate may not necessarily represent the lowest or best rate actually charged to a customer. "Federal Funds Effective Rate" shall mean, for any day, an interest rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three federal funds brokers of recognized standing selected by it. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate, or the Federal Funds Effective Rate, respectively.

         "Alternate Base Rate Loan" means any Loan with respect to which the Company shall have selected an interest rate based on the Alternate Base Rate in accordance with the provisions of this Agreement.

         "Applicable Lending Office" means, with respect to a Lender, such Lender's Domestic Lending Office in the case of an Alternate Base Rate Loan and such Lender's Eurodollar Lending Office in the case of a Eurodollar Loan.

         "Applicable Margin" means, on any date, with respect to Eurodollar Loans or Alternate Base Rate Loans that are Revolving Credit Loans, the applicable percentages set forth below based upon the Total Leverage Ratio in effect as of such date.


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                Total Leverage       Eurodollar    Alternate Base   Commitment
                     Ratio             Margin        Rate Margin     Fee Rate

Level 1            x  >  4.00           3.00%           1.50%          .375%
Level 2       3.50  <  x  <  4.00       2.75%           1.25%          .375%
                          -
Level 3       3.00  <  x  <  3.50       2.50%           1.00%          .375%
                          -
Level 4       2.50  <  x  <  3.00       2.25%            .75%          .375%
                          -
Level 5            x  <  2.50           2.00%            .50%          .375%
                      -

         "Assignment and Acceptance" has the meaning specified in Section
13.3(b).

         "Auto Dealer" means a Person engaged in the sale of New and/or Used Motor Vehicles pursuant to a franchise or licensing agreement with a Manufacturer and related operations.

         "Availability Analysis" means the calculations required by Exhibit 9.5(g), which shall include a calculation of the Revolving Credit Loan Advance Limit.

         "Board" means the Board of Governors of the Federal Reserve System of the United States.

         "Book Value" means the net book value of an asset pursuant to GAAP.

         "Borrower" or "Borrowers" has the meaning specified in the introduction to this Agreement.

         "Borrowing" means a Loan or a group of Loans of a single Type made by the Lenders on a single date and as to which a single Interest Period is in effect.

         "Borrowing Date" means, with respect to each Borrowing, the Business Day upon which the proceeds of such Borrowing are made available to any Borrower.

         "Business Day" means a day when the Agent and banking institutions generally are open for business in New York, New York and in Houston, Texas, and if the applicable Business Day relates to any Eurodollar Loan, a day on which dealings are carried on in the London interbank market and commercial banks are open for domestic or international business in London, England.

         "Capital Lease" means any lease required to be accounted for as a capital lease under GAAP.

         "Cash Collateral Account" has the meaning specified in Section 6.8(a).

         "Change of Control" means (i) the direct or indirect sale, transfer, conveyance or other disposition, in one or a series of related transactions, of
(x) the voting stock in the Company, the result of which is that a Person other than a Permitted Holder becomes the beneficial owner, directly or indirectly of more than 50% of the voting stock of the Company, measured by voting power rather than number of shares or (y) all or substantially all of the assets of the Company, or (ii) a Change of Control as defined in the Indenture. As used herein, "Permitted Holder" means those direct and indirect beneficial owners of the voting stock of the Company as of the Closing Date. As used herein, voting

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

stock of any Person as of any date means the capital stock of such Person that at such date is entitled to vote in the election of the Board of Directors of such Person.

         "Closing Date" means the Business Day on which all of the following shall have occurred: (a) counterparts of this Agreement and all of the Loan Documents shall have been executed and delivered by each Borrower, each Lender and the Agent and (b) all of the other conditions set forth in Section 8.1 shall have been satisfied or waived.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         "Collateral" means the collateral described in each of the Security Documents.

         "Commitment" means at any time (a) for each Lender, the sum of (i) such Lender's Revolving Credit Loan Commitment plus (ii) such Lender's Floor Plan Loan Commitment, each as in effect at such time; and (b) for the Swing Line Bank, its obligation to make Swing Line Loans to the Company up to the amount of the Revolver Swing Line Commitment and to the Floor Plan Borrowers up to the amount of the Floor Plan Swing Line Commitment, as the same may be increased or decreased pursuant to the provisions of Section 2.3(d)(ii), Section 3.4, Section
5.5 or Section 5.18.

         "Commitment Fees" means, collectively, the Floor Plan Loan Commitment Fees and the Revolving Credit Loan Commitment Fees as such terms are defined in
Section 5.4(a).

         "Commitment Increase Agreement" has the meaning specified in Section 5.18(c).

         "Commitment Increase Notice" has the meaning specified in Section 5.18(a).

         "Communications" has the meaning specified in Section 13.1.

         "Company" has the meaning specified in the introduction to this Agreement.

         "Concentration Accounts" means the bank accounts in the name of the Company or one of its Subsidiaries and described on Schedule 1.1(a) hereto (as such may be supplemented or changed from time to time), and into which bank accounts the cash from the Floor Plan Borrower Dealership Accounts or the Platform Accounts, as the case may be, is swept on a regular basis in accordance with the Company's cash management system.

         "Confidential Information Memorandum" means the Confidential Information Memorandum dated December, 2004 furnished by J.P. Morgan Securities Inc. and Banc of America Securities LLC, as Joint Bookrunners and Co-Lead Arrangers relating to the credit facilities evidenced by this Agreement.

         "Consolidated EBITDA" means EBITDA of the Company and its Subsidiaries, determined on a consolidated basis.

         "Consolidated Pro Forma EBITDA" means the Pro Forma EBITDA of the Company and its Subsidiaries, determined on a consolidated basis.

         "Current Ratio" means, as of any date of determination, for the Company and its Subsidiaries on a consolidated basis, the ratio of (a) current assets as of such date plus the then undrawn amounts of the Revolving Credit Loan Advance Limit to (b) the sum of current liabilities plus (to the extent not otherwise included in current liabilities) the then outstanding balance of all Floor Plan Indebtedness as of such date.

         "Curtailment Date" means (a) with respect to a New Motor Vehicle, three hundred sixty-five (365) days from the date it is Deemed Floored, (b) with respect to a Rental Motor Vehicle, three hundred sixty-five (365) days from the date it is Deemed Floored, (c) with respect to a Demonstrator, the earlier of
(i) three hundred sixty-five (365) days from the date it is Deemed Floored and
(ii) the date that such Motor Vehicle no longer qualifies as a Demonstrator, and
(d) with respect to a Used Motor Vehicle, one hundred twenty (120) days from the date it is Deemed Floored.

         "Dealer Access System" has the meaning specified in Section 2.11.

         "Dealer Franchise Agreement" has the meaning specified in Section 7.20.

         "Dealer Location" means any physical site at which any Subsidiary of the Company operates a Motor Vehicle dealership, repair or service facility.

         "Deemed Floored" means with respect to a Motor Vehicle, the date a Floor Plan Loan Borrowing is advanced by the Floor Plan Agent for such Motor Vehicle.

         "Default" means any event or condition which, with the lapse of time or giving of notice or both, would constitute an Event of Default

         "Demonstrator" means a Motor Vehicle that (i) has not been previously titled (other than to a Floor Plan Borrower in accordance with applicable law),
(ii) is the current model year or last model year, (iii) has an odometer reading of less than 7,500 miles and (iv) is designated by the applicable Auto Dealer as such.

         "Disposition" means the sale, lease, conveyance or other disposition of property.

         "Dollars" and the symbol "$" mean the lawful currency of the United States of America.

         "Domestic Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Domestic Lending Office" in its Administrative Questionnaire or such other office as such Lender may hereafter designate from time to time as its "Domestic Lending Office" by written notice to the Company and the Agent.

         "Draft" means a draft on a Floor Plan Borrower's account with the Floor Plan Agent made by a Manufacturer in accordance with the terms of a Drafting Agreement or in a form commonly used by the applicable Floor Plan Borrower.

         "Drafting Agreement" means an agreement (whether or not issued in the form of a letter of credit) by and among the Floor Plan Agent, a Floor Plan Borrower and a Manufacturer, entered into for the account of a Floor Plan Borrower (and in some cases acknowledged or countersigned by a Floor Plan Borrower) under which a Manufacturer is entitled to submit Drafts to the Floor

Plan Agent (via ACH electronic transfer or otherwise) for payment of invoices identifying one or more Motor Vehicles delivered or shipped to such Floor Plan Borrower, on terms and conditions consistent with the usual customs and practices in effect from time to time for the automobile industry.

         "Earnings Available for Fixed Charges" means, for any period of determination, an amount equal to (a) Consolidated EBITDA plus (b) lease expenses of the Company and its Subsidiaries on a consolidated basis minus (c) capital expenditures in an amount equal to $200,000 per year for each Dealer Location from which a Floor Plan Borrower, Silo Borrower or other Subsidiary engaged in Truck Operations, sells Motor Vehicles, determined on a consolidated basis as reported in the annual audited and the quarterly unaudited financial statements of the Company.

         "EBITDA" means, for any Person, for any period, Net Income for such period, plus, to the extent deducted in the determination of Net Income and without duplication with items included in the adjustments under GAAP to Net Income in the determination of net income, (a) provisions for income taxes, (b) Interest Expense, other than Floor Plan Interest Expense, and (c) non-cash income or charges, including depreciation and amortization expenses.

          "Eligible Accounts" means the consolidated net value of all of the Accounts of the Company and its Subsidiaries on which the Agent holds a perfected, first priority Lien, each of which Accounts meet the following criteria on the date of determination:

          (a) such Account arises from: (i) the sale or lease of inventory and such inventory has been shipped or delivered in conformity with any contract therefor to the Person obligated on such Account or (ii) the performance of services and such services have been fully rendered, in each case, subject to non-material contests;

          (b) such Account is owned by the Company or such Subsidiary free and clear of all Liens or rights of others other than the Liens and rights of the Agent under the Security Documents;

          (c) except for amounts due from Manufacturers, the payment due date of such Account (or portion of such Account to be included in Eligible Accounts) is not more than ninety (90) days from the date of the original invoice;

          (d) such Account is evidenced by an invoice or other statement rendered to the responsible Account debtor or by chattel paper in favor of the Company or one of its Subsidiaries that is a Floor Plan Borrower;

          (e) such Account is the valid obligation of the Account debtor, enforceable in accordance with its terms and neither the Company nor any of its Subsidiaries has received notice that such Account is subject to any set-off, counterclaim, defense, allowance or adjustment or that there is a dispute, objection or complaint by the Account debtor concerning its liability for the Account, and the vehicle or other goods, the sale of which gave rise to the Account, have not been returned, rejected, lost or damaged;

          (f) no notice of an Insolvency Proceeding with respect to the Account debtor has been received by the Company or the applicable Subsidiary;

          (g) such Account is denominated in Dollars and the relevant Account debtor is domiciled in the United States;

          (h) such Account together with all other Accounts due from any one Account debtor, other than any Manufacturer, do not comprise more than twenty percent (20%) of the aggregate Eligible Accounts, unless otherwise approved in writing by the Required Lenders;

          (i) no more than twenty percent (20%) of the Accounts from one Account debtor are ineligible under subparagraph (c) above, in which case all Accounts from such Account debtor shall be ineligible; and

          (j) the Account is not due from an Affiliate, a Subsidiary of the Company or any Subsidiary thereof or employee of any of the foregoing.

         "Eligible Assignee" means (a) any Lender or any Affiliate of such Lender other than an Affiliate of a Lender engaged in the business of automotive dealerships; (b) a commercial bank organized under the laws of the United States, or any state thereof, and having total assets in excess of one billion Dollars ($1,000,000,000) and having deposits that are rated in either of the two highest generic letter rating categories (without regard to subcategories) from either Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. ("S&P") or Moody's Investor's Service, Inc. ("Moody's") or a comparable nationally recognized national or international rating agency if S&P and Moody's are not then rating such banks; (c) a commercial bank organized under the laws of any other country which is a member of the OECD, or a political subdivision of any such country, and having total assets in excess of one billion Dollars ($1,000,000,000) or its equivalent in any other currency, provided that such bank is acting through a branch located in the country in which it is organized or another country which is also a member of the OECD; (d) the central bank of any country which is a member of the OECD; (e) the finance subsidiary of a Manufacturer; (f) a fund that engages in making, purchasing, holding or investing in, inter alia, bank loans and similar credits in the ordinary course of its business; or (g) any other Person approved by the Agent and the Company (if such consent is required pursuant to Section 13.3) which approval, in respect of the Company, shall not be unreasonably withheld.

         "ERISA" means the Employee Retirement Income Security Act of 1974, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA shall be construed to also refer to any successor sections.

         "ERISA Affiliate" means any corporation, trade or business that is, along with the Company, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in Sections 414(b) and 414(c), respectively, of the Code or Section 4001(a)(14) of ERISA.

         "Eurodollar Borrowing" means a Borrowing comprised of one or more Eurodollar Loans.

         "Eurodollar Lending Office" means, with respect to each Lender, the office of such Lender which such Lender has designated as its "Eurodollar Lending Office" in its Administrative Questionnaire or such other office of such Lender as such Lender may hereafter designate from time to time as its "Eurodollar Lending Office" by notice to the Company and the Agent.

         "Eurodollar Loan" means any Floor Plan Loan or any Loan with respect to which the Company shall have selected an interest rate based on the LIBO Rate in accordance with the provisions of this Agreement.

         "Event of Default" means either a Floor Plan Event of Default or a Revolving Credit Event of Default.

         "Federal Funds Effective Rate" has the meaning specified in the definition of "Alternate Base Rate."

         "Fixed Charge Coverage Ratio" means the ratio of (a) Earnings Available for Fixed Charges to (b) Fixed Charges.

         "Fixed Charges" means, for any period of determination, the sum of (i) Interest Expense minus interest paid on Floor Plan Indebtedness, (ii) scheduled amortization of the principal portion of all funded Indebtedness, (iii) lease expenses, and (iv) the cash portion of income taxes, in each case, for the Company and its Subsidiaries, determined on a consolidated basis.

         "Fleet Motor Vehicles" means one of a large group of New Motor Vehicles sold to a Person (e.g., a rental car agency) which purchases significant volumes of vehicles for short-term use.

         "Floor Plan Adjustment Date" means the first Business Day of each calendar month.

         "Floor Plan Advance Limit" means (a) with respect to New Motor Vehicles, Rental Motor Vehicles purchased from a Manufacturer with which the purchasing Floor Plan Borrower has a signed Dealer Franchise Agreement and Demonstrators, the wholesale purchase price invoiced by a Manufacturer to the Floor Plan Borrower, and (b) with respect to Used Motor Vehicles and Rental Motor Vehicles other than those described in (a) above, the Book Value of such vehicles to such Floor Plan Borrower; provided, (i) with respect to Used Motor Vehicles, the aggregate amount of Floor Plan Loans outstanding at any time may not exceed an amount equal to seventy percent (70%) of the aggregate Book Value of all Used Motor Vehicles owned by the Floor Plan Borrowers, and (ii) with respect to Rental Motor Vehicles and Demonstrators, the aggregate amount of Floor Plan Loans outstanding at any time may not exceed Twenty-Five Million and No/100 Dollars ($25,000,000).

         "Floor Plan Agent" has the meaning specified in the introduction to this Agreement.

         "Floor Plan Borrower" means any Wholly-Owned Subsidiary of the Company (excluding any entity engaged in Truck Operations) that is an Auto Dealer party to this Agreement, and has granted a first priority Lien to the Agent for the benefit of the Lenders on certain of its property that is Collateral in accordance with the Security Documents, subject only to Permitted Liens.

         "Floor Plan Borrower Dealership Account" means, with respect to a Floor Plan Borrower, the bank account of such Floor Plan Borrower into which are deposited the proceeds paid to such Floor Plan Borrower from the sale, lease or servicing of vehicles or spare parts.

         "Floor Plan Event of Default" means the occurrence of one of the events specified in Section 11.3.

         "Floor Plan Indebtedness" means all secured Indebtedness of the Company and its Subsidiaries incurred to finance Motor Vehicles.

         "Floor Plan Interest Expense" means that component of the Company's aggregate Interest Expense, determined on a consolidated basis, attributable to Floor Plan Indebtedness.

         "Floor Plan Lenders" shall mean all Lenders having a Floor Plan Loan Commitment.

         "Floor Plan Loan" has the meaning specified in Section 2.1.

         "Floor Plan Loan Commitment" means for each Floor Plan Lender, its obligation to make Floor Plan Loans to the Floor Plan Borrowers up to the amount set forth opposite such Lender's name on Schedule 1.1(b) under the caption "Floor Plan Loan Commitments" (as the same may be permanently terminated, reduced or increased from time to time pursuant to the applicable provisions of
Section 2.3(d)(ii), Section 3.4, Section 5.5, Section 5.18 or Section 11.4 and as such amount may be increased or decreased from time to time by an Assignment and Acceptance pursuant to Section 5.17 or Section 13.3(b)).

         "Floor Plan New Swing Rate" means, for a Borrowing, the rate of interest per annum equal to the LIBO Rate in effect on the third Business Day of the month in which such Borrowing is made plus 1.25%.

         "Floor Plan Note" means each of the Notes substantially in the form of
Exhibit 1.1C, duly issued by the Floor Plan Borrowers to each Lender in the aggregate principal face amount of such Lender's Floor Plan Loan Commitment.

         "Floor Plan Swing Line Commitment" means, for the Swing Line Bank, its obligation to make Swing Line Loans to the Floor Plan Borrowers in (i) any amount requested by the Company (not to exceed the Total Floor Plan Loan Commitments) to finance Motor Vehicles prior to the end of the Transition Period, and, (ii) thereafter, in an amount not to exceed $75,000,000, as determined by the Swing Line Bank in its sole discretion, provided, the Swing Line Bank, in its sole discretion, for the purpose of funding intra-month advances of Floor Plan Swing Line Loans to finance Motor Vehicles acquired pursuant to a Permitted Acquisition, may waive said $75,000,000 limit for up to thirty (30) days; provided further, the Swing Line Bank shall provide the Agent and the Floor Plan Lenders notice of any increase in the Floor Plan Swing Line Commitment under this clause (ii) immediately when made; and provided further, subject to the provisions of Article IV, the Floor Plan Swing Line Commitment shall be a part of the Floor Plan Loan Commitment rather than a separate, independent commitment.

         "Floor Plan Swing Line Loan" means a Floor Plan Loan made by the Swing Line Bank to a Floor Plan Borrower under the Floor Plan Swing Line Commitment.

         "Floor Plan Used Swing Rate" means, for a Borrowing, the rate of interest per annum equal to the LIBO Rate in effect on the third Business Day of the month in which such Borrowing is made plus 1.375%.

         "Fronting Fees" has the meaning specified in Section 6.7(b).

         "GAAP" means generally accepted accounting principles as in effect, as of the applicable date of determination thereof, from time to time as set forth in the opinions, statements and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and the Financial Accounting Standards Board applied on a consistent basis.

         "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, government.

         "Guarantee" by any Person means all obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing, or in effect guaranteeing, in any manner, directly or indirectly, any Indebtedness or other obligation of any other Person (the "Primary Obligor"):

                  (a) to purchase such Indebtedness or obligation or any property or assets constituting security therefor,

                  (b) (i) to advance or supply funds for the purchase or payment of such Indebtedness or obligation or (ii) to maintain working capital or other balance sheet condition or otherwise to maintain funds for the purchase or payment of such Indebtedness or obligation,

                  (c) to lease property under a Capital Lease or any other lease, the lessee under which is a Person other than the Company or Wholly-Owned Subsidiary or to purchase securities or other property or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of the Primary Obligor to make payment of such Indebtedness or perform such obligation, or

                  (d) otherwise to assure the owner of such Indebtedness or such obligation of the Primary Obligor against loss in respect thereof.

         "Guarantor" means the Company and all Subsidiaries of the Company, other than the Toyota/Lexus Floor Plan Borrowers, that are parties to the Guaranty Agreement.

         "Guaranty Agreement" means each Guaranty Agreement, substantially in the form of Exhibit 1.1J, executed by the Guarantors (other than the Toyota/Lexus Floor Plan Borrowers).

         "Hedging Agreement" shall mean any interest rate or currency swap, rate cap, rate floor, rate collar, forward agreement, or other exchange or rate protection agreement entered into in the ordinary course of business for risk prevention purposes and not for speculative purposes.

         "Honor Date" has the meaning specified in Section 6.3(b).

         "Indebtedness" of any Person means, without duplication:

                  (a) any obligation of such Person for borrowed money, including any obligation of such Person evidenced by bonds, debentures, notes, letter of credit reimbursement agreements or other similar debt instruments,

                  (b) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person, regardless of whether any personal liability exists in respect thereof,

                  (c) any obligation of such Person for the deferred purchase price of any property or services, regardless of whether any personal liability exists in respect thereof,

                  (d) obligations in respect of Capital Leases of such Person,

                  (e) all Guarantees by such Person, provided however, that a Guarantee will not be considered Indebtedness if the underlying obligation secured by such Guarantee would not constitute Indebtedness under this Agreement,

                  (f) any Indebtedness of another Person secured by a Lien on any asset of such first Person, whether or not such Indebtedness is assumed by such first Person,

                  (g) any Indebtedness consisting of preferred stock of a Person having a mandatory redemption prior to the Maturity Date, and

                  (h) any cash liability with respect to Hedging Agreements.

         For purposes of this definition, the term "Indebtedness" shall not include the following direct and/ or contingent obligations: (i) credit facilities providing immediate credit on deposited dealer drafts; (ii) check guarantee letters for payment of sales tax, title, license and other taxes or fees; and (iii) direct or contingent obligations for risk products associated with the Company's depository, treasury, merchant processing and other similar products and services incurred in the ordinary course of business

         "Indemnitee" has the meaning specified in Section 13.4(b).

         "Indenture" means the Indenture governing those certain $200,000,000, 8% Senior Subordinated Notes due 2014, issued by the Company, in the form as it exists on the Closing Date.

         "Insolvency Proceeding" means (a) any case, action or proceeding relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other similar arrangements in respect of its creditors generally or any substantial portion of a Person's creditors, undertaken under federal law.

         "Intercreditor Agreements" mean those certain intercreditor agreements, reasonably satisfactory to the Agent, the Floor Plan Agent and the Required Lenders, executed in connection herewith between the Agent and certain parties providing (i) Permitted New Vehicle Floor Plan Indebtedness to Silo Borrowers,

(ii) Indebtedness described in Section 10.1(p) and (iii) floor plan financing to entities engaged in Truck Operations.

         "Interest Expense" means, for any Person, determined on a consolidated basis, the sum of all interest on Indebtedness paid or payable (including the portion of rents payable under Capital Leases allocable to interest, but excluding interest allowances from Manufacturers) plus all original issue discount and other interest expense associated with Indebtedness amortized or required to be amortized in accordance with GAAP.

         "Interest Payment Date" means, (a) with respect to any Floor Plan Loan that is a Eurodollar Loan (including Floor Plan Swing Line Loans), the fifth
(5th) Business Day of each month in arrears, (b) with respect to Revolving Credit Loans that are Eurodollar Loans, the last Business Day of the Interest Period applicable to each such Loan (and in addition, in the case of any Interest Period of six months, the day that would have been the Interest Payment Date of such Interest Period if such Interest Period had been three months), (c) with respect to Revolving Credit Loans that are Alternate Base Rate Loans, on the first Business Day of each January, April, July and October of each year in arrears, commencing April 1, 2005, and (d) with respect to Revolving Credit Swing Line Loans on the date said Loan is due and payable.

         "Interest Period" means: with respect to:

                  (a) Floor Plan Loans (other than Swing Line Loans) that are Eurodollar Loans, the period commencing on the date of such Eurodollar Loan and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) of the following month; provided, that (i) if any Interest Period would end on a day that shall not be a Business Day, such Interest Period shall be extended to the next succeeding Business Day and (ii) no Interest Period shall end later than the Maturity Date; and

                  (b) Revolving Credit Loans (other than Swing Line Loans) that are Eurodollar Loans, the period commencing on the date of such Eurodollar Loan and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) of the calendar month that is one, two, three or six months thereafter, as the Company may elect; provided, that (i) if any Interest Period would end on a day that shall not be a Business Day, such Interest Period shall be extended to the next succeeding Business Day, and (ii) no Interest Period shall end later than the Maturity Date;

         "Inventory Detail Report" means a report delivered pursuant to Section 9.5(f) by the Company and the Floor Plan Borrowers (on an individual basis) which breaks out in detail the New Motor Vehicles, Rental Motor Vehicles, Used Motor Vehicles and Demonstrators held by such Floor Plan Borrower.

         "Investment" means, as to any Person, any investment so classified under GAAP.

         "Issue" means, with respect to any Letter of Credit, to issue or to extend the expiration date of, or to renew or increase the amount of, such Letter of Credit; and the terms "Issued," "Issuing" and "Issuance" have corresponding meanings.

         "Issuing Bank" means JPMorgan Chase Bank, N.A., in its capacity as issuer of one or more Letters of Credit hereunder, together with any successor letter of credit issuer and any replacement letter of credit issuer.

         "Lenders" has the meaning specified in the introduction to this Agreement, and Lender(s) shall include the Floor Plan Lenders, the Revolving Credit Loan Lenders and the Swing Line Bank unless the context otherwise requires.

         "Letter of Credit" means any letter of credit issued by the Issuing Bank pursuant to Article VI.

         "Letter of Credit Application" and "Letter of Credit Amendment Application" means an application form for Issuance of, and for amendment of, Letters of Credit in the then-standard form promulgated by the Issuing Bank.

         "Letter of Credit Commitment" means the obligation of the Issuing Bank to Issue, and the obligation of the Lenders severally to participate in, Letters of Credit from time to time Issued or outstanding under Article VI in an aggregate amount not to exceed on any date the amount of Fifteen Million and No/100 Dollars ($15,000,000.00); provided that the Letter of Credit Commitment of each Lender is a part of its Revolving Credit Loan Commitment, rather than a separate, independent commitment.

         "Letter of Credit Fees" has the meaning specified in Section 6.7(a).

         "Letter of Credit Obligations" means at any time the sum of (a) the aggregate undrawn amount of all Letters of Credit then outstanding, plus (b) the amount of all unreimbursed drawings under all Letters of Credit, including all outstanding Loans outstanding under Section 6.3(b) or (c).

         "Letter of Credit Related Documents" means the Letters of Credit, the Letter of Credit Applications, the Letter of Credit Amendment Applications and any other document relating to any Letter of Credit, including any of the Issuing Bank's standard documents for issuance of Letters of Credit.

         "Letter of Credit Termination Date" has the meaning provided in Section 6.1(a).

         "LIBO Rate" shall mean, with respect to any Eurodollar Borrowing for any Interest Period, the rate per annum determined by the Agent at approximately 11:00 a.m., London time, on the Quotation Day for such Interest Period by reference to the British Bankers' Association Interest Settlement Rates for deposits in the currency of such Borrowing (as reflected on the applicable Telerate screen page), for a period equal to such Interest Period; provided that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the "LIBO Rate" shall be the average (rounded upward, if necessary, to the next 1/100 of 1%) of the respective interest rates per annum at which deposits in the currency of such Borrowing are offered for such Interest Period to major banks in the London interbank market by JPMorgan Chase Bank, N.A. at approximately 11:00 a.m., London time, on the Quotation Day for such Interest Period.

         "Lien" means any mortgage, pledge, hypothecation, judgment lien or similar legal process, conditional sale, title retention or other security interest or any lease in the nature thereof.

         "Loan" means an Alternate Base Rate Loan, a Eurodollar Loan, a Revolving Credit Loan, a Floor Plan Loan, or a Swing Line Loan; and "Loans" means all such Loans made pursuant to this Agreement.

         "Loan Documents" means this Agreement, the Notes, the Security Documents, the Agent's Letter, the Administrative Fee Letter, the Guaranty Agreement, the Intercreditor Agreements and all other documents and instruments executed by the Borrowers or any other Person in connection with this Agreement and the Loans.

         "Manufacturer" means the manufacturer or a manufacturer appointed wholesale distributor of a Motor Vehicle.

         "Manufacturer/Dealer Statement" means a financial statement prepared by a Floor Plan Borrower for a Manufacturer and delivered to the Manufacturer on a periodic basis as required by the Manufacturer.

         "Manufacturer's Certificate" means any Manufacturer's statement of origin, certificate of origin or any other document evidencing the ownership or transfer of ownership of a New Motor Vehicle from a Manufacturer to a Borrower.

         "Margin Stock" has the meaning specified in Regulation U.

         "Material Adverse Effect" means, relative to any occurrence of whatever nature (including any determination in any litigation, arbitration or governmental investigation or proceeding), (i) a material adverse effect on the financial condition, business, operations or assets of the Company and its Subsidiaries, on a consolidated basis, (ii) a material impairment of the ability of the Company or any of its Subsidiaries to perform their Obligations under the Loan Documents or (iii) a material impairment of the validity or enforceability of the Loan Documents.

         "Maturity Date" means March 23, 2008, or the earlier termination of the Commitments under Section 5.5, Section 11.2 and Section 11.4 unless extended pursuant to Section 5.16.

         "Maximum Rate" has the meaning specified in Section 13.8.

         "Motor Vehicle" means any motorized vehicle approved for highway use by any State of the United States.

         "Net Income" means for any Person for any period for which the amount thereof is to be determined, the net income (or net losses) of such Person and its Subsidiaries on a consolidated basis as determined in accordance with GAAP after deducting, to the extent included in computing said net income and without duplication, (i) the income (or deficit) of any Person (other than a wholly-owned Subsidiary of such Person), in which such Person or any of its Subsidiaries has any ownership interest, except to the extent that any such income has been actually received by such Person or such Subsidiary in the form of cash dividends or similar cash distribution, (ii) any income (or deficit) of any other Person accrued prior to the date it becomes a Subsidiary of such Person or merges into or consolidates with such entity, (iii) the gain or loss (net of any tax effect) resulting from the sale of any capital assets, (iv) any gains or losses or other income which are non-recurring, extraordinary or attributable to discontinued operations, (v) gains or losses resulting from the write-up or write-down of any assets, and (vi) any portion of the net income of any Subsidiaries which is not available for distribution.

         "New Lender" has the meaning specified in Section 5.18(b).

         "New Lender Agreement" has the meaning specified in Section 5.18(b).

         "New Motor Vehicle" means any Motor Vehicle not previously titled and which Motor Vehicle is from the Manufacturer with which the Person owning said Motor Vehicle has an executed Dealer Franchise Agreement, excluding Demonstrators and Rental Motor Vehicles.

         "Note" and "Notes" mean each of the Revolving Credit Notes and the Floor Plan Notes.

         "Obligations" means all advances, debts, liabilities, obligations, covenants and duties, arising under any Loan Document or any Hedging Agreement owing by any Borrower or any Subsidiary of any Borrower to any Lender, the Agent, the Floor Plan Agent, the Swing Line Bank or the Issuing Bank, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising.

         "OECD" means the Organization for Economic Cooperation and Development.

         "Other Activities" has the meaning specified in Section 12.3.

         "Other Financings" has the meaning specified in Section 12.3.

         "Other Taxes" has the meaning specified in Section 5.14(b).

         "Out of Balance" means that (i) with respect to a Motor Vehicle, the outstanding balance of the Floor Plan Loan pursuant to which such Motor Vehicle was purchased exceeds the Floor Plan Advance Limit for the category of such Motor Vehicle (ii) with respect to Used Motor Vehicles, Rental Motor Vehicles and Demonstrators, the aggregate amount of the Floor Plan Loans outstanding with respect to such Motor Vehicles exceeds the aggregate Floor Plan Advance Limit applicable to such Motor Vehicles or (iii) with respect to a Floor Plan Loan, the outstanding balance thereof has not been paid in accordance with Section 2.5.

         "Overage Amount" has the meaning specified in Section 2.3(d)(ii)(4).

         "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

         "Permitted Acquisition" has the meaning specific in Section 9.16.

         "Permitted Liens" means those Liens described in Section 10.2.

         "Permitted New Vehicle Floor Plan Indebtedness" has the meaning specified in Section 10.1(o).

         "Permitted Real Estate Debt" means Indebtedness of a Borrower (i) secured solely by real estate owned by such Borrower, the amount of which does not exceed eighty-five percent (85%) of the value of the real estate securing such Indebtedness (determined on a per loan basis), as evidenced by an appraisal of the real estate ordered in connection with obtaining such Indebtedness, and
(ii) for which no Person other than the obligor of such Indebtedness or the Company has any liability with respect to such Indebtedness.

         "Person" means any natural person, corporation, trust, business trust, association, company, limited liability company, joint venture, partnership or Governmental Authority.

         "Plan" means a "pension plan," as such term is defined in Section 3(2)(A) of ERISA, established or maintained by the Company or any of its Subsidiaries or any ERISA Affiliate or as to which the Company or any of its Subsidiaries or any ERISA Affiliate contributes or is a member or otherwise may have any liability.

         "Platform Account" means a bank account described on Schedule 1.1(c) hereto (as such may be supplemented or changed from time to time), which bank account is held in the name of a Platform Subsidiary and into which bank account the cash from the Floor Plan Borrower Dealership Accounts is swept on a regular basis in accordance with the Company's cash management system.

         "Platform Subsidiary" means a Subsidiary of the Company listed on
Schedule 1.1(e) that owns one or more other Subsidiaries that are Auto Dealers.

         "Prime Rate" has the meaning specified in the definition of the term "Alternate Base Rate."

         "Pro Forma EBITDA" means, for any Person, for any period of determination, EBITDA of such Person for the immediately preceding four fiscal quarters plus (or minus), without duplication, the EBITDA for such four quarter period of any Person acquired during such period as if such acquisition had occurred on the first day of such four quarter period, provided, if a calculation of Pro Forma EBITDA results in an increase in the Company's Consolidated EBITDA by 10% or more from the most recent date of determination, no such increase above 10% shall be considered a part of any computation hereunder unless the applicable calculations of Pro Forma EBITDA are based on:
(i) audited financial statements from independent auditors satisfactory to the Agent, with said calculations being supported by such audited statements and
(ii) such other information as the Agent may reasonably request to assist in the determination of such calculation.

         "Pro Forma Floor Plan Interest Expense" means, for any Person, as of any period of determination, Floor Plan Interest Expense of such Person for the immediately preceding four fiscal quarters plus (or minus), without duplication, the Floor Plan Interest Expense for such period of any Person acquired during such period, as if acquired on the first day of such period.

         "Pro Rata Share of Floor Plan Loan Commitments" means, at any time, with respect to any Floor Plan Lender, the percentage corresponding to a fraction, the numerator of which shall be the amount of the Floor Plan Loan Commitment of such Lender and the denominator of which shall be the aggregate amount of the Floor Plan Loan Commitments of all Lenders.

         "Pro Rata Share of Revolving Credit Loan Commitments" means, at any time, with respect to any Revolving Credit Loan Lender, the percentage corresponding to a fraction, the numerator of which shall be the amount of the

Revolving Credit Loan Commitment of such Lender and the denominator of which shall be the aggregate amount of the Revolving Credit Loan Commitments of all Lenders.

         "Pro Rata Share of Total Commitments" means, at any time, with respect to any Lender, the percentage corresponding to a fraction, the numerator of which is such Lender's Commitment and the denominator of which shall be the aggregate amount of the Commitments of all Lenders.

         "Qualified Sale/Leaseback Transaction" means a sale by any of the Borrowers of personal property or real property and related fixtures and accessories used in the ordinary course of business, which property does not include any Collateral and which property is, in a concurrent transaction, leased by such Borrower from the purchaser thereof under a lease agreement, the terms of which, as of the date of such transaction, based upon the immediately preceding four fiscal quarters of the Company, would not cause the Company to be in Default under any of the provisions of this Agreement.

         "Quotation Day" shall mean, with respect to any Eurodollar Borrowing and any Interest Period, the day on which it is market practice in the relevant interbank market for prime banks to give quotations for deposits in the currency of such Borrowing for delivery on the first day of such Interest Period. If such quotations would normally be given by prime banks on more than one day, the Quotation Day will be the last of such days.


          "Re-Allocation Date" has the meaning specified in Section 5.18(e).

         "Register" has the meaning specified in Section 13.3(d).

         "Regulation D" means Regulation D of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

         "Regulation T" means Regulation T of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

         "Regulation U" means Regulation U of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

         "Regulation X" means Regulation X of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

         "Rental Motor Vehicle" means a Motor Vehicle less than two years old owned by a Floor Plan Borrower and purchased directly from a Manufacturer as a New Motor Vehicle and used as a service loaner vehicle or is periodically subject to a rental contract with customers of the Floor Plan Borrower for loaner or rental periods of up to thirty (30) consecutive days or is used by dealership personnel in connection with parts and service operations.

         "Reportable Event" means a Reportable Event as referenced in Section 4043(b)(3) of ERISA.

         "Request for Borrowing" means, in connection with a Floor Plan Loan or a Swing Line Loan, under the Floor Plan Commitment, a Request for Borrowing substantially in the form attached hereto as Exhibit 1.1D, and in the case of a

Revolving Credit Loan or a Swing Line Loan under the Revolving Credit Commitment, a Request for Borrowing substantially in the form attached hereto as
Exhibit 1.1E.

         "Required Lenders" means, at any time, Lenders holding 50.1% of the Total Commitments or, after all of the Commitments have terminated, 50.1% of the Indebtedness outstanding under the Loan Documents, provided that any Swing Line Loans shall be allocated among the Lenders pro rata.

         "Requirement of Law" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of any arbitrator or of a Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

         "Reserve Commitment" has the meaning specified in Section 3.4.

         "Restricted Payment" means, as to any Person, any dividend or other distribution of assets, properties, cash, rights, obligations or securities made by such Person or any Subsidiary of such Person on account of shares of such Person's capital stock, or any partnership interest or similar ownership interest in such Person, or any purchase, retirement, redemption or other acquisition made by such Person or any Subsidiary of such Person of any of such Person's capital stock, partnership interest or similar ownership interest or warrants, rights or options evidencing a right to acquire such shares or interests.

         "Revolver Swing Line Commitment" means, for the Swing Line Bank, its obligation to make Swing Line Loans to the Company up to an amount equal to Five Million and No/100 Dollars ($5,000,000.00), which commitment is a part of the Revolving Credit Loan Commitment rather than a separate, independent commitment.

         "Revolving Credit Borrowing Base" means for the Company and its Subsidiaries, excluding Toyota/Lexus Floor Plan Borrowers, on a consolidated basis the positive difference between:

                  (i) the sum of the following items, without duplication, on which the Administrative Agent holds a valid and perfected first priority Lien:

                           (a) 100% of the wholesale purchase price of New Motor Vehicles and Demonstrators that are part of the Collateral;

                           (b) 75% of the Book Value of Used Motor Vehicles and Rental Motor Vehicles that are part of the Collateral;

                           (c) 100% of the amount of contracts in transit, including, without limitation, all accounts, chattel paper and agreements of third parties to pay the purchase price of vehicles sold to customers, which agreements are not yet funded;

                           (d) 80% of Eligible Accounts, excluding those described in (c) above;

                           (e) 60% of the Book Value of parts inventory;

                           (f) 50% of the cash deposits in the Concentration Accounts, Platform Accounts and Floor Plan Borrower Dealership Accounts and all other deposit accounts in which the Lenders have a perfected security interest evidenced by a control agreement with the depository bank for each such account; and

                           (g) 50% of the market value of the securities held in securities accounts in which the Lenders have a perfected security interest evidenced by a control agreement with the securities intermediary for each such account.

                  and

                  (ii) 100% of all Floor Plan Loans and Floor Plan Swing Line
                       Loans.

         "Revolving Credit Event of Default" has the meaning specified in
Section 11.1.

         "Revolving Credit Loan" has the meaning specified in Section 3.1.

         "Revolving Credit Loan Advance Limit" means, as of any Borrowing Date of a Revolving Credit Loan, for the Company and its Subsidiaries on a consolidated basis, calculated as of the last day of the most recently ended month for which an Availability Analysis has been delivered under Section 9.5(g), an amount equal to the lesser of (i) the Revolving Credit Loan Commitment and (ii) the Revolving Credit Borrowing Base minus, in each case, the amount of the Reserve Commitment, if any, in existence at the time of determination.

         "Revolving Credit Loan Commitment" means for each Revolving Credit Loan Lender, its obligation to make Revolving Credit Loans to the Company up to the amount set forth opposite such Lender's name on Schedule 1.1(b) under the caption "Revolving Credit Loan Commitments" (as the same may be permanently terminated or reduced or increased from time to time pursuant to the applicable provisions in Section 2.3(d)(ii), Section 3.4, Section 5.5, Section 5.18 or
Section 11.2 or as such amount may be increased or decreased from time to time by an Assignment and Acceptance pursuant to Section 5.17 or Section 13.3(b)).

         "Revolving Credit Loan Lender" shall mean any Lender specified in
Schedule 1.1(b) as having an Revolving Credit Loan Commitment.

         "Revolving Credit Notes" means each of the Notes substantially in the form of Exhibit 1.1F, duly issued by the Company to each Lender in the aggregate principal face amount of such Lender's Revolving Credit Loan Commitment.

         "Revolving Credit Swing Line Loan" means a Swing Line Loan made by the Swing Line Bank under the Revolver Swing Line Commitment.

         "Sale Dated" means, in connection with the sale of a Motor Vehicle, that closing of the sale of such Motor Vehicle is pending financing or other contingencies.

         "Security Agreement" means the Security and Pledge Agreement substantially in the form of Exhibit 1.1G hereto, executed by each of the Borrowers (other than the Toyota/Lexus Floor Plan Borrowers), the Platform Subsidiaries and all other Subsidiaries of the Company in favor of the Agent for the benefit of the Lenders covering the Collateral described therein, as amended, restated or otherwise modified from time to time.

         "Security Agreement (Toyota/Lexus Inventory)" means the Security and Pledge Agreement substantially in the form of Exhibit 1.1H hereto, executed by each of the Toyota/Lexus Floor Plan Borrowers in favor of the Agent for the benefit of the Lenders covering the Collateral of the Toyota/Lexus Floor Plan Borrowers described therein.

         "Security Agreement (Toyota/Lexus Non-Inventory)" means the Security and Pledge Agreement substantially in the form of Exhibit 1.1F, executed by each of the Toyota/Lexus Floor Plan Borrowers in favor of the Agent for the benefit of the Lenders covering the Collateral of the Toyota/Lexus Floor Plan Borrowers described therein.

         "Security Documents" means the Security Agreement, the Security Agreement (Toyota/Lexus Inventory), the Security Agreement (Toyota/Lexus Non-Inventory) any deposit account control agreements and securities account control agreements that are required by the Security Agreement or the Security Agreement (Toyota/Lexus Non-Inventory), the Intercreditor Agreements, and any and all other agreements or instruments now or hereafter executed and delivered by any Borrower or any other Person in connection with, or as security for, the payments or performance of any of the Obligations.

         "Silo Borrowers" means those Subsidiaries engaged in the sale of New Motor Vehicles manufactured by Ford Motor Company (including Mazda) or General Motors Corporation or any of their subsidiaries, pursuant to a Dealer Franchise Agreement with such Manufacturers.

         "Stockholders' Equity" means, as of any date of determination, the consolidated stockholders' equity of the Company and its Subsidiaries determined in accordance with GAAP, after eliminating all intercompany items and after deducting from stockholders' equity such portion thereof as is properly attributable to minority interests in Subsidiaries as reflected in the financial statements most recently delivered.

         "Subordinated Indebtedness" means unsecured subordinated Indebtedness of the Company (which may be guaranteed by the Subsidiaries of the Company on an unsecured basis) provided, such Indebtedness (a) is subordinated to payment of the Obligations on terms that are, in the aggregate, no less favorable to the holders of the senior indebtedness in any material respect than the subordination provisions contained in the Indenture, (b) does not have a maturity earlier than the Maturity Date, and (c) has terms that are no more restrictive than the terms of the Loan Documents, and further provided, after giving effect to the issuance of such Indebtedness, no Event of Default shall have occurred and be continuing or would occur as a result thereof.

         "Subsidiary" means any Person of which or in which any other Person (the "Parent") or any other Subsidiary of the Parent owns directly or indirectly fifty percent (50%) or more of:

                  (a) the combined voting power of all classes of stock having general voting power under ordinary circumstances to elect a majority of the board of directors of such Person, if it is a corporation;

                  (b) the capital interest or profits interest of such Person, if it is a partnership, joint venture or similar entity; or

                  (c) the beneficial interest of such Person, if it is a trust, association or other unincorporated organization.

         "Swing Line Bank" means JPMorgan Chase Bank, N.A. and its successors and assignees as provided in this Agreement.

         "Swing Line Loan" has the meaning specified in Section 4.1(a).

         "Swing Line Minimum Amount" means Ten Million and No/100 Dollars ($10,000,000), which shall be the minimum amount remaining outstanding as of each Floor Plan Adjustment Date, and which amount may change from time to time as the Company and the Floor Plan Agent shall mutually agree.

         "Syndication Agent" has the meaning specified in the introduction to this Agreement.

         "Taxes" has the meaning specified in Section 5.14(a).

         "Total Commitment" means, at any time, the aggregate amount of the Commitments of all Lenders, as in effect at such time in accordance with this Agreement, which Commitments, as of the Closing Date, shall equal $800,000,000.

         "Total Floor Plan Loan Commitments" means at any time, the aggregate amount of the Floor Plan Loan Commitments of all Lenders, as in effect at such time in accordance with this Agreement, which Commitments, as of the Closing Date, shall equal $650,000,000.

         "Total Leverage Ratio" means, as of any date of determination, for the Company, the ratio on such date of (a) Adjusted Total Indebtedness to (b) Consolidated Pro Forma EBITDA.

         "Total Revolving Credit Commitment" means at any time, the aggregate amount of the Revolving Credit Loan Commitments of all Lenders, as in effect at such time in accordance with this Agreement, which, as of the Closing Date, equals $150,000,000.

         "Toyota/Lexus Floor Plan Borrowers" means Floor Plan Borrowers engaged in the sale of New Motor Vehicles manufactured by Toyota or Lexus pursuant to a Dealer Franchise Agreement or licensing agreement with such Manufacturers.

         "Transferee" has the meaning specified in Section 5.14(a).

         "Transition Period" has the meaning specified in Section 8.1.

         "Truck Financing" means the Indebtedness of any entity engaged in Truck Operations to finance the acquisition or purchase of heavy trucks.

         "Truck Operations" means operations of the entities listed on Schedule 1.1(d), which are engaged primarily in the sale or service of Motor Vehicles with a gross vehicle weight of 16,000 pounds or more.

         "Type" means any type of Loan determined with respect to the interest option applicable thereto, i.e., a Eurodollar Loan or an Alternate Base Rate Loan.

         "UCC" means the Uniform Commercial Code as adopted and in effect in the State of New York from time to time.

         "Used Motor Vehicle" means a Motor Vehicle that is in the current or preceding three (3) model years and that is not a New Motor Vehicle, a Demonstrator or a Rental Motor Vehicle and either (i) has been previously titled or (ii) was previously a Demonstrator and now has an odometer reading of more than 7,500 miles.

         "Wholly-Owned Subsidiary" means any Person of which the Company or its other Wholly-Owned Subsidiaries own directly or indirectly one hundred percent (100%) of:

                  (a) the issued and outstanding shares of stock (except shares required as directors' qualifying shares and shares constituting less than two percent (2%) of the issued and outstanding shares);

                  (b) the capital interest or profits interest of such Person, if it is a partnership, joint venture or similar entity; or

                  (c) the beneficial interest of such Person, if it is a trust, association or other unincorporated organization.

     Section 1.2 Accounting Terms. Except as otherwise herein specifically provided, each accounting term used herein and calculations required hereunder shall have the meaning given it under GAAP.

     Section 1.3    Interpretation.

                    (a) In this Agreement, unless a clear contrary intention appears:

                    (i) the singular number includes the plural number and vice versa;

                    (ii) reference to any gender includes the other gender;

                    (iii) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision;

                    (iv) reference to any Person includes such Person's
                         successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually, provided that nothing in this clause (iv) is intended to authorize any assignment not otherwise permitted by this Agreement;

                    (v) reference to any agreement (including this Agreement), document or instrument means such agreement, document or instrument as amended, supplemented or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof, and reference to any Note includes any note issued pursuant hereto in extension or renewal thereof and in substitution or replacement therefor;

                    (vi) unless the context indicates otherwise, reference to
                         any Article, Section, Schedule or Exhibit means such Article or Section hereof or such Schedule or Exhibit hereto;

                    (vii) the word "including" (and with correlative meaning
                         "include") means including, without limiting the generality of any description preceding such term;

                    (viii) with respect to the determination of any period of
                         time, the word "from" means "from and including" and the word "to" means "to but excluding"; and

                    (ix) reference to any law means such law as amended,
                         modified, codified or reenacted, in whole or in part, and in effect from time to time.

                    (b) The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

                    (c) No provision of this Agreement shall be interpreted or construed against any Person solely because that Person or its legal representative drafted such provision.

                                  ARTICLE II.
                              THE FLOOR PLAN LOANS

     Section 2.1 Floor Plan Loan Commitments. Subject to the terms and conditions and relying upon the representations and warranties of the Borrowers herein set forth, each Floor Plan Lender severally and not jointly agrees to make revolving credit loans (each such loan, a "Floor Plan Loan") to any Floor Plan Borrower from time to time during the period from the Closing Date to the Maturity Date in an aggregate amount not to exceed at any time such Lender's Pro Rata Share of Floor Plan Loan Commitments; provided that, subject to Section 2.3(d)(ii), after giving effect to all Floor Plan Loans, including all Floor Plan Swing Line Loans requested on any date, the aggregate principal amount of all outstanding Floor Plan Loans and Floor Plan Swing Line Loans shall not at any time exceed the Floor Plan Loan Commitments and, further that the aggregate principal amount of all outstanding Floor Plan Loans, Swing Line Loans, Revolving Credit Loans and Letter of Credit Obligations shall not at any time exceed the Total Commitment. Subject to the terms and conditions hereof, any Floor Plan Borrower may borrow, prepay and reborrow Floor Plan Loans under this
Section 2.1.

     Section 2.2  Floor Plan Loans Generally.

          (a) Each Floor Plan Loan Borrowing shall be in the minimum aggregate principal amount of Five Million and No/100 Dollars ($5,000,000.00) and in integral multiples of One Million and No/100 Dollars ($1,000,000.00); provided, a Swing Line Loan under the Floor Plan Loan Commitment may be in any amount, and provided, further, that the failure of any Floor Plan Lender to make any Floor Plan Loan shall not relieve any other Floor Plan Lender of its obligations hereunder.

          (b) Each Floor Plan Loan Borrowing shall be a Eurodollar Borrowing. Subject to Section 5.14(h), each Floor Plan Lender may fulfill its obligation to make Floor Plan Loans by causing, at its option, any domestic or foreign branch or Affiliate of such Floor Plan Lender to make such Loan, provided, the exercise of such option shall not affect the obligation of the applicable Floor Plan Borrower to repay such Loan in accordance with the terms of the applicable Note.

     Section 2.3       Floor Plan Borrowing Procedure.

                    (a) All Borrowings under the Floor Plan Commitment (including Floor Plan Swing Line Loans) may be requested by:

                    (i) a Floor Plan Borrower by means of the Floor Plan Agent's Dealer Access System, or

                    (ii) a Manufacturer or other seller of a Motor Vehicle by
                         means of a Draft, whether pursuant to a Drafting Agreement or otherwise.

                    (iii) a Floor Plan Borrower by means of a Request for
                         Borrowing substantially in the form of Exhibit 1.1D, containing the information shown thereon;

                    (b) (i) Drafts, if presented prior to 2:30 P.M., New York time, will be paid by the end of the next Business Day,

                    (ii) requests for Floor Plan Borrowings, either in writing or by means of the Dealer Access System, if presented prior to 2:30 P.M., New York time, will be funded by the end of the next Business Day.

                    (c) The aggregate principal amount of each such Borrowing including Floor Plan Swing Line Loans shall not exceed the Floor Plan Advance Limit for the Motor Vehicles described in any request for Borrowing under Section 2.3(a).

                    (d) Notwithstanding the foregoing,

                    (i) if the Floor Plan Agent has, at the request of the Required Lenders or acting in its discretion according to the terms hereof, taken action to suspend or terminate Drafts pursuant to one or more Drafting Agreements and such Drafting Agreements have in fact been suspended or terminated in accordance with their respective terms, then the Floor Plan Agent shall not fund the amount of such Draft; and

                    (ii) if on any day the conditions precedent set forth in
                         Section 8.3 have been satisfied and a Draft is presented for payment, the payment of which would cause
                         (A) the aggregate principal amount of all Floor Plan Loans then outstanding, plus (B) the aggregate principal amount of all Floor Plan Swing Line Loans then outstanding, plus (C) the aggregate principal amount of all requests for Borrowings of Floor Plan Loans outstanding as of such day to exceed the Total Floor Plan Loan Commitments as of such day, then, in such event:

                         (1) the Company may either immediately reduce any
                    pending request for Borrowing (if any) of a Floor Plan Loan which does not consist of a Draft or make a payment of principal on Floor Plan Loans and/or Swing Line Loans in an amount which would prevent the aggregate amounts described in (A), (B) and (C) above from exceeding the Total Floor Plan Loan Commitments; or

                         (2) the Company may request an increase in the
                    aggregate Floor Plan Loan Commitments pursuant to Section 5.18, and such Draft shall be funded to the extent of such increase in accordance with said Section; or

                         (3) if the Company does not elect to act under clause
                    (1) or (2) above and if there is a Reserve Commitment available under Section 3.4, then the Total Floor Plan Loan Commitments shall be increased by the amount of such Reserve Commitment, and such Draft shall be funded to the extent of such increase; or

                         (4) if there is no Reserve Commitment available, the
                    Floor Plan Agent may, but shall not be obligated to, fund the payment of such Draft in whole or in part (the amount of any such funding made by the Floor Plan Agent, the "Overage Amount"). Nothing in this Agreement shall be construed as a commitment by or as requiring the Floor Plan Agent to fund any such Overage Amount. The Floor Plan Agent will notify the Agent upon the funding of any Overage Amount that is advanced, and the Agent will then notify the Lenders of any such Overage Amount.

                    (e) Each request for Borrowing for a Floor Plan Loan, once given, shall be irrevocable. Each of the Floor Plan Borrowers hereby authorizes the Floor Plan Agent or the Swing Line Bank as applicable, to disburse Floor Plan Loans under this Section 2.3 pursuant to the instructions of any Person purporting to be a Person identified by name on a written list of Persons authorized by each such Floor Plan Borrower to make a request for Borrowing for Floor Plan Loans on behalf of such Borrower(s). Notwithstanding the foregoing, each of the Floor Plan Borrowers acknowledges and agrees that the applicable Floor Plan Borrower shall bear all risk of loss resulting from disbursements made upon any request.

                    (f) If at any time between Floor Plan Adjustment Dates, the repayment of all of a Swing Line Loan would cause the outstanding balance of all Swing Line Loans outstanding under the Floor Plan Loan Commitments to be paid in full, then such payment shall be applied to outstanding Floor Plan Loans and shall be subject to Section 5.10.

     Section 2.4  Floor Plan Adjustment Date Mechanics.

          (a) At or before 11:00 a.m. New York, New York time on each Floor Plan Adjustment Date, the Floor Plan Agent shall provide written (including via facsimile) notice to the Company of the amount, as of the last day of the immediately preceding period since the last Floor Plan Adjustment Date, of (i) Floor Plan Loans outstanding, (ii) Swing Line Loans outstanding under the Floor Plan Loan Commitments in excess of the Swing Line Minimum Amount, (iii) all interest that has accrued on the Floor Plan Loans and Swing Line Loans under the Floor Plan Swing Line Commitment during such period and (iv) the principal amounts due pursuant to Section 2.5(a) in respect of Motor Vehicles for which Curtailment Dates have occurred since the last Floor Plan Adjustment Date.

          (b) At or before 3:00 p.m., New York, New York time, on each Floor Plan Adjustment Date, the Company may provide a written (including via facsimile) Request for Borrowing to the Floor Plan Agent designating the amount of Swing Line Loans under the Floor Plan Swing Line Commitment in excess of the Swing Line Minimum Amount, if any, it wishes to remain outstanding as Swing Line Loans, how much thereof will bear interest at the Floor Plan New Swing Rate and how much thereof will bear interest at the Floor Plan Used Swing Rate. If, for any reason, the Company does not deliver the Request for Borrowing; the Company shall be deemed to have requested that on such Floor Plan Adjustment Date, all Swing Line Loans outstanding under the Floor Plan Commitment in excess of the Swing Line Minimum Amount be converted to Floor Plan Loans and that a portion of remaining Floor Plan Swing Line Loans shall bear interest at the Floor Plan New Swing Rate and the remainder of the Floor Plan Swing Line Loans shall bear interest at the Floor Plan Used Swing Rate; the amounts of the Floor Plan Swing Line Loans bearing interest at each rate shall be in the same relative proportion that existed during the immediately preceding month.

          (c) At or before 12:00 p.m. New York, New York time on the second Business Day following each Floor Plan Adjustment Date, the Floor Plan Agent shall provide prompt written (including facsimile) notice to the Administrative Agent who shall provide prompt written (including facsimile) notice to the Floor Plan Lenders advising them of the LIBO Rate that will be in effect for the Floor Plan Loans for the following period and (A) that the amount of Floor Plan Loans required pursuant to Section 2.4(a) and Section 2.4(b) above is greater than the amount required as of the immediately preceding Floor Plan Adjustment Date and, with respect to each Floor Plan Lender, the amount of additional Floor Plan Loans to be advanced by such Floor Plan Lender, or (B) that the amount of Floor Plan Loans required pursuant to Section 2.4(a) and Section 2.4(b) above, has decreased since the immediately preceding Floor Plan Adjustment Date and, with respect to each Floor Plan Lender, the amount of repayment to be made to such Floor Plan Lender, or (C) that there is no change in the amount of Floor Plan Loans required pursuant to Section 2.4(a) and Section 2.4(b) above since the immediately preceding Floor Plan Adjustment Date. If no Request for Borrowing has been received, then the Notice shall advise the Lenders of the amounts and terms deemed requested pursuant to Section 2.4(b).

          (d) At or before 12:00 p.m., New York, New York time, on the fourth Business Day of each month, the Floor Plan Agent shall initiate automatic debits by ACH transfer from the accounts of the Floor Plan Borrowers in the amount of the interest owed by such Floor Plan Borrower described in Section 2.4(a)(iii) above and the amount of principal to be paid pursuant to Section 2.5(a)(iv) below.

          (e) On the fifth Business Day of each month, in accordance with the Floor Plan Agent's notice under Section 2.4(c), each Floor Plan Lender shall, advance any amounts required in connection with each such Floor Plan Loan Borrowing by paying to the Agent in U.S. Dollars and in immediately available funds on such day not later than 1:00 p.m., New York, New York time. Subject to satisfaction of the conditions set forth in Article VIII, insofar as it applies to Floor Plan Loans, and the terms, provisions and conditions set forth in
Section 2.3 and Section 4.3, the Agent shall promptly and in any event on the same day, credit the amounts so received to the account of the Floor Plan Agent, or, if a Floor Plan Loan Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Floor Plan Lenders. Upon receipt of such funds the Floor Plan Agent shall promptly and in any event on the same day, credit the amount so received to the account of the applicable Floor Plan Borrower. On the same day, the Floor Plan Agent shall credit all amounts received pursuant to
Section 2.4(d) to the Agent, and the Agent shall pay to the Lenders their respective pro rata portion of such amounts.

     Section 2.5  Payments; Application of Payments.

          (a) Each Floor Plan Borrower shall pay in full an amount equal to the Floor Plan Advance Limit with respect to any Motor Vehicle that has been sold immediately upon the earliest to occur of: (i) with respect to Motor Vehicles other than those described in (ii) and (iii) below, five (5) Business Days after the sale thereof, (ii) with respect to Sale Dated Motor Vehicles or Motor Vehicles financed by a retail installment contract, consumer lease agreement or loan arranged by the Floor Plan Borrower, within ten (10) days of the date of such Motor Vehicle was sold (or possession of the Motor Vehicle transferred to the buyer, if earlier), (iii) with respect to Fleet Motor Vehicles, within thirty (30) days of the date of sale and, (iv) in all cases, one (1) Business Day following receipt of payment in full from the sale thereof. With respect to Motor Vehicles that are not sold, each Floor Plan Borrower shall pay in full an amount equal to the Floor Plan Loan with respect to any Motor Vehicle on the fifth Business Day of the month following the Curtailment Date of such Motor Vehicle, to the extent payment has not earlier been made. Upon the funding thereof, any Overage Amount shall be due and payable by the Floor Plan Borrower or Borrowers on whose account or accounts such Overage Amount was funded in connection with a Draft under Section 2.3(d)(ii)(4) by the next Business Day.

          (b) Subject to the provisions of Section 2.3(f), payments required to be made by any Floor Plan Borrower as set forth in Section 2.5(a) shall be applied in the following order: (i) first, to the outstanding principal balance and then to accrued interest on any Overage Amount, (ii) second, to the outstanding principal balance of Floor Plan Swing Line Loans, (iii) third, to the outstanding principal balance of Floor Plan Loans funded from the Reserve Commitment, and (iv) finally, to the remaining outstanding principal balance of the Floor Plan Loans.

          (c) Each Floor Plan Borrower shall cause all proceeds from the sale of Motor Vehicles financed hereunder to be deposited directly into the applicable Floor Plan Borrower Dealership Account.

     Section 2.6 Issuance of Drafting Agreements. Subject to the terms and conditions of this Agreement, the Floor Plan Agent shall, at any time and from time to time from and after the Closing Date until thirty (30) Business Days prior to the Maturity Date, upon the written request of the Company or the applicable Floor Plan Borrower, which may be countersigned by the Company, accompanied by such other customary documentation related thereto as the Floor Plan Agent may reasonably require, issue Drafting Agreements for the account of the applicable Floor Plan Borrower.

     Section 2.7 Conditions to Execution of Drafting Agreements. (a) The Floor Plan Agent shall enter into Drafting Agreements upon request, if the following conditions are satisfied, as of the date of issuance of such Drafting Agreement:

          (i) the Company or the applicable Floor Plan Borrower requesting the Drafting Agreement shall have delivered to the Floor Plan Agent not less than ten (10) Business Days prior to the requested date for acceptance of Drafts (or such shorter time as the Floor Plan Agent in its sole discretion may permit), a written application and such other documentation (including without limitation a letter of credit agreement if the Drafting Agreement is to be issued in the form of a letter of credit) and the terms of such documents and of the proposed Drafting Agreement shall satisfy the terms hereof;

          (ii) the satisfaction of the conditions precedent set forth in Section 8.3;

          (iii) no order, judgment or decree of any Governmental Authority shall by its terms purport to enjoin or restrain the Floor Plan Agent or any other Person that is a party thereto from entering into or issuing such Drafting Agreement; no Requirement of Law applicable to the Floor Plan Agent or any other Person that is a party thereto and no request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Floor Plan Agent or any other Person that is a party thereto shall prohibit the Floor Plan Agent, or request that the Floor Plan Agent refrain, from issuing or entering into drafting agreements generally or such Drafting Agreement in particular or shall impose upon the Floor Plan Agent any additional restriction, reserve or capital requirement not in effect on the Closing Date, or shall impose upon the Floor Plan Agent any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the Floor Plan Agent in good faith deems material to it; and

          (iv) the Floor Plan Agent does not receive written notice from any Lender, the Agent or any Borrower, on or prior to the Business Day immediately preceding the requested date of entry into such Drafting Agreement that one or more of the applicable conditions contained in Article VIII insofar as it applies to Floor Plan Loans (or in this Section 2.7) has not been satisfied or that an Event of Default has occurred and is continuing.

          (b) Each application for a Drafting Agreement made by a Floor Plan Borrower hereunder shall constitute certification by each of the Company and such Floor Plan Borrower of the matters set forth in Section 2.7(a)(i) and
Section 2.7(a)(ii), and the Floor Plan Agent shall be entitled to rely on such certification without any duty of inquiry. Immediately upon the issuance or entering into by the Floor Plan Agent of each Drafting Agreement, each Floor Plan Lender hereby irrevocably and unconditionally agrees to, and does hereby, purchase from the Floor Plan Agent a participation in such Drafting Agreement in an amount equal to the product of (i) the Pro Rata Share of Floor Plan Loan Commitments of such Floor Plan Lender and (ii) the amount of the Draft presented by a Manufacturer under the Drafting Agreement.

          (c) The Floor Plan Agent shall take such action as necessary to terminate and suspend all Drafting Agreements effective twelve (12) days prior to the Maturity Date, and none of the Borrowers shall be entitled to borrow under any Drafting Agreement after the date that is ten (10) days prior to the Maturity Date, provided, the immediately foregoing is intended only as a limitation to the Borrowers' ability to borrow under Drafting Agreements and not as an enlargement of the Floor Plan Agent's obligations hereunder.

     Section 2.8 Notice of Issuance of or Entering into Manufacturers Drafting Letters. The Floor Plan Agent shall give notice, substantially in the form of
Exhibit 2.8, to each Floor Plan Lender of the issuance of or entering into each Drafting Agreement not later than five (5) Business Days after issuance of or entering into such Drafting Agreement, attaching a copy of such Drafting Agreement.

     Section 2.9  Drafts Under Manufacturer's Drafting Letters.

          (a) The applicable Floor Plan Borrower shall be liable for the repayment of each Draft submitted by a Manufacturer pursuant to a Drafting Agreement. Upon its submission to the Floor Plan Agent, the Floor Plan Agent shall request that the Swing Line Bank pay such Draft, unless such payment would cause all Floor Plan Loans plus Floor Plan Swing Line Loans to exceed the Total Floor Plan Loan Commitments (in which case the provisions of Section 2.3(d)(ii)(4) shall apply), unless the Drafting Agreement pursuant to which such Draft was presented has been terminated or suspended. Such funding shall constitute a Floor Plan Swing Line Loan. Notwithstanding the foregoing, subject to the terms and conditions of Article XII hereof, the Floor Plan Agent may take all actions reasonably necessary to suspend and/or terminate Drafts in accordance with Section 11.4 following the occurrence of any Floor Plan Event of Default allowing the exercise of remedies under Section 11.4(c).

          (b) Notwithstanding the obligation of the Floor Plan Agent or the Swing Line Bank to fund a Draft, (i) if at any time any Floor Plan Borrower has failed to satisfy the conditions precedent for the Floor Plan Agent to make a Floor Plan Loan or for the Swing Line Bank to make a Swing Line Loan, (ii) subject to Section 2.3(d)(ii), if at any time the amount of such Draft would cause the aggregate amount of Floor Plan Loans plus Floor Plan Swing Line Loans to exceed the Total Floor Plan Loan Commitments, or (iii) if a Default or an Event of Default has occurred and is continuing, then in any such event, the funding of such Draft shall not constitute a waiver of any such condition, Default or Event of Default or otherwise in any manner whatsoever affect the rights, and remedies available to the Floor Plan Agent, the Agent, the Swing Line Bank or any of the Lenders hereunder. In any such event, the Floor Plan Borrowers shall remain obligated to pay the amount of any Draft as set forth herein and shall have all other duties and obligations applicable to the Floor Plan Borrowers under this Agreement. Notwithstanding anything to the contrary contained herein, each of the Floor Plan Borrowers shall bear all risk of loss resulting from the payment of any Draft, or any resulting disbursements of the Floor Plan Loans or Swing Line Loans, as the case may be, whether or not due to the gross negligence, willful misconduct or fraud of any Manufacturer.

          (c) Subject to Section 11.5 hereof, each Floor Plan Lender shall be obligated to fund Floor Plan Loans to reimburse the Swing Line Bank for Floor Plan Swing Line Loans by making available their respective Pro Rata Share of Floor Plan Loan Commitments of the amounts so advanced, all in accordance with
Section 2.2 hereof; furthermore, any right of the Floor Plan Agent, acting in its discretion and not at the direction or with the concurrence of the Required Lenders, to terminate or suspend drafting privileges of any Manufacturer or otherwise exercise any right or remedy under the terms of this Agreement shall be for the sole benefit and protection of the Floor Plan Agent, and the Floor Plan Agent shall not owe any duty to any of the other Lenders with respect to such rights or remedies or be required to exercise such rights or remedies to protect any of the other Lenders. Notwithstanding the foregoing, the Floor Plan Lenders shall not be obligated to purchase any portion of any Overage Amount.

     Section 2.10 Obligations Absolute. The Obligations of a Floor Plan Borrower under this Agreement and any of the other Loan Documents to reimburse the Floor Plan Agent or the Swing Line Bank for Floor Plan Loans and Floor Plan Swing Line Loans shall be unconditional and irrevocable. Such obligation shall be paid strictly in accordance with the terms of this Agreement and each such other Loan Document under all circumstances, including the following: (a) any lack of validity or enforceability of such Drafting Agreement or any of the other Loan Documents; (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations of any other Borrower in respect of any Draft or any Drafting Agreement or any other amendment or waiver of or any consent to departure from all or any of the applicable/related Loan Documents;
(c) the existence of any claim, set-off, defense or other right that any other Floor Plan Borrower may have at any time against any Manufacturer or any other beneficiary or transferee of any Drafting Agreement (or any Person for whom any such beneficiary or such transferee may be acting), the Floor Plan Agent or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by the related Loan Documents or any unrelated transaction other than the defense of payment; (d) any Draft, demand, certificate or other document presented under a Drafting Agreement proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; (e) any loss or delay in the transmission or otherwise of any document required in order to make a Draft under any Drafting Agreement; (f) any payment by the Floor Plan Agent under any Drafting Agreement against presentation of a draft or certificate that does not strictly comply with the terms of any Drafting Agreement; (g) any payment made by the Floor Plan Agent under any Drafting Agreement to any trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, liquidator, receiver or other representative of a successor to any beneficiary or any transferee of any Drafting Agreement, including any arising in connection with any Insolvency Proceeding; (h) any exchange, release or non-perfection of any Collateral, or any release or amendment or waiver of or consent to departure from all or any of the Obligations of any other Borrower in respect of any Drafting Agreement; or (i) any other circumstance that might otherwise constitute a defense available to, or discharge of, any other Borrower other than the defense of payment. Nothing contained in this Section shall constitute a waiver by any Floor Plan Borrower of any claims arising out of the gross negligence, bad faith or willful misconduct of the Agent, the Floor Plan Agent or the Swing Line Bank.


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

     Section 2.11 Dealer Access System. The Floor Plan Borrowers may request Floor Plan Loans electronically by access to the Floor Plan Agent's web based Dealer Access System (the "Dealer Access System"). Requests for Borrowing through the Dealer Access System shall be processed by the Floor Plan Agent in accordance with and subject to the terms and conditions of this Agreement. The Floor Plan Borrowers have requested access to the Dealer Access System to permit the Floor Plan Borrowers to access certain account information relating to the Floor Plan Loans and to facilitate the making of any payments on the Floor Plan Loans by authorizing the Floor Plan Agent to debit any one or more of the Floor Plan Borrowers' deposit accounts with the Floor Plan Agent or with such other financial institutions as indicated by the Floor Plan Borrowers. In consideration for the Floor Plan Agent's granting to the Floor Plan Borrowers access to the Dealer Access System to view loan account information and make payments, the Floor Plan Borrowers acknowledge responsibility for the security of such Floor Plan Borrowers' passwords and other information necessary for access to the Dealer Access System, and the Company and each Floor Plan Borrower fully, finally, and forever releases and discharges the Agent and the Floor Plan Agent and their employees, agents, and representatives from any and all causes of action, claims, debts, demands, and liabilities, of whatever kind or nature, in law or equity that the Company or any Floor Plan Borrower may now or hereafter have, in any way relating to the Company or any Floor Plan's Borrower's access to, or use of, the Dealer Access System, other than those arising out of the gross negligence, bad faith or willful misconduct of the Floor Plan Agent or the Swing Line Bank.

                                  ARTICLE III.
                             REVOLVING CREDIT LOANS

     Section 3.1 Revolving Credit Loan Commitments. Subject to the terms and conditions hereof and relying upon the representations and warranties of the Company herein set forth, each Revolving Credit Loan Lender severally and not jointly agrees to make revolving credit loans to the Company (each such loan, a "Revolving Credit Loan") from time to time on any Business Day during the period from the Closing Date to the Maturity Date in an aggregate amount not to exceed at any time such Lender's pro rata share of the Revolving Credit Loan Advance Limit; provided, after giving effect to any Revolving Credit Loan, the aggregate amount of all outstanding Revolving Credit Loans, all Revolving Credit Swing Line Loans and all outstanding Letter of Credit Obligations shall not at any time exceed the Total Revolving Credit Commitments, and further provided that the aggregate principal amount of all outstanding Revolving Credit Loans, Floor Plan Loans, Swing Line Loans and Letter of Credit Obligations shall not at any time exceed the Total Commitment. Subject to the other terms and conditions hereof, the Company may, at any time and from time to time, borrow, prepay and reborrow Revolving Credit Loans under this Section 3.1.

     Section 3.2  Revolving Credit Loans.

          (a) Each Revolving Credit Loan Borrowing shall be in the minimum aggregate principal amount of One Million Dollars ($1,000,000) (or the amount of a Letter of Credit Borrowing or the remaining balance of the aggregate Revolving Credit Loan Commitments, if less) and an integral multiple of One Million Dollars ($1,000,000) (provided, a Swing Line Loan under the Revolver Swing Line Commitment may be in any amount) and shall consist of Revolving Credit Loans of the same Type, made by the Revolving Credit Loan Lenders in accordance with their respective Pro Rata Share of Revolving Credit Loan Commitments; provided, the failure of any Lender to make any Revolving Credit Loan shall not relieve any other Lender of its obligation to lend hereunder.

          (b) Each Revolving Credit Loan Borrowing (other than a Swing Line
Loan under the Revolving Credit Loan Commitment) shall be an ABR Borrowing or a Eurodollar Borrowing as the Company may request in a Request for Borrowing delivered to the Agent in accordance with Section 3.3. Subject to Section 5.14(h), each Revolving Credit Loan Lender may fulfill its Revolving Credit Loan Commitment with respect to any Eurodollar Loan by causing, at its option, any domestic or foreign branch or Affiliate of such Lender to make such Loan, provided that the exercise of such option shall not affect the obligation of the Company to repay such Loan in accordance with the terms hereof. Revolving Credit Loan Borrowings of more than one Type may be outstanding at the same time.

         (c) Each Revolving Credit Loan Lender shall make Revolving Credit Loans equal to its then Pro Rata Share of the Revolving Credit Loan Commitments by paying the amount required to the Agent in New York, New York in U.S. Dollars and in immediately available funds not later than 1:00 p.m., New York, New York time, on the proposed Borrowing Date and, subject to satisfaction of the conditions set forth in Article VIII, insofar as same applies to Revolving Credit Loans, the Agent shall promptly and in any event on the same Business Day, credit the amounts so received to the general deposit account of the Company maintained with the Agent, or to such other depository account as shall be designated by the Company or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders.

     Section 3.3 Notice of Revolving Credit Loan Borrowings and Borrowing Procedures.

          (a) In order to obtain a Revolving Credit Loan, the Company shall make an irrevocable written request therefor (or give irrevocable telephone notice thereof, confirmed as soon as practicable by written request) to the Agent, in the form of a Request for Borrowing (i) in the case of an ABR Borrowing, not later than 11:00 a.m., New York, New York time, one (1) Business Day before the Borrowing Date of a proposed Revolving Credit Loan Borrowing,
(ii) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York, New York time, three (3) Business Days before the Borrowing Date of a proposed Revolving Credit Loan Borrowing, (iii) and, in the case of a Swing Line Loan, not later than 11:00 a.m., New York, New York time on the Business Day said Loan is requested. Each Request for Loan Borrowing shall specify (1) whether the Loan then being requested is to be an ABR Borrowing or a Eurodollar Borrowing, or a Swing Line Loan under the Revolver Swing Line Loan Commitment at the Alternate Base Rate, (2) the Borrowing Date (which shall be a Business Day) and (3) the aggregate amount thereof and (4) if a Eurodollar Loan is being requested, the Interest Period or Interest Periods with respect thereto. If no election as to the Type of Revolving Credit Loan Borrowing is specified, such Borrowing shall be an ABR Borrowing. If no Interest Period is specified, the Company shall be deemed to have selected an Interest Period of one (1) month's duration. The Agent shall promptly advise the Lenders of any Request for Borrowing given by the Company on the same day such Request for Borrowing is received pursuant to this Section 3.3 and of each Lender's pro rata share of the requested Revolving Credit Loan Borrowing.

          (b) No more than twelve (12) Revolving Credit Loans may be outstanding at any time. For purposes of the foregoing, Borrowings comprised of Revolving Credit Loans having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Loans.

     Section 3.4 Reserve Commitment; Suspension of Revolving Credit Loan. Notwithstanding the foregoing provisions of this Article III, in the event that on any day the aggregate outstanding principal amount of all (a) Floor Plan Loans, plus (b) Floor Plan Swing Line Loans, plus (c) requests for Floor Plan Loan Borrowings pursuant to Section 2.3(a) exceeds ninety-five percent (95%) of the aggregate Floor Plan Loan Commitments as of such date, then (i) a portion of the Revolving Credit Loan Commitment (the "Reserve Commitment") in an amount equal to the lesser of (y) Ten Million and No/100 Dollars ($10,000,000.00) and
(z) the entire remaining unused portion of the Revolving Credit Loan Commitment as of such date, less the Revolving Credit Loan Commitment of any Revolving Credit Lender that is not also a Floor Plan Lender, shall be reserved and shall no longer be available for funding Revolving Credit Loans but shall be available under Section 2.3(d)(ii)(3), and (ii) no further Revolving Credit Loan Borrowings (after giving effect to the Reserve Commitment in clause (i) hereof) shall be available to the Company until the first Business Day on which such condition no longer exists.

     Section 3.5 Obligations Absolute. The Obligations of the Company under this Agreement and any of the other Loan Documents to repay any Swing Line Loans under the Revolving Credit Loan Commitments or the Revolving Credit Loans, as the case may be, shall be unconditional and irrevocable. Such obligation shall be paid strictly in accordance with the terms of this Agreement and each such other Loan Document under all circumstances, including the following: (a) any lack of validity or enforceability of this Agreement or any of the other Loan Documents; (b) any change in the time, manner or place of payment of, or in any other term of all or any of the Obligations of any other Borrower, or other amendment or waiver of or any consent to departure from all or any of the applicable/related Loan Documents; (c) the existence of any other claim that the Company may then have against the Agent or any other Lender in connection with this Agreement or the transactions contemplated hereby or by the related Loan Documents, other than the defense of payment; (d) any other circumstance that might otherwise constitute a defense available to, or discharge of, any other Borrower other than the defense of payment. Nothing contained in this Section
3.5 shall constitute a waiver by the Company of any claims arising out of the gross negligence, bad faith or willful misconduct of the Agent or the Swing Line Bank.

                                  ARTICLE IV.
                                SWING LINE LOANS

     Section 4.1 Swing Line Commitments and Payments.

          (a) The Swing Line Bank shall, on the terms and subject to the conditions set forth in Section 2.7(c) and Section 4.3, make one or more advances (each such advance being a "Swing Line Loan") to any Floor Plan Borrower under the Floor Plan Swing Line Commitments and to the Company under the Revolver Swing Line Commitment from time to time on any Business Day during the term hereof, in amounts not to exceed at any time (i) the aggregate amount of the Floor Plan Swing Line Commitment with respect to Floor Plan Swing Line Loans, (ii) the Floor Plan Advance Limit with respect to Motor Vehicles financed under Floor Plan Swing Line Loans, or (iii) the aggregate amount of the Revolver Swing Line Commitment with respect to Revolving Credit Swing Line Loans.

          (b) All Revolving Credit Swing Line Loans shall be due and payable ten (10) days after same are made. All Floor Plan Swing Line Loans shall be due and payable pursuant to the provisions of Section 2.4 and Section 4.5.

     Section 4.2 Accrual of Interest; Margin Adjustments. Each Swing Line Loan shall bear interest at the rate set forth in Section 5.2. The amount and date of each such Swing Line Loan, the Alternate Base Rate, the Floor Plan New Swing Rate, the Floor Plan Used Swing Rate, and the amount and date of any repayment shall be noted on the Swing Line Bank's records, which records will be conclusive evidence thereof, absent manifest error; provided, any failure by the Swing Line Bank to record any such information shall not affect the obligations of the applicable Floor Plan Borrower with respect thereto in accordance with the terms of this Agreement and the Loan Documents, and, further provided, upon the occurrence and during the continuance of an Event of Default, each Swing Line Loan shall bear interest at the rate otherwise applicable thereto, plus three percent (3%).

     Section 4.3 Requests for Swing Line Loans.

          (a) On any day that a Floor Plan Swing Line Loan is requested pursuant to Section 2.3 or a Revolving Credit Swing Line Loan is requested pursuant to
Section 3.3(a), the applicable Floor Plan Borrower with respect to Floor Plan Swing Line Loans or the Company with respect to Revolving Credit Swing Line Loans shall be deemed to have delivered to the Swing Line Bank a Request for Borrowing in connection therewith, subject to the following and to the remaining provisions of this Section 4.3:

               (i) in the case of Floor Plan Loan Commitments, the aggregate principal amount of such requested Swing Line Loan Borrowing under the Floor Plan Loan Commitments, plus the aggregate principal amount of all other Swing Line Loans then outstanding under the Floor Plan Loan Commitments shall not exceed the Floor Plan Swing Line Commitment, and any Borrowing under the Floor Plan Loan Commitments shall not exceed the Floor Plan Advance Limit;

               (ii) in the case of the Revolving Credit Loan Commitments, the aggregate principal amount of such requested Swing Line Loan Borrowing under the Revolving Credit Loan Commitments, plus the aggregate principal amount of all other Swing Line Loans then outstanding under the Revolving Credit Loan Commitments shall not exceed the Revolver Swing Line Commitment;

               (iii) such request for Borrowing shall be irrevocable and if it is a request for a Borrowing under the Revolving Credit Commitment, shall constitute a certification by the Company of the provisions of
          Section 8.3; and

               (iv) such request may be in writing (including via facsimile) or by telephone (if promptly confirmed in writing) or, if for Floor Plan Swing Line Loans, pursuant to the provisions of Section 2.3. Each of the Company and the Floor Plan Borrowers hereby authorizes the Swing

          Line Bank to disburse Swing Line Loans pursuant to the telephone instructions of any Person purporting to be a Person identified by name on a written list of Persons authorized by the Company or each such Floor Plan Borrower to make requests for Swing Line Loans on behalf of the Company or such Floor Plan Borrowers. Notwithstanding the foregoing, each of the Company and the Floor Plan Borrowers acknowledges and agrees that each Borrower shall bear all risk of loss resulting from disbursements made upon any telephone request.

       Section 4.4 Disbursement of Swing Line Loans.

          (a) In the case of Revolving Credit Swing Line Loans, subject to receipt of a Request for Borrowing of a Swing Line Loan and to the other terms and conditions of this Agreement, the Swing Line Bank shall make available to the Company the amount so requested, in same day funds, not later than 1:00 p.m. New York, New York time on the Borrowing Date for such Swing Line Loan, by credit to an account of the Company maintained with the Swing Line Bank or to such other account or third party as the Company may direct.

          (b) Floor Plan Swing Line Loans shall be disbursed in accordance with the provisions of Section 2.3.

     Section 4.5 Refunding of and Participation Interest in Swing Line Loans.

          (a) Upon the occurrence and during the continuance of an Event of Default other than those described in paragraph (c) below, the Swing Line Bank, in its sole and absolute discretion, may, on behalf of any Floor Plan Borrower (each of whom hereby irrevocably directs the Swing Line Bank to act on its behalf), make a written (including via facsimile) request to the Agent, requesting the Floor Plan Lenders to make Floor Plan Loans in an amount equal to the outstanding principal amount of the Floor Plan Swing Line Loans in accordance with each Floor Plan Lender's respective Pro Rata Share of Floor Plan Loan Commitments (including the portion thereof which constitutes the Swing Line Minimum Amount). Any such Swing Line Loans shall be made by the Lenders pursuant to the provisions of Section 2.4; provided, that no such request shall require any Floor Plan Lender to make Floor Plan Loans in excess of such Floor Plan Lender's Floor Plan Loan Commitment on the date such request is made. Unless an Event of Default described in Section 11.3(d), Section 11.3(e), Section 11.3(f), or Section 11.3(g), shall have occurred (in which event the procedures of Section 4.5(c) shall apply) and regardless of whether the conditions precedent set forth in this Agreement to the making of a Floor Plan Loan are then satisfied or were satisfied at the time the Swing line Bank advanced such Floor Plan Swing Line Loans, each Floor Plan Lender shall upon request by the Agent in the manner specified in Section 2.4 make the proceeds of its Floor Plan Loan available to the Floor Plan Agent for the benefit of the Swing Line Bank.

          (b) At any time that a Revolving Credit Swing Line Loan is outstanding for more than ten (10) days and, in any event, upon the occurrence and during the continuance of an Event of Default, the Swing Line Bank in its sole and absolute discretion, may, on behalf of the Company (who hereby irrevocably directs the Swing Line Bank to act on its behalf), make a written (including via facsimile) request to the Agent, requesting the Revolving Credit Loan Lenders (including the Swing Line Bank in its capacity as a Revolving Credit Loan Lender) to make Revolving Credit Loans in an amount equal to the outstanding principal amount of the Swing Line Loans outstanding under the Revolving Credit

Loan Commitments in accordance with each Revolving Credit Loan Lender's respective Pro Rata Share of Revolving Credit Loan Commitments. Such loans shall accrue interest at the Alternate Base Rate, provided, no such request shall require any Revolving Credit Loan Lender to make Revolving Credit Loans in excess of such Revolving Credit Loan Lender's Pro Rata Share of the Total Revolving Credit Commitment on the date such request is made. Unless an Event of Default described in Section 11.1(f) or Section 11.1(g) shall have occurred (in which event the procedures of Section 4.5(c) shall apply) and only if the conditions precedent set forth in this Agreement to the making of such Revolving Credit Swing Line Loan were satisfied at the time the Swing Line Lender advanced such Loan, but regardless of whether the conditions precedent set forth in this Agreement to the making of a Revolving Credit Loan are then satisfied, each Revolving Credit Loan Lender shall immediately upon request by the Agent in the manner specified in Section 3.3 make the proceeds of its Revolving Credit Loan available to the Agent for the benefit of the Swing Line Bank.

          (c) If, prior to making of a Floor Plan Loan pursuant to Section 4.5(a) or a Revolving Credit Loan pursuant to Section 4.5(b), an Event of Default described in Section 11.1(f) or Section 11.1(g) or Section 11.3(d),
Section 11.3(e), Section 11.3(f), or Section 11.3(g), shall have occurred and be continuing, each Lender shall, in the manner provided for herein, on the date such Loan was to have been made, purchase from the Swing Line Bank participation interests in the Swing Line Loans under the Floor Plan Loan Commitments and under the Revolving Credit Loan Commitments equal to such Lender's Pro Rata Share of such Commitments.

          (d) Subject to Section 4.5(c) above, each Lender's obligation to make Loans pursuant to this Section and to purchase participation interests shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any setoff counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Bank, any Borrower or any other Person for any reason whatsoever; (ii) the occurrence or continuance of any Default or Event of Default; (iii) any adverse change in the condition (financial or otherwise) of any Borrower or any other Person; (iv) any breach of this Agreement by any Borrower or any other Person; (v) any inability of any Borrower to satisfy the conditions precedent to a Borrowing set forth in this Agreement on the date upon which such Loan is required to be made or such participating interest is to be purchased; or (vi) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. If any Lender does not make available to the applicable Agent the amount required pursuant to Section 4.5(a) or Section 4.5(b), as the case may be, the Swing Line Bank shall be entitled to recover such amount on demand from such Lender, together with interest thereon for each day from the date of non-payment until such amount is paid in full at the Federal Funds Effective Rate.

          (e) Loans made to refund Floor Plan Swing Line Loans as provided in
Section 4.5(a) shall be Floor Plan Loans and shall bear interest at the Alternate Base Rate plus three percent (3%) per annum (in accordance with Section 5.3) until any such Event of Default is cured or waived, and then at the Alternate Base Rate until the fifth (5th) Business Day of the first month following the cure or waiver of the applicable Event of Default. On the next succeeding Floor Plan Adjustment Date such Loans shall be treated as all other Floor Plan Loans outstanding in accordance with the provisions of Section 2.4(a).


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

                                   ARTICLE V.
                                    ALL LOANS

     Section 5.1 Notes: Repayment of Loans.

          (a) All Loans made hereunder shall be evidenced by the Notes payable as therein provided, which Notes shall be dated the Closing Date, and shall be in an aggregate principal amount equal to the Total Commitments on such date. The outstanding principal balance of such Loans and all interest thereon and all the Obligations, as evidenced by the Notes, shall be due and payable in accordance with the terms and provisions of this Agreement, and on the Maturity Date. Each Note shall bear interest from its date on the outstanding principal balance thereof as provided in Section 5.2.

          (b) Each Lender or the Agent, on its behalf, is hereby authorized by each Borrower to, endorse on a schedule attached to the Notes delivered to it (or a computer generated supplement thereto, which supplement shall be deemed to be a part thereof), or otherwise record in such Lender's or Agent's, as the case may be, internal records, an appropriate notation evidencing the date and amount of each Loan, as well as the date and amount of each payment and prepayment with respect thereto; provided, that the failure of any Lender or the Agent to make such a notation or any error in such a notation shall not affect the Obligations of any Borrower hereunder or under the Notes.

     Section 5.2 Interest on Loans.

          (a) Subject to the provisions of Section 5.3, each Alternate Base Rate Loan which is a Revolving Credit Loan (excluding in each case Swing Line Loans) shall bear interest at a rate per annum, equal to the Alternate Base Rate plus the Applicable Margin for Alternate Base Rate Loans (if the Alternate Base Rate is based on the Prime Rate, computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be; or if the Alternate Base Rate is based on the Federal Funds Effective Rate, computed on the basis of the actual number of days elapsed over a year of 360 days).

          (b) Subject to the provisions of Section 5.3, (i) each Eurodollar Loan which is a Revolving Credit Loan (excluding Swing Line Loans) shall bear interest at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the LIBO Rate for the Interest Period in effect for such Loan plus the Applicable Margin for Eurodollar Revolving Credit Loans, and each change in the Applicable Margin shall apply to all Eurodollar Loans that are outstanding during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change, even if the effective date occurs in the middle of an Interest Period; and (ii) each Eurodollar Loan which is a Floor Plan Loan (excluding Swing Line Loans) shall bear interest at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the LIBO Rate for the Interest Period in effect for such Loan plus: (A) 1.25% if such Loan is to finance New Motor Vehicles or Demonstrators and (B) 1.375% if such Loan is to finance Used Motor Vehicles or Rental Motor Vehicles.

          (c) Floor Plan Swing Line Loans shall bear interest at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the Floor Plan New Swing Rate for Swing Line Loans to finance New Motor Vehicles or Demonstrators or the Floor Plan Used Swing Rate for Swing Line Loans to finance Used Motor Vehicles or Rental Motor Vehicles.

          (d) Revolving Credit Swing Line Loans shall bear interest at a rate per annum equal to the Alternate Base Rate (if the Alternate Base Rate is based on the Prime Rate, computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be; or if the Alternate Base Rate is based on the Federal Funds Effective Rate, computed on the basis of the actual number of days elapsed over a year of 360 days).

          (e) Any Overage Amount shall bear interest at the Alternate Base Rate plus three percent (3.0%) per annum.

          (f) Interest on each Revolving Credit Loan, each Swing Line Loan and each Floor Plan Loan shall be payable in arrears on each Interest Payment Date applicable to such Loan except as otherwise provided in this Agreement. Interest on any Overage Amount shall be payable upon demand. The applicable LIBO Rate, and the Alternate Base Rate shall be determined by the Agent, and the Floor Plan New Swing Rate and the Floor Plan Used Swing Rate shall be determined by the Swing Line Bank and such determinations shall be conclusive absent manifest error. The Agent or Floor Plan Agent, as applicable shall promptly advise the Borrowers and each Lender of each such determination.

     Section 5.3 Interest on Overdue Amounts. Upon the occurrence and continuance of an Event of Default, the Company or the defaulting Borrower shall on demand pay interest, to the extent permitted by applicable law, on all Loans outstanding up to (but not including) the date of actual payment at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the interest rate otherwise applicable thereto, plus three percent (3%) per annum (after as well as before judgment) and, if such Loan is a Eurodollar Loan, such Loan shall be converted to an Alternate Base Rate Loan at the end of the applicable Interest Period. Any such loan that is so converted shall bear interest upon conversion at the Alternate Base Rate plus the Applicable Margin plus three percent (3%) per annum.

     Section 5.4 Fees.

          (a) The Company shall pay to the Agent, on the last day of each March, June, September and December and on the Maturity Date, in immediately available funds, (i) for the pro rata benefit of the Floor Plan Lenders, a Floor Plan Loan Commitment fee (the "Floor Plan Loan Commitment Fee") equal to twenty-five-one-hundredths of one percent (0.25%) per annum times the average unused amount of the Floor Plan Loan Commitments during the immediately preceding fiscal quarter (or shorter portion thereof) just ended (excluding any unused portion of the Revolving Credit Loan Commitments that has been reallocated or converted to the Floor Plan Loan Commitment in accordance with the terms hereof); (ii) for the pro rata benefit of the Revolving Credit Loan Lenders, a Revolving Credit Loan Commitment fee (the "Revolving Credit Loan Commitment Fee") equal to three-hundred seventy-five-one-thousandths of one percent (0.375%) per annum times the average unused amount of the Revolving Credit Loan Commitments (including any portion of Revolving Credit Loan

Commitments that has been reallocated or converted to the Floor Plan Loan Commitment in accordance with the terms hereof and remains unused thereunder) during the immediately preceding fiscal quarter (or shorter period thereof) just ended. All Commitment Fees under this Section 5.4(a) shall be computed on the basis of the actual number of days elapsed in a year of 365 or 366 days, as the case may be. The Commitment of a Lender shall be deemed "unused" to the extent and in the amount such Lender is obligated to fund future Loans or Letter of Credit Obligations of any Borrower regardless of whether or not any amounts are outstanding under any Swing Line Loan. The Floor Plan Loan Commitment Fees and the Revolving Credit Loan Commitment Fees due to each Lender shall commence to accrue on the Closing Date and cease to accrue on the earlier of the Maturity Date and the termination of the Commitments of such Lender pursuant to Section
5.5 or Section 13.3(b).

          (b) The Company shall pay the Agent, J.P. Morgan Securities Inc., Bank of America, N.A. and Banc of America Securities LLC, the fees (the "Agency Fees") in such amount and on such dates as may be agreed among the Company, the Agent, J.P. Morgan Securities Inc., Bank of America, N.A. and Banc of America Securities LLC, for their account and for the account of the Lenders, as applicable, as set forth in that certain letter agreement dated October 28, 2004 among said parties (the "Agent's Letter").

          (c) The Company shall pay the Agent and the Floor Plan Agent the agency and floor plan agency fees ("Administrative Fees") in such amount and on such dates as may be agreed among the Company, the Agent, and the Floor Plan Agent pursuant to that certain letter agreement between said parties dated March ___, 2004 among said parties (the "Administrative Fee Letter").

          (d) The Company shall pay to the Agent for the benefit of the Lenders on the Closing Date the fees payable to the Lenders as provided in the Agent's Letter.

     Section 5.5 Termination, Reduction or Conversion of Commitments.

          (a) Upon at least three (3) Business Days' prior written notice to the Agent, the Company may at any time, in whole, permanently terminate or permanently reduce the Total Commitments, among the Lenders in accordance with
(i) their respective Pro Rata Share of Floor Plan Loan Commitments, and (ii) their respective Pro Rata Share of Revolving Credit Loan Commitments; provided
(x) any such partial reduction of the Total Commitments shall be in minimum aggregate increments of Five Million Dollars ($5,000,000); (y) no reduction shall reduce the amount of the Revolving Credit Loan Commitments to an amount which is less than the Letter of Credit Obligations outstanding at such time, plus any Reserve Commitment required pursuant to Section 3.4; and (z) following any such reduction, the Revolving Credit Loan Commitment shall not exceed twenty percent (20%) of the Total Commitment. In connection with any such reduction, the Floor Plan Agent in its discretion may suspend and/or terminate all or a portion of the then outstanding Drafting Agreements selected by the Company, in an amount that corresponds to the size of said reduction.

          (b) Subject to Section 5.5(a) above and the provisions contained in this paragraph (b), at any time there exists any unused portion of the Revolving Credit Loan Commitments, the Company may request in writing the Agent to convert all or a part of such unused portion of the Revolving Credit Loan Commitments into Floor Plan Loan Commitments, provided, following such conversion, the total of the Revolving Credit Loan Commitments shall never be less than an amount equal to (i) the sum of all Revolving Credit Loans then outstanding, plus (ii) all Letter of Credit Obligations then outstanding, plus (iii) any Reserve Commitment; and in such event and following five (5) days prior written notice from the Company to the Agent, the Floor Plan Loan Commitments shall, upon such request, be increased by the amount so requested by the Company, such amount together with the Revolving Credit Loan Commitments not to exceed the Total Commitment, and, further provided, that the Revolving Credit Loan Commitment of any Revolving Credit Loan Lender that is not also a Floor Plan Lender may not be so converted. At any time there exists any unused amount of a converted portion of the Floor Plan Loan Commitments, the Company may request the Agent to reverse any such portion thereof, in whole or in part, and in such event the Floor Plan Loan Commitments and the Revolving Credit Loan Commitments shall be restored, as applicable, in the respective amounts so requested by the Company.

          (c) Upon any such conversion of Revolving Credit Loan Commitments into Floor Plan Loan Commitments or vice versa, the Floor Plan Loan Commitments shall be increased or decreased, as the case may be, pro rata among the Floor Plan Lenders, and the Revolving Credit Loan Commitments shall be increased or decreased, as the case may be, in an aggregate amount of the corresponding increase or decrease in the Floor Plan Loan Commitments, which increase or decrease in the Revolving Credit Loan Commitments shall be allocated among the Revolving Credit Loan Lenders (other than any Revolving Credit Loan Lender that is not also a Floor Plan Lender) based on their Pro Rata Share of Revolving Credit Loan Commitments.

          (d) At the time the Commitments of any Lender are terminated or reduced pursuant to Section 5.5(a), the Company shall pay to the Agent for the account of each such Lender, the Floor Plan Loan Commitment Fees and the Revolving Credit Loan Commitment Fees on the amount of such terminated or reduced Commitments owed to the date of such termination or reduction.

          (e) Each of the Commitments shall automatically and permanently terminate on the Maturity Date.

     Section 5.6 Alternate Rate of Interest. If on the day two (2) Business Days prior to the commencement of any Interest Period for a Eurodollar Borrowing, the Agent shall have determined that: (a) Dollar deposits in the amount set forth in the request for Borrowing are not generally available in the London interbank market or that the rate at which Dollar deposits are being offered will not adequately and fairly reflect the cost to any Lender or the Swing Line Bank of making or maintaining the principal amount of its Eurodollar Loan comprising such Borrowing during such Interest Period, or (b) reasonable means do not exist for ascertaining the LIBO Rate, then the Agent shall as soon as practicable thereafter give written notice of such determination to the Company, the Lenders and/or the Swing Line Bank; and any request by a Borrower for the making of a Eurodollar Borrowing shall, until the circumstances giving rise to such notice no longer exist, be deemed to be a request for a Borrowing to be comprised of Alternate Base Rate Loans. Each determination of the Agent hereunder shall be conclusive, absent manifest error.

     Section 5.7 Prepayment of Loans; Mandatory Reduction of Indebtedness.

          (a) Each Revolving Credit Loan Borrowing, each Floor Plan Loan Borrowing and each Swing Line Loan may be prepaid at any time and from time to time prior to its respective date due in accordance herewith, in whole or in part, subject to the requirements of Section 5.10, but otherwise without premium or penalty, upon at least three (3) Business Days' prior written or facsimile notice to the Agent.

          (b) On the date of any termination or reduction of the Total Commitments pursuant to Section 5.5(a), each of the Borrowers shall prepay the Loans in an amount equal to the amount by which the Commitments are being so terminated or reduced, as shall be necessary in order that the aggregate principal amount of the Loans and Letter of Credit Obligations outstanding will not exceed the Total Commitments following such termination or reduction. All prepayments under this paragraph shall be subject to Section 5.10.

          (c) Each notice of prepayment shall be irrevocable and shall specify the prepayment date and the principal amount of each Loan (or portion thereof) and the Type of Loan to be prepaid. All prepayments shall be accompanied by accrued interest on the principal amount being prepaid to the date of prepayment.

          (d) Subject to the provisions of Section 2.3(d)(ii), if at any time and for any reason:

               (i) the aggregate principal amount of all (y) Floor Plan Loans outstanding, plus (z) Floor Plan Swing Line Loans shall exceed the Total Floor Plan Loan Commitments at such time, or

               (ii) the aggregate principal amount of all (x) Revolving Credit Loans, plus (y) Swing Line Loans outstanding under the Revolving Credit Loan Commitments, plus (z) Letter of Credit Obligations shall exceed the amount of the Revolving Credit Loan Advance Limit, or

               (iii) the aggregate principal amount of all (w) Floor Plan Loans outstanding, plus (x) Swing Line Loans outstanding, plus (y) Revolving Credit Loans outstanding, plus (z) Letter of Credit Obligations outstanding shall exceed the Total Commitments, the Borrowers shall immediately, upon demand, pay to the Agent an amount of such Obligations equal to such excess, provided, Borrowers shall have the right to direct such repayment first to prepay such portion of the Indebtedness not subject to the provisions of Section 5.10.

     Section 5.8 Reserve Requirements; Change in Circumstances.

          (a) It is understood that the cost to each Lender of making or maintaining any of the Eurodollar Loans may fluctuate as a result of the applicability of reserve requirements imposed by the Board at the ratios provided for in Regulation D on the date hereof. The Borrowers agree to pay to such Lender from time to time such amounts as shall be necessary to compensate such Lender for the portion of the cost of making or maintaining Eurodollar Loans resulting from any increase in such reserve requirements provided for in

Regulation D (or any successor regulation or ruling issued in respect thereof) from those as in effect on the date hereof, it being understood that the rates of interest applicable to Eurodollar Loans have been determined on the assumption that no such reserve requirements exist or will exist and that such rates do not reflect costs imposed on the Lenders in connection with such reserve requirements.

          (b) Notwithstanding any other provision herein, if after the date of this Agreement any change in applicable law or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) shall change the basis of taxation of payments to any Lender of the principal of or interest on any Eurodollar Loan made by such Lender or any other fees or amounts payable hereunder (other than taxes imposed on the overall net income or profits of such Lender by the jurisdiction in which such Lender or its applicable lending office has its principal office or is located or by any political subdivision or taxing authority therein), or shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, such Lender or shall impose on such Lender or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise) in respect thereof, by an amount deemed by such Lender in its sole discretion to be material, then the Borrowers shall pay as required in Section 5.8(d) such additional amount or amounts as will compensate such Lender for such additional costs or an amount equal to such reduction will be paid to such Lender with respect to the Eurodollar Loans, as the case may be.

          (c) If any Lender shall have determined that the applicability of any law, rule, regulation or guideline regarding capital adequacy, or any change in any of the foregoing or in the interpretation or administration of any of the foregoing by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or any Applicable Lending Office of such Lender) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's capital, if any, as a consequence of this Agreement or the Loans made by such Lender pursuant hereto to a level below that which such Lender could have achieved but for such adoption, change or compliance (taking into consideration such Lender's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then the Borrowers shall pay as required to Section 5.8(d) to such Lender such additional amount or amounts as will compensate such Lender for any such reduction.

          (d) A certificate of each Lender setting forth in reasonable detail calculations (together with the basis and assumptions therefor) to establish such amount or amounts as shall be necessary to compensate without duplication such Lender (or participating banks or other entities pursuant to Section 13.3 subject to the limitations set forth therein) under Section 5.8(a), Section 5.8(b) or Section 5.8(c) shall be delivered to the Agent which shall promptly deliver the same to the Company and such certificate shall be rebuttably presumptive evidence of the amount or amounts which such Lender is entitled to receive. The Borrowers shall pay such Lender the amount shown as due on any such certificate within ten (10) days after its receipt of the same.

          (e) Any demand for compensation pursuant to this Section 5.8 must be made no later than ninety (90) days after the later of (i) the date on which the Lender first incurs the expense, cost or economic loss referred to and (ii) the date on which the Lender first has knowledge that it is liable for such expense, cost or economic loss, or such Lender shall be deemed to have waived the right to such compensation. The protection of this Section 5.8 shall be available to each Lender regardless of any possible contention of the invalidity or inapplicability of any law, regulation or other condition which shall give rise to any demand by such Lender for compensation; provided, if any such contention is undertaken by any Lender, in its sole discretion, and same results in any refund to such Lender of any amounts paid by any Borrower under this Section 5.8, Lender shall promptly refund such payment to the Company, without interest.

     Section 5.9 Change in Legality.

          (a) Notwithstanding anything to the contrary herein contained, if any change in any law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration or interpretation thereof shall make it unlawful for any Lender to make or maintain any Eurodollar Loan, then, by written notice to the Agent, such Lender may:

               (i) declare that Eurodollar Loans will not thereafter be made by such Lender hereunder, whereupon any request by any Borrower for a Eurodollar Borrowing shall, as to such Lender only, be deemed a request for an Alternate Base Rate Loan, as applicable unless such declaration shall be subsequently withdrawn; and

               (ii) require that all outstanding Eurodollar Loans made by it be converted to Alternate Base Rate Loans, in which event all such Eurodollar Loans shall be automatically converted to Alternate Base Rate Loans, as of the effective date of such notice as provided in
          Section 5.9(b).

In the event any Lender shall exercise its rights under (i) or (ii) above, all payments and prepayments of principal which would otherwise have been applied to repay the Eurodollar Loans made by such Lender or the converted Eurodollar Loans of such Lender shall instead be applied to repay the Alternate Base Rate Loans, made by such Lender in lieu of, or resulting from the conversion of, such Eurodollar Loans.

          (b) For purposes of Section 5.9(a), a notice to the Agent by any Lender shall be effective as to each Eurodollar Loan on the last day of each applicable Interest Period.

     Section 5.10 Breakage Costs and Related Matters.

          (a) The Borrowers shall indemnify each Lender against any loss or expense which such Lender may sustain or incur as a consequence of (i) any failure by any Borrower to fulfill on the date of any Borrowing hereunder the applicable conditions set forth in Article VIII, (ii) any failure by any Borrower to borrow, convert or continue hereunder after delivery of a Request for Borrowing or a request for Borrowing pursuant to Section 2.3(a) or a notice of conversion or continuation has been given pursuant to Section 2.4, Section
3.3 or Section 5.15, (iii) any payment, prepayment or conversion of a Eurodollar Loan required by any other provision of this Agreement or otherwise made on a date other than the last day of the applicable Interest Period, (iv) any default in payment or prepayment of the principal amount of any Loan or any part thereof or interest accrued thereon, as and when due and payable (at the due date thereof, by irrevocable notice of prepayment or otherwise), or (v) the occurrence of any Event of Default, including, but not limited to, any loss or reasonable expense sustained or incurred or to be sustained or incurred in liquidating or employing deposits from third parties acquired to effect or maintain such Loan or any part thereof as a Eurodollar Loan. Such loss or reasonable expense shall include an amount equal to the excess, if any, as reasonably determined by each Lender of (A) its cost of obtaining the funds for the Loan being paid, prepaid or converted or not borrowed (based on the LIBO Rate applicable thereto) for the period from the date of such payment, prepayment or conversion or failure to borrow to the last day of the Interest Period for such Loan (or, in the case of a failure to borrow, the Interest Period for such Loan which would have commenced on the date of such failure to borrow) over (B) the amount of interest that could be realized by such Lender in reemploying during such period the funds so paid, prepaid or converted or not borrowed. A certificate of each Lender setting forth in reasonable detail calculations (together with the basis and assumptions therefore) to establish any amount or amounts which such Lender is entitled to receive pursuant to this
Section 5.10 shall be delivered to the Agent which shall promptly deliver the same to the Company and such certificate shall be rebuttably presumptive evidence of the amount or amounts which such Lender is entitled to receive.

          (b) The provisions of this Section 5.10 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the invalidity or unenforceability of any term or provision of this Agreement or any Note; provided, demand for compensation pursuant to Section 5.8 must be made on or before ninety (90) days after the later of (i) the first date on which the Lender incurs the expense, cost or economic loss referred to and (ii) the first date on which the Lender first has knowledge that it is liable for such expense, cost or economic loss, or such Lender shall be deemed to have waived the right to such compensation. All amounts due under this Section 5.10 shall be payable within ten (10) days after receipt of demand therefor.

     Section 5.11 Pro Rata Treatment. Except as otherwise provided herein, each Borrowing, each payment or prepayment of principal of the Notes, each payment of interest on such Notes, each other reduction of the principal or interest outstanding under such Notes, however achieved, each payment of the Commitment Fees and each reduction of the Commitments shall be made, as applicable, in accordance with each Lender's respective (i) Pro Rata Share of Floor Plan Loan Commitments and (ii) Pro Rata Share of Revolving Credit Loan Commitments.

     Section 5.12 Place of Payments.

          (a) The Floor Plan Borrowers shall make all payments of principal and interest on any Floor Plan Swing Line Loan and any Floor Plan Loan , including payments pursuant to Section 2.5 or of the proceeds of the sale of any Motor Vehicle, on the date when due in Dollars to the Floor Plan Agent at the office specified by the Floor Plan Agent. The Company shall make all payments of principal and interest on any Revolving Credit Swing Line Loan and any Revolving Credit Loan on the date when due in Dollars to the Agent at JPMorgan Chase Bank, 712 Main Street, Lobby, Houston, Texas 77002, or by wire transfer to JPMorgan Chase Bank, ABA#021000021, for credit to account #304-259-322, reference: Asbury Automotive, Attn: Agency Services Angelica Castillo. Except as otherwise provided in this Agreement, the Company and/or any of the Floor Plan Borrowers shall make all payments (including principal of or interest on any Borrowing, the Agency Fee, or any other fees or other amounts) payable hereunder and under any other Loan Document not later than 1:00 p.m., New York time in immediately available funds, without setoff or counterclaim.

          (b) Whenever any payment (including principal of or interest on any Borrowing or any fees or other amounts) hereunder or under any other Loan Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest and fees, if applicable; provided, all payments must be made on or before the Maturity Date.

          (c) Unless the Agent shall have received notice from a Lender prior to the date of a Borrowing that such Lender will not make available to the Agent its portion of such Borrowing, the Agent may assume that such Lender has made such portion available to the Agent on the date of such Borrowing. The Agent may, in reliance upon such assumption, make available to the appropriate Person on such date a corresponding amount. If, and to the extent that a Lender shall not have made its portion of a Borrowing available to the Agent, such Lender and the Borrowers severally, but without duplication, agree to pay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Agent until the date such amount is repaid to the Agent (i) in the case of the Borrowers, at the applicable rate in respect of the affected Loan and (ii) in the case of such Lender, at the Federal Funds Effective Rate. If such Lender shall repay to the Agent such corresponding amount, such amount shall constitute such Lender's portion of such Borrowing for purposes of this Agreement.

     Section 5.13 Sharing of Setoffs. Each Lender agrees that if it shall, in any manner, including through the exercise of a right of banker's lien, setoff or counterclaim against any Borrower, or pursuant to a secured claim under
Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any Insolvency Proceeding or otherwise, obtain payment (voluntary or involuntary) in respect of the Note held by it as a result of which the unpaid principal portion of the Note held by it shall be proportionately less than the unpaid principal portion of the Note held by any other Lender, it shall be deemed to have simultaneously purchased from such other Lender a participation in the Note held by such other Lender, so that the aggregate unpaid principal amount of the Note and participations in Notes held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all Notes then outstanding as the principal amount of the Note held by it prior to such exercise of banker's lien, setoff or counterclaim was to the principal amount of all Notes outstanding prior to such exercise of banker's lien, setoff or counterclaim; provided, that if any such purchase or purchases or adjustments shall be made pursuant to this Section 5.13 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest.

     Section 5.14 Payments Free of Taxes.

          (a) Any and all payments by the Borrowers hereunder shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on the Agent's, the Floor Plan Agent's, the Swing Line Bank's or any Lender's or any transferee's, assignee's or participation holder's (any such entity a "Transferee") net income and franchise taxes imposed on the Agent, the Floor Plan Agent, the Swing Line Bank or any Lender (or Transferee) by the United States or any jurisdiction under the laws of which it is organized or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrowers shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to the Lenders (or any Transferee), the Agent, the Floor Plan Agent or the Swing Line Bank then: (i) the sum payable shall be increased by the amount necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 5.14) such Lender (or Transferee) or the Agent, the Floor Plan Agent or the Swing Line Bank (as the case may be) shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrowers shall make such deductions and
(iii) the Borrowers shall pay the full amount deducted to the relevant taxing authority or other Governmental Authority in accordance with applicable law.

          (b) In addition, the Borrowers agree to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document which are not excluded under Section 5.14 (hereinafter referred to as "Other Taxes").

          (c) The Borrowers will indemnify each Lender (or Transferee), the Swing Line Bank, the Agent and the Floor Plan Agent for the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 5.14) paid by such Lender (or Transferee), the Swing Line Bank, the Agent and the Floor Plan Agent, as the case may be, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted by the relevant taxing authority or other Governmental Authority. Such indemnification shall be made within thirty (30) days after the date any such Person indemnified hereunder makes written demand therefor, such demand to contain a certificate setting forth the calculations (including all assumptions and the basis therefor) to establish the amount for which indemnity is claimed. If a Lender (or Transferee), the Agent, the Swing Line Bank, or the Floor Plan Agent shall become aware that it is entitled to receive a refund in respect of Taxes or Other Taxes, it shall promptly notify the Company of the availability of such refund and shall, within thirty (30) days after receipt of a request by the Borrowers, apply for such refund at the Company's expense. If any Lender (or Transferee), the Swing Line Bank, the Agent or the Floor Plan Agent receives a refund in respect of any Taxes or Other Taxes for which such Person has received payment from any of the Borrowers, it shall promptly notify the Company of such refund and shall, within thirty (30) days after receipt of a request by any of the Borrowers (or promptly upon receipt, if any of the Borrowers has requested application for such refund pursuant hereto), repay such refund to the Company, net of all out-of-pocket expenses of such Person and without interest; provided that the Borrowers, upon the request of such Person, agree to return such refund (plus penalties, interest or other charges) to such Person in the event such Person is required to repay such refund.

          (d) Within thirty (30) days after the date of any payment of Taxes or Other Taxes withheld by the Borrowers in respect of any payment to any Lender (or Transferee), the Swing Line Bank, the Agent or the Floor Plan Agent, the

Borrowers will furnish to such Person, at its address referred to in Section 13.1, the original or a certified copy of a receipt evidencing payment thereof to the extent available.

          (e) Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this Section 5.14 shall survive the payment in full of the principal of and interest on all Loans made hereunder.

          (f) The Agent, the Floor Plan Agent, each Lender, the Swing Line Bank and each Transferee each represents that it is either (i) a corporation organized under the laws of the United States of America or any state thereof or
(ii) it is entitled to complete exemption from United States withholding tax imposed on or with respect to any payments, including fees, to be made to it pursuant to this Agreement (y) under an applicable provision of a tax convention to which the United States of America is a party or (z) because it is acting through a branch, agency or office in the United States of America and any payment to be received by it hereunder is effectively connected with a trade or business in the United States of America. Each Lender (or Transferee) which is organized outside the United States shall, on the date it becomes a signatory hereto, deliver to the Company and the Agent such certificates, documents or other evidence, as required by the Code or Treasury Regulations issued pursuant thereto, including Internal Revenue Service Form W-8 BEN or Form W-8 ECI and any other certificate or statement of exemption required by Treasury Regulation
Section 1.1441-1(a) or Section 1.1441-6(c) or any subsequent version thereof, properly completed and duly executed by such Lender (or Transferee) establishing such payments to it are (i) not subject to withholding under the Code because such payment is effectively connected with the conduct by such Lender (or Transferee) of a trade or business in the United States or (ii) exempt from United States tax under a provision of an applicable tax treaty. Unless the Company and the Agent have received forms or other documents satisfactory to them indicating that payments hereunder or under the Notes are not subject to United States withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the Borrowers, the Agent, the Swing Line Bank and/or the Floor Plan Agent shall withhold taxes from such payments at the applicable statutory rate in the case of payments to or for any Lender (or Transferee) or assignee organized under the laws of a jurisdiction outside the United States. The Borrowers hereby waive any cause of action against the Agent, the Floor Plan Agent, the Swingline Bank, any Transferee or any of the Lenders resulting from a breach of any obligation contained in this Section 5.14(f) or the representations contained in this Section 5.14(f) being untrue.

          (g) The Borrowers shall not be required to pay any additional amounts to any Lender (or Transferee) in respect of United States withholding tax pursuant to Section 5.14(a) or Section 5.14(c) if the obligation to pay such additional amounts would not have arisen but for the failure of the representation in Section 5.14(f) to be true or a failure by such Lender (or Transferee) to comply with the provisions of Section 5.14(f) above unless such failure results from (i) a change in applicable law, regulation or official interpretation thereof or (ii) an amendment, modification or revocation of any applicable tax treaty or a change in official position regarding the application or interpretation thereof, in each case after the Closing Date.

          (h) Any Lender (or Transferee) claiming any additional amounts payable pursuant to Section 5.8 or this Section 5.14 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document requested by the Company or to change the jurisdiction of its

Applicable Lending Office if the making of such a filing or change would avoid the need for or reduce the amount of any such additional amounts which may thereafter accrue and would not, in the sole determination of such Lender, be otherwise disadvantageous to such Lender (or Transferee).

          (i) If any Lender (or Transferee) requests compensation pursuant to this Section 5.14, or is unable to make a Eurodollar Loan, as contemplated in
Section 5.7 when other Lenders are able to do so, the Company may give notice to such Lender (with a copy to the Agent) that they wish to seek one or more Eligible Assignees (which may be one or more of the Lenders) to assume the Commitments of such Lender and to purchase its outstanding Loans and Note. Each affected Lender (or Transferee) hereto agrees to sell all of its Commitments, its Loans and its Note pursuant to Section 13.3 to any such Eligible Assignee for an amount equal to the sum of the outstanding unpaid principal of and accrued interest on such Loans and Note plus all Commitment Fees and other fees and amounts due such Lender (or Transferee) hereunder calculated, in each case, to the date such Commitment, Loans and Note are purchased, whereupon such Lender (or Transferee) shall thereafter have no other Commitments or other obligation to the Company or the Floor Plan Borrowers hereunder or under any Note.

     Section 5.15 Applicable Interest Rate. The Company shall have the right with respect to Revolving Credit Loan Borrowings, at any time upon prior irrevocable notice to the Agent (x) not later than 10:00 a.m., New York, New York time, on the date of conversion, to convert any Eurodollar Borrowing into an ABR Borrowing, (y) not later than 11:00 a.m., New York, New York time, three Business Days prior to conversion or continuation, to convert all or any portion of any ABR Borrowing into a Eurodollar Borrowing or to continue all or any portion of any Eurodollar Borrowing of any Borrower as a Eurodollar Borrowing for an additional Interest Period, and (z) not later than 11:00 a.m., New York time, three Business Days prior to conversion, to convert all or any portion of the Interest Period with respect to any Eurodollar Borrowing to another Interest Period subject, in each case, to the following:

          (a) each conversion or continuation shall be made among the Lenders, in accordance with each Lender's Pro Rata Share of Revolving Credit Loan Commitments;

          (b) if less than all the outstanding principal amount of any such Revolving Credit Loan shall be converted or continued, the aggregate principal amount of such Revolving Credit Loan converted or continued shall be an integral multiple of One Million Dollars ($1,000,000) and not less than One Million Dollars ($1,000,000);

          (c) if any Eurodollar Borrowing is converted at a time other than the end of the Interest Period applicable thereto, the Company shall pay any amounts due to the Lenders under Section 5.10;

          (d) any portion of a Borrowing required to be repaid in less than one month may not be converted into or continued as a Eurodollar Borrowing;

          (e) any portion of a Eurodollar Borrowing which cannot be converted into or continued as a Eurodollar Borrowing by reason of clause (d) above shall


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

be automatically converted at the end of the Interest Period in effect for such Revolving Credit Loan Borrowing into an ABR Borrowing; and

          (f) accrued interest on an Revolving Credit Loan (or portion thereof) being converted or continued shall be paid by the Company at the time of conversion or continuation.

Each notice pursuant to this Section 5.15 shall be irrevocable and specify (w) the identity and amount of the Revolving Credit Loan Borrowing that the Company requests to be converted or continued, (x) whether such Revolving Credit Loan Borrowing is to be converted to or continued as a Eurodollar Borrowing or an ABR Borrowing, (y) if such notice requests a conversion, the date of such conversion (which shall be a Business Day) and (z) if such Revolving Credit Loan Borrowing is to be converted to or continued as a Eurodollar Borrowing, the Interest Period with respect thereto. If no Interest Period is specified in any such notice with respect to any conversion to or continuation as a Eurodollar Borrowing, the Company shall be deemed to have selected an Interest Period of one (1) month's duration. The Agent shall promptly advise the other Lenders of any notice given pursuant to this Section 5.15 and of each Lender's portion of any converted or continued Borrowing and the applicable interest rate. If the Company shall not have given written notice in accordance with this Section 5.15 to continue any Eurodollar Borrowing into a subsequent Interest Period (and shall not otherwise have given written notice in accordance with this Section
5.15 to convert such Revolving Credit Loan Borrowing), such Revolving Credit Loan Borrowing shall, at the end of the Interest Period applicable thereto (unless repaid pursuant to the terms hereof), automatically be extended as a Eurodollar Loan with an Interest Period of one (1) month's duration.

     Section 5.16 Extension of Maturity Date.

         (a) If no Event of Default has occurred and is then continuing, the Company may, by irrevocable written notice to Agent with a copy to each Lender prior to April 1, but not before March 1, of each fiscal year beginning in 2007, request that the Lenders extend the then applicable Maturity Date to a date that is one year later than the Maturity Date then in effect. Each Lender shall, not later than April 30 of such fiscal year, give written notice to the Agent stating whether such Lender is willing to extend the Maturity Date as requested. If the Agent has received the written approvals of such request from the Required Lenders, then, effective upon the date of the Agent's receipt of all such written approvals from the Required Lenders, the Maturity Date shall be so extended for an additional one year period, the term "Maturity Date" shall mean such extended date and the Agent shall promptly notify the Company and the Lenders that such extension has occurred, provided, if less than all of the Lenders have approved the extension, (i) the Total Commitment shall be reduced by the amount of any non-consenting Lenders, and the Commitments of any non-consenting Lenders shall be terminated (ii) any Obligations outstanding above the amount of the reduced Total Commitment shall be repaid as a condition to such extension following such reduction, together with all other amounts owing any non-consenting Lender pursuant to any Loan Document and (iii) the revised Revolving Credit Loan Commitment shall not exceed twenty percent (20%) of the revised Total Commitment as a condition to such extension.

          (b) If (i) any Lender gives the Agent written notice that it is unwilling to extend the Maturity Date as requested or (ii) any Lender fails to provide written approval to Agent of such a request on or before April 30 of


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

such fiscal year, then, (y) subject to Section 5.17(a)(iv) such Lender shall be deemed to have declined to extend the Maturity Date, and (z) the then-current Maturity Date shall remain in effect in respect of such Lender.

     Section 5.17 Replacement Lenders.

          (a) If any Lender (i) makes a demand for compensation pursuant to
Section 5.8(a), Section 5.8(b) or Section 5.8(c), (ii) notifies the Agent of the unlawfulness of such Lender making or maintaining Eurodollar Loans as provided in Section 5.9, (iii) requests the Borrowers to make payments for Taxes or Other Taxes pursuant to Section 5.14, or (iv) gives the Agent notice as provided in
Section 5.16(b) that it is unwilling to extend the Maturity Date or fails to provide approval of such extension, then in any such event the Company may, unless such Lender has notified the Company that the circumstances giving rise to such event no longer apply, terminate, in whole but not in part, the Commitments of such Lender (the "Terminated Lender") at any time upon five Business Days' prior written notice to the Terminated Lender and the Agent (such notice referred to herein as a "Notice of Termination").

          (b) In order to effect the termination of the Commitments of a Terminated Lender, the Company shall (i) obtain an agreement with one or more Lenders to increase their Commitments or (ii) request any one or more other Persons to become a "Lender" in place and instead of such Terminated Lender and agree to accept its Commitments subject to the terms hereof or (iii) a reduction under Section 5.5(a); provided, such one or more other such Persons are Eligible Assignees and become parties by executing an Assignment and Acceptance and (the Lenders or other Persons that agree to accept in whole or in part the Commitments being referred to herein as the "Replacement Lenders"), such that the aggregate increased and/or accepted Commitments of the Replacement Lenders under clauses (i) and (ii) above equal the Commitments of the Terminated Lenders.

          (c) The Notice of Termination shall include the name of the Terminated Lender, the date the termination will occur (the "Termination Date"), the Replacement Lender or Replacement Lenders to which the Terminated Lender will assign its Commitments, and, if there will be more than one Replacement Lender, the portion of the Terminated Lender's Commitments to be assigned to each Replacement Lender.

          (d) The Termination Date shall not occur until all of the following shall have been satisfied: (i) the Terminated Lender shall by execution and delivery of an Assignment and Acceptance assign its Commitments to the Replacement Lender or Replacement Lenders (pro rata, if there is more than one Replacement Lender, in proportion to the portion of the Terminated Lender's Commitments to be assigned to each Replacement Lender) indicated in the Notice of Termination and shall assign to the Replacement Lender or Replacement Lenders its then outstanding Loans so assigned then outstanding (pro rata as aforesaid),
(ii) the Terminated Lender shall endorse its applicable Note(s), payable without recourse, representation or warranty to the order of the Replacement Lender or Replacement Lenders (pro rata as aforesaid), (iii) the Replacement Lender or Replacement Lenders shall purchase the Note(s) held by the Terminated Lender (pro rata as aforesaid) at a price equal to the unpaid principal amount thereof plus interest and fees accrued and unpaid to the Termination Date, (iv) the Company and each of its Subsidiaries shall, upon request, execute and deliver, at its own expense, new Notes to the Replacement Lenders in accordance with their respective interests, which new Notes will be in replacement of and not in addition to the Notes assigned and endorsed to the Replacement Lenders by the

Terminated Lender (v) the Company shall, upon request, pay any compensation due to the Terminated Lender under Section 5.17(a) to the extent not previously paid to the Agent or Floor Plan Agent and (vi) the Replacement Lender or Replacement Lenders will thereupon (pro rata as aforesaid) succeed to and be substituted in all respects for the Terminated Lender to the extent of such assignment from and after such date with the like effect as if becoming a Lender pursuant to the terms of Section 13.3. To the extent not in conflict, the terms of Section 13.3 shall supplement the provisions of this Section 5.17.

     Section 5.18 Increase of Commitments.

          (a) At any time after the date hereof, provided that no Event of Default shall have occurred and be continuing, the Company may request an increase of the aggregate Commitments by notice thereof to the Agent in writing (such notice, a "Commitment Increase Notice"), in an amount not less than $25,000,000 nor more than $100,000,000 in the aggregate. The Agent will provide the Lenders with notice of such Commitment Increase Notice. Such increase shall be allocated between Floor Plan Loan Commitments and Revolving Credit Loan Commitments as requested by Borrower, provided, following any such increase, the Revolving Credit Loan Commitment shall not exceed twenty percent (20%) of the Total Commitment. Any such Commitment Increase Notice shall be in a form reasonably satisfactory to the Agent, and must offer each Lender the opportunity to subscribe for its pro rata share of each increased Commitment. If the Company does not receive either telephonic or written notice from the Agent that all of the increased Commitment is subscribed for by the Lenders within fifteen (15) Business Days after the delivery of the Commitment Increase Notice, the Company may, in its sole discretion, but with the consent of the Agent as to any Person that is not at such time a Lender, offer to any existing Lender or to one or more additional banks or financial institutions the opportunity to participate in all or a portion of such unsubscribed portion of the increased Commitments pursuant to Section 5.18(b) or Section 5.18(c), as applicable.

          (b) Any additional bank or financial institution that the Company selects to offer participation in the increased Commitments, and that elects to become a party to this Agreement with the Company and the Agent (a "New Lender"), by the execution of an agreement (a "New Lender Agreement") substantially in the form of Exhibit 5.18(b), shall become a Lender for all purposes and to the same extent as if originally a party hereof and shall be bound by and entitled to the benefits of this Agreement. The Commitment of any such New Lender shall be in an amount not less than $10,000,000, and such Commitment must be comprised of both a Floor Plan Loan Commitment and a Revolving Credit Loan Commitment on a pro rata basis.

          (c) Any Lender that accepts an offer by the Company to increase its Commitment pursuant to this Section 5.18 shall, in each case, execute an agreement whereby it agrees to be bound by, and accept the benefits of, this Agreement and the other Loan Documents (a "Commitment Increase Agreement") substantially in the form of Exhibit 5.18(c), with the Company and the Agent. Upon delivery to the Agent of one or more Commitment Increase Agreements, the Agent shall enter such New Lender and its Commitment in the Register and distribute a new Schedule 1.1(a) reflecting the Commitment of such New Lender and the Total Commitments, as increased.

          (d) The effectiveness of any Commitment Increase Agreement shall be contingent upon receipt by the Agent of such corporate resolutions of the


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

Company and legal opinions of counsel to the Company as the Agent shall reasonably request with respect thereto, in each case in form and substance reasonably satisfactory to the Agent.

          (e) Additional Loans made on or after the date that any bank or financial institution becomes a New Lender pursuant to Section 5.18(b) or any Lender's Commitment is increased pursuant to Section 5.18(c), (the "Re-Allocation Date") shall be made pro rata based on their respective Floor Plan Loan Commitments in effect on or after such Re-Allocation Date (except to the extent that any such pro rata borrowings would result in any Lender making an aggregate principal amount of Loans in excess of its Commitment, in which case such excess amount will be allocated to, and made by, such New Lender and/or Lenders with such increased Commitments to the extent of, and pro rata based on, their respective Commitments), and continuations of Eurodollar Loans outstanding on such Re-Allocation Date shall be effected by repayment of such Eurodollar Loans on the last day of the Interest Period applicable thereto and the making of new Eurodollar Loans pro rata based on the respective Commitments in effect on and after such Re-Allocation Date. In the event that on any such Re-Allocation Date there is an unpaid principal amount of Eurodollar Loans, such Eurodollar Loans shall remain outstanding with the respective holders thereof until the expiration of their respective Interest Periods (unless the Company elects to prepay any thereof in accordance with the applicable provisions of this Agreement), and interest on and repayments of such Eurodollar Loans will be paid thereon to the respective Lenders holding such Eurodollar Loans pro rata based on the respective principal amounts thereof outstanding.

          (f) Notwithstanding anything to the contrary in this Section 5.18,
(i) no Lender shall have any obligation to increase its Commitment unless it agrees to do so in its sole discretion and (ii) after giving effect to any increase in the Commitments pursuant to this Section 5.18, the aggregate amount of the Commitments shall not exceed $900,000,000.

          (g) The Company shall execute and deliver a Note or Notes to each New Lender and replacement Notes to Lenders signing a Commitment Increase Agreement in the amount of said Persons' Commitments.

                                  ARTICLE VI.
                                LETTERS OF CREDIT

     Section 6.1 General.

          (a) On the terms and conditions set forth herein (i) the Issuing Bank agrees from time to time on any Business Day during the period from the Closing Date to the Business Day which is thirty (30) days prior to the Maturity Date (the "Letter of Credit Termination Date") to issue one or more Letter or Letters of Credit for the account of the Company; and (ii) the Revolving Credit Loan Lenders severally agree to participate in such Letters of Credit; provided, that the Issuing Bank shall not be obligated to Issue, and no Lender shall be obligated to participate in, any Letter of Credit if, as of the date of request of such Letter of Credit, after giving effect to the maximum amount payable under such Letter of Credit, (y) the aggregate principal amount of all Letter of Credit Obligations outstanding shall at any time exceed the Letter of Credit Commitment or (z) the aggregate principal amount of Revolving Credit Loans outstanding, plus Swing Line Loans outstanding under the Revolving Credit Loan Commitments, plus the Letter of Credit Obligations outstanding as of such day shall exceed the Revolving Credit Loan Commitments of all the Lenders. Within the foregoing limits, and subject to the other terms and conditions hereof, the ability of the Company to obtain Letters of Credit shall be fully revolving, and, accordingly, the Borrowers may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit which have expired or which have been drawn upon and reimbursed.

          (b) The Issuing Bank is under no obligation to Issue any Letter of Credit if: (i) any order, judgment or decree of any Governmental Authority shall by its terms purport to enjoin or restrain the Issuing Bank from Issuing such Letter of Credit, or any Requirement of Law applicable to the Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Bank shall prohibit the Issuing Bank, or request that the Issuing Bank refrain, from the Issuance of Letters of Credit generally or such Letter of Credit in particular or shall impose upon the Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Bank is not otherwise compensated hereunder) not in effect on the Closing Date; (ii) the Issuing Bank has received written notice from any Lender, the Agent or any Borrower, on or before the Business Day prior to the requested date of Issuance of such Letter of Credit, that one or more of the conditions contained in
Section 8.3 in respect of Revolving Credit Loans is not then satisfied; (iii) the expiration date of any requested Letter of Credit is more than one (1) year from the date of Issuance thereof or after the Maturity Date; (iv) any requested Letter of Credit is not in form and substance reasonably acceptable to the Issuing Bank, or the Issuance of such Letter of Credit shall violate any applicable policies of the Issuing Bank or shall be denominated in a currency other than Dollars.

     Section 6.2 Issuance, Amendment and Renewal of Letters of Credit.

          (a) Each Letter of Credit shall be issued upon the irrevocable written request of the Company received by the Issuing Bank (with a copy sent by the Company to the Agent) at least three (3) Business Days prior to the proposed date of Issuance. Each such request for Issuance of a Letter of Credit shall be by facsimile, confirmed immediately in writing, in the form of a Letter of Credit Application. Each Letter of Credit (i) will be for the account of the Company, (ii) will be a non-transferable standby letter of credit to support certain payment or performance obligations of the Company.

          (b) Prior to the Issuance of any Letter of Credit, the Issuing Bank will confirm with the Agent (by telephone or in writing) that the Agent has received a copy of the Letter of Credit Application or Letter of Credit Amendment Application from the Company and, if not, the Issuing Bank will provide the Agent with a copy thereof. Unless the Issuing Bank has received notice prior to the Issuance of a requested Letter of Credit from the Agent (i) directing the Issuing Bank not to Issue such Letter of Credit because such Issuance is not then permitted under this Section 6.2, or (ii) that one or more conditions specified in Section 8.3 in respect of Revolving Credit Loans are not then satisfied or waived; then, subject to the terms and conditions hereof, the Issuing Bank shall, on the requested date, Issue a Letter of Credit for the account of the Company in accordance with the Issuing Bank's usual and customary business practices.

          (c) From time to time while a Letter of Credit is outstanding and prior to the Letter of Credit Termination Date, the Issuing Bank will, upon the written request of the Company received by the Issuing Bank (with a copy sent by the Company to the Agent) at least three (3) Business Days (or such shorter time as the Issuing Bank may agree in a particular instance in its sole discretion) prior to the proposed date of amendment or extension, amend any Letter of Credit Issued by it or extend the expiry date. Each such request for amendment or extension of a Letter of Credit shall be made by facsimile, confirmed immediately in an original writing, made in such form as the Issuing Bank shall require in accordance with its usual and customary business practices. The Issuing Bank shall be under no obligation to amend or extend the expiry date any Letter of Credit if: (i) the Issuing Bank would have no obligation at such time to Issue such amended Letter of Credit under the terms of this Agreement; or
(ii) the beneficiary of any such Letter of Credit does not accept the proposed amendment to the Letter of Credit.

          (d) Upon receipt of notice from the Issuing Bank, the Agent will promptly notify the Lenders of the Issuance of a Letter of Credit and any amendment or extension thereto.

          (e) If any outstanding Letter of Credit shall provide that it shall be automatically renewed unless the beneficiary thereof receives notice from the Issuing Bank that such Letter of Credit shall not be renewed, the Issuing Bank shall be permitted to allow such Letter of Credit to be renewed subject to the terms of Section 6.1(b), and the Company and the Lenders hereby authorize such renewal. The Issuing Bank shall not be obligated to allow such Letter of Credit to renew if the Issuing Bank would have no obligation at such time to Issue or amend such Letter of Credit under the terms of this Agreement.

          (f) The Issuing Bank may, at its election (or as required by the Agent at the direction of the Required Lenders), deliver any notices of termination or other communications to any Letter of Credit beneficiary or transferee, and take any other action as necessary or appropriate, at any time and from time to time, in order to cause the expiration date of any Letter of Credit to be a date not later than the Maturity Date.

          (g) As among the Issuing Bank, the Lenders and the Company, this Agreement shall control in the event of any conflict with any documents executed in connection with a Letter of Credit issued hereunder.

          (h) The Issuing Bank will also deliver to the Agent, concurrently or promptly following its delivery of a Letter of Credit, or amendment or extension to a Letter of Credit, to an advising bank or a beneficiary, a true and complete copy of each such Letter of Credit, amendment or extension to a Letter of Credit.

     Section 6.3 Risk Participations, Drawings and Reimbursements.

          (a) Immediately upon the Issuance of each Letter of Credit, the Revolving Credit Loan Lenders hereby irrevocably and unconditionally agree to, and hereby, purchase from the Issuing Bank participation interests in such Letters of Credit or each drawing thereunder, ratably in amounts equal to the product of (i) each such Lender's Pro Rata Share of Revolving Credit Loan Commitments, and (ii) the maximum amount available to be drawn under such Letter of Credit. Each Issuance of a Letter of Credit shall be applied to utilize the Revolving Credit Loan Commitment of each Revolving Credit Loan Lender by an amount equal to the amount of such participation.

          (b) In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, the Issuing Bank will promptly notify the Company. In the case of Letters of Credit under which drawings are


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payable one or more Business Days after the drawing is made, the Issuing Bank will give such notice to the Company at least one Business Day prior to the date any such drawing is payable. In each such instance, the Company shall reimburse the Issuing Bank prior to 11:00 a.m., New York, New York time, on each date that any amount is paid by the Issuing Bank under any Letter of Credit in an amount equal to the amount so paid by the Issuing Bank. In the case of Letters of Credit under which drawings are payable on the same Business Day as presentment of such Letter of Credit, the Issuing Bank will give such notice to the Company on the date that such drawing is paid by the Issuing Bank. In each such instance, the Company shall reimburse the Issuing Bank prior to 2:00 p.m., New York, New York time if the Company receives notice prior to 12:00 p.m., New York, New York time, otherwise by 11:00 a.m., New York, New York time on the next Business Day. In the event the Company fails to reimburse the Issuing Bank for the full amount of any drawing under any Letter of Credit in accordance with this Section 6.3(b), the Issuing Bank will promptly notify the Agent and the Agent will promptly notify each Lender thereof, and the Company shall be deemed to have requested the Lenders to make a Revolving Credit Loan that is an ABR Borrowing to be disbursed on the date payment is due from the Company (the "Honor Date") under such Letter of Credit, subject to the amount of the unutilized portion of the Revolving Credit Loan Commitment. Any notice given by the Issuing Bank or the Agent pursuant to this Section 6.3(b) may be oral if immediately confirmed in writing (including by facsimile); provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

          (c) Upon any notice pursuant to Section 6.3(b), the Revolving Credit Loan Lenders shall, subject to the conditions set forth in Section 8.3, in accordance with their respective Pro Rata Share of Revolving Credit Loan Commitments, make available to the Agent for the account of the Issuing Bank an amount in Dollars and in immediately available funds equal to the amount of the drawing, whereupon the Lenders shall each be deemed to have made a Revolving Credit Loan that is an ABR Borrowing to the applicable Borrower in that amount. If any Revolving Credit Loan Lender so notified fails to make available to the Agent for the account of the Issuing Bank said amount by no later than 12:00 noon, New York, New York time, on the Honor Date, then interest shall accrue on such Lender's obligation to make such payment, from the Honor Date to the date such Lender makes such payment, at the rate per annum equal to the Federal Funds Effective Rate in effect from time to time during such period. The Agent will promptly give notice to each Lender of the occurrence of any Honor Date, but failure of the Agent to give any such notice on the Honor Date or in sufficient time to enable any Lender to effect such payment on such date shall not relieve such Lender from its obligations under this Section 6.3.

          (d) Any drawing under a Letter of Credit not reimbursed by the Company when due and not repaid by a Revolving Credit Loan pursuant to Section 6.3(b) because of a failure of the Company to satisfy the conditions set forth in
Section 8.3 or for any other reason, shall be due and payable on demand (together with interest) and shall bear interest at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin plus two percent (2%) per annum, and, only if the conditions precedent to issuance of such Letter of Credit in Section 6.2(b) were satisfied at the time of issuance or renewal of such Letter of Credit, each Lender shall purchase a pro rata portion of such unreimbursed drawing from the Issuing Bank.

          (e) Each Revolving Credit Loan Lender's obligation in accordance with this Agreement to make Revolving Credit Loans or participate in Letters of Credit, as contemplated by this Section 6.3, as a result of a drawing under the


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

Letter of Credit, shall be absolute and unconditional and without recourse to the Issuing Bank and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Issuing Bank, any Borrower or any other Person for any reason whatsoever, (ii) the occurrence or continuance of a Default, an Event of Default or a Material Adverse Effect, or (iii) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

     Section 6.4 Repayment of Participation.

          (a) If the Agent receives immediately available funds from the Company for the account of the Issuing Bank to pay any unreimbursed drawing under a Letter of Credit, in respect of which any Revolving Credit Loan Lender has paid the Agent for the account of the Issuing Bank for such Lender's participation in an unreimbursed drawing under a Letter of Credit pursuant to Section 6.3, the Agent will pay to each Lender, in the same funds as those received by the Agent for the account of the Issuing Bank, the amount of such funds attributable to each such Lender, and the Issuing Bank shall receive and retain the amount of such funds attributable to any Lender that did not so pay the Agent for the account of the Issuing Bank. (b) If the Agent or the Issuing Bank is required at any time to return to the Borrowers or to a trustee, receiver, liquidator, custodian, or any official in an Insolvency Proceeding, any portion of the payments made by the Company to the Agent for the account of the Issuing Bank pursuant to Section 6.4(a) in reimbursement of a payment made under a Letter of Credit, or interest thereon, each of the Revolving Credit Loan Lenders shall, on demand of the Agent, in accordance with each Lender's Pro Rata Share of Revolving Credit Loan Commitments, forthwith return to the Agent or the Issuing Bank the amount so returned by the Agent or the Issuing Bank plus interest thereon from the date such demand is made to the date such amounts are returned by such Lender to the Agent or the Issuing Bank, at a rate per annum equal to the Federal Funds Rate in effect from time to time.

     Section 6.5 Role of the Issuing Bank.

          (a) Each Lender and the Company agree that, in paying any drawing under a Letter of Credit, the Issuing Bank shall not have any responsibility to obtain any document (other than any sight draft, certificates and other documents, if any, expressly required by such Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.

          (b) Neither the Issuing Bank nor any of its correspondents, participants or assignees shall be liable to any Lender for: (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders (including the Required Lenders, as applicable); (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or
(iii) the effectiveness, validity or enforceability of any Letter of Credit-Related Document.

          (c) The Company hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to such beneficiary's or transferee's use of any Letter of Credit; provided, this assumption is not intended to, and shall not, preclude the Company from pursuing such rights and remedies as it may


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

have against such beneficiary or transferee at law or under any other agreement or assume risks or losses arising out of the gross negligence, bad faith or willful misconduct of the Issuing Bank. Neither the Issuing Bank, nor any correspondents, participants or assignees of the Issuing Bank, shall be liable or responsible for any of the matters described in clauses (i) through (vii) of
Section 6.6; provided, the Company may have a claim against the Issuing Bank, and the Issuing Bank may be liable to the Company, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary damages suffered or incurred by the Company which are caused by the Issuing Bank's willful misconduct or gross negligence (i) in failing to pay under any Letter of Credit after the presentation by the beneficiary of a sight draft, certificate(s) and any other documents, if any, strictly complying with the terms and conditions of such Letter of Credit, (ii) in its paying under a Letter of Credit against presentation of a sight draft, certificate(s) or other documents not complying with the terms of such Letter of Credit or (iii) its failure to comply with the obligations imposed upon it, as an issuing bank, under applicable law; provided, that (y) the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, and (z) the Issuing Bank shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason, provided that any such instrument appears on its face to be in order.

     Section 6.6 Obligations Absolute. The Obligations of the Company under this Agreement and any document executed in connection with any Letter of Credit issued hereunder to reimburse the Issuing Bank for a drawing under a Letter of Credit, and to repay any Letter of Credit Borrowing and any drawing under a Letter of Credit converted into a Revolving Credit Loan, shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement and each such other Letter of Credit Application, Letter of Credit Amendment Application or any other documents related to the issuance or amendment of Letters of Credit, notwithstanding the following: (i) any lack of validity or enforceability of this Agreement or any Letter of Credit-Related Document; (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations of the Company in respect of any Letter of Credit; (iii) the existence of any claim, set-off, defense or other right that the Company may have at any time against any beneficiary or any such transferee of any Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Issuing Bank or any other Person, whether in connection with this Agreement, the transactions contemplated herein or by the Letter of Credit-Related Documents or any unrelated transaction other than the defense of payment; (iv) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit;
(v) any payment made by the Issuing Bank under any Letter of Credit to any trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of a successor to any beneficiary or any transferee of any Letter of Credit, including any arising in connection with any Insolvency Proceeding; (vi) any exchange, release or non-perfection of any Collateral, or any release or amendment or waiver of or consent to departure from any other guarantee, for all or any of the Obligations of the Company in respect of any Letter of Credit; or (vii) any other circumstance that might otherwise constitute a defense available to, or


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

discharge of, the Company. Nothing contained in this Section 6.6 shall constitute a waiver by the Company of any claims arising out of the gross negligence, bad faith or willful misconduct of the Agent or the Issuing Bank.

     Section 6.7 Letter of Credit Fees.

          (a) Letter of Credit Fees. The Company shall pay to the Agent for the account of each of the Revolving Credit Loan Lenders a letter of credit fee (the "Letter of Credit Fees") with respect to each outstanding Letter of Credit, which fee shall be equal to the greater of: (i) $500 per annum, and (ii) the Applicable Margin for Eurodollar Loans that are Revolving Credit Loans multiplied by the face amount of such Letter of Credit per annum.

          (b) Fronting Fees. The Company shall pay to the Issuing Bank for its own account, for each Letter of Credit issued by the Issuing Bank, a fronting fee (the "Fronting Fees") for each Letter of Credit Issued by the Issuing Bank equal to one hundred twenty-five-one-thousandths percent (0.125%) per annum multiplied by the maximum amount available to be drawn on such outstanding Letters of Credit.

          (c) Calculation of Fees. The Letter of Credit Fees and the Fronting Fees each shall be computed on a quarterly basis in arrears on the last Business Day of each calendar quarter based upon the face amount of all Letters of Credit outstanding for such quarter as calculated by the Issuing Bank (computed on the basis of the actual number of days elapsed over a year of 360 days). Such fees shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter during which such Letters of Credit are outstanding, commencing on the first such quarterly date to occur after the Closing Date, through the Maturity Date, with the final payment to be made on the Maturity Date.

          (d) Other. The Company shall pay to the Issuing Bank from time to time on demand the normal issuance, presentation, amendment and other processing fees, and other standard costs and charges of the Issuing Bank relating to Letters of Credit as from time to time in effect.

     Section 6.8 Cash Collateralization.

          (a) If any Event of Default shall occur and be continuing, or the Revolving Credit Loan Commitment is terminated or reduced to an amount insufficient to fund the then outstanding Letter of Credit Obligations, the Company shall, on the second Business Day following receipt of notice from the Agent acting upon instructions of the Required Lenders, deposit in an account (the "Cash Collateral Account") held by the Agent for the benefit of the Revolving Credit Loan Lenders, an amount of cash or cash equivalents equal to the Letter of Credit Obligations as of such date. Such deposit shall be held by the Agent as collateral for the payment and performance of the such Letter of Credit Obligations. The Agent shall have exclusive dominion and control, including exclusive right of withdrawal, over such account. Cash collateral shall be held in a blocked, interest-bearing account held by the Agent upon such terms and in such type of account as customary at the depository institution. The Company shall pay any reasonable fees charged by the Agent which fees are of the type customarily charged by such institution with respect to such accounts. Moneys in such account shall (i) first, be applied by the Agent to the payment of Letter of Credit Borrowings and interest thereon, (ii) second, be held for the satisfaction of the reimbursement Obligations, if any, of the Borrowers in respect of Letters of Credit, and (iii) third, in the event the maturity of the


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

Loans has been accelerated, with the consent of the Required Lenders, be applied to satisfy the Obligations. If the Company shall provide cash collateral under this Section 6.8(a) and thereafter either (i) drafts or other demands for payment complying with the terms of such Letters of Credit are not made prior to the respective expiration dates thereof, or (ii) such Event of Default shall have been waived or cured, then the Agent, the Floor Plan Agent, the Swing Line Bank and the Lenders agree that the Agent is hereby authorized, without further action by any other Person, to release the Lien in such cash and will direct the Agent to remit to the Company amounts for which the contingent obligations evidenced by such Letters of Credit have ceased.

          (b) As security for the payment of all Obligations, the Company hereby grants, conveys, assigns, pledges, sets over and transfers to the Agent, and creates in the Agent's favor a Lien on, and security interest in, all money, instruments and securities at any time held in or acquired in connection with the Cash Collateral Account, together with all proceeds thereof. At any time and from time to time, upon the Agent's request, each Borrower promptly shall execute and deliver any and all such further instruments and documents as may be reasonably necessary, appropriate or desirable in the Agent's judgment to perfect the security interest created herein as a first priority security interest and to otherwise obtain the full benefits of the security interest created or intended to be created by this Section 6.8(b) and of the rights and powers herein granted.

                                  ARTICLE VII.
                         REPRESENTATIONS AND WARRANTIES

     The Company, as to itself and as to each other Borrower and each of its Subsidiaries, and each of the Borrowers other than the Company, as to itself and its Subsidiaries, if any, represent and warrant to the Agent, the Floor Plan Agent, the Swing Line Bank and the Lenders as follows:

     Section 7.1 Organization; Corporate Powers. Each Borrower and each of their respective Subsidiaries is duly organized under the laws of the state of its organization and each is validly existing and in good standing under the laws of the state of its respective incorporation or organization, has the requisite power and authority, governmental licenses, consents and approvals to own its property and assets and to carry on its business as now conducted and is qualified to do business in every jurisdiction where such qualification is required. Each Borrower and each of their respective Subsidiaries have the corporate power to execute, deliver and perform its Obligations under the Loan Documents to which it is a party, to borrow hereunder and to execute and deliver the Notes.

     Section 7.2 Authorization. The execution, delivery and performance of this Agreement and the other Loan Documents, the Borrowings hereunder, and the execution and delivery of the Notes by each Borrower, the issuance of Letters of Credit and Drafting Agreements hereunder and the use of the proceeds of the Borrowings (a) have been duly authorized by all requisite corporate and, if required, stockholder action on the part of such Borrower and each Subsidiary and (b) will not (i) violate or conflict with (A) any provision of law, statute, rule or regulation or the certificate of incorporation or the bylaws of the any Borrower or any Subsidiary thereof, (B) any order of any court, or any rule, regulation or order of any other Governmental Authority binding upon any Borrower or any Subsidiary thereof or (C) any provisions of any indenture, agreement or other document, instrument or other contract to which any Borrower or any of its respective Subsidiaries is a party, or by which any Borrower or any of its Subsidiaries or any of their respective properties or assets are or


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

may be bound, except to the extent that any such violation could not be expected to have a Material Adverse Effect, or (ii) result in the creation or imposition of any Lien whatsoever upon any property or assets of any Borrower or any of its Subsidiaries other than under the Loan Documents.

     Section 7.3 Governmental Approval. No registration with, or consent or approval of, or other action by, any federal, state or other Governmental Authority is or will be required in connection with the execution, delivery and performance of this Agreement, any other Loan Document, the execution and delivery of the Notes or repayment of the Borrowings hereunder.

     Section 7.4 Enforceability. This Agreement and each of the Loan Documents have been duly executed and delivered by each of the Borrowers and each of their Subsidiaries which is a party hereto or thereto and constitute legal, valid and binding obligations of the Borrowers and such Subsidiaries; and the Notes, when duly executed and delivered by each applicable Borrower, will constitute legal, valid and binding obligations of such Borrower(s), in each case enforceable in accordance with their respective terms, subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting creditors' rights generally and general principles of equity.

     Section 7.5 Financial Statements. As to the Company, the audited consolidated financial statements of the Company and each of its Subsidiaries, as of December 31, 2003, copies of which have been furnished to the Lenders, have been prepared in conformity with GAAP applied on a basis consistent with that of the preceding fiscal year, and present fairly in all material respects the financial condition of the Company and each of its Subsidiaries, as at such date and the consolidated results of the operations of the Company and each of its Subsidiaries for the period then ended.

          (a) The Form 10-K of the Company for the fiscal year ended December 31, 2003, copies of which have been furnished to the Lenders, have been prepared in accordance with all applicable rules, regulations and guidelines of the Securities and Exchange Commission and present fairly in all material respects the financial condition of the Company and each of its Subsidiaries, as at such date and the results of their operations for the period then ended.

     Section 7.6 No Material Adverse Change. No event has occurred that would constitute a Material Adverse Effect since December 31, 2003.

     Section 7.7 Title to Properties; Security Documents.

          (a) Each Borrower and each of its respective Subsidiaries has good and marketable title to, or valid leasehold interests in, all its properties and assets, except for (i) such properties as are no longer used or useful in the conduct of its business or as have been disposed of in the ordinary course of business, (ii) Liens permitted by Section 7.16 and Section 10.2, and (iii) minor defects in title that do not interfere with the ability of such Borrower or such Subsidiary to conduct its business as now conducted.

          (b) The Security Documents contain descriptions of the Collateral sufficient to grant to the Agent for the benefit of Lenders, perfected Liens therein pursuant to applicable law and the terms, provisions and conditions of this Agreement.



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

     Section 7.8 Litigation; Compliance with Laws; Etc.

          (a) There are no actions, suits, proceedings, governmental investigations or arbitrations except as specified in Schedule 7.8(a), or in the latest report provided pursuant to Section 9.6, at law or in equity or by or before any Governmental Authority that has been instituted or threatened in writing or that affects the Company or any of its Subsidiaries or any property of the Company or any of its Subsidiaries, any of which actions, suits, proceedings, governmental investigation or arbitration (or, in the case of multiple actions, suits, proceedings, governmental investigations or arbitrations arising out of the same general allegations or circumstances) is likely, in the Company's reasonable judgment, to result in incurrence by the Company or any of its Subsidiaries of liability in an amount aggregating Five Hundred Thousand and No/100 Dollars ($500,000.00) or more.

          (b) None of the Borrowers or their respective Subsidiaries is (i) in violation of any law, the breach or consequence of which could be expected to have a Material Adverse Effect and to the best knowledge of the Company and its Subsidiaries after due investigation, the Company and each of its Subsidiaries are in material compliance with all statutes and governmental rules and regulations applicable to them, or (ii) in default under any material order, writ, injunction, award or decree of any Governmental Authority binding upon it or its assets or any indenture, contract, agreement or other document, instrument or other contract to which it is a party or by which any of its properties may be bound except to the extent that any such default could not be expected to have a Material Adverse Effect with respect to any of the Borrowers or Guarantors.

     Section 7.9 No Default. No Event of Default has occurred and is continuing.

     Section 7.10 Use of Proceeds/Federal Reserve Regulations.

          (a) The proceeds of the Loans shall be used to support the issuance of Letters of Credit, for working capital and general corporate purposes and for acquisitions and capital expenditures. Neither the Agent nor any Lender shall have any responsibility as to the use of any Letter of Credit or any proceeds of the Loans.

          (b) Neither the Company nor any of its Subsidiaries is engaged principally in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

          (c) No part of the proceeds of the Loans will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately (i) to purchase or carry Margin Stock or to extend credit to others for the purpose of purchasing or carrying Margin Stock or to refund Indebtedness originally incurred for such purpose or (ii) for any purpose which entails a violation of, or which is inconsistent with, the provisions of the Regulations of the Board, including Regulations T, U or X.

     Section 7.11 Taxes. Each of the Company and its Subsidiaries has filed all tax returns which are required to have been filed and has paid, or made adequate provisions for the payment of, all of its taxes which are due and payable, except such taxes, if any, as are being contested in good faith and by appropriate proceedings and as to which such reserves or other appropriate provisions as may be required by GAAP have been maintained. Neither the Company nor any of its Subsidiaries is aware of any proposed assessment against it for


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

additional taxes (or any basis for any such assessment) which might have a Material Adverse Effect on the Company or such Subsidiary.

     Section 7.12 Pension and Welfare Plans. Each Plan complies in all material respects with all applicable statutes and governmental rules and regulations, and: (a) no Reportable Event has occurred and is continuing with respect to any Plan, (b) since December 31, 2003, neither the Company nor any ERISA Affiliate has withdrawn from any Plan or instituted steps to do so and (c) since December 31, 2003, no steps have been instituted to terminate any Plan. No condition exists or event or transaction has occurred in connection with any Plan which could result in the incurrence by the Company or any ERISA Affiliate of any liability, fine or penalty. Neither the Company nor any ERISA Affiliate is a member of, or contributes to, any multiple employer Plan as described in Section 4064 of ERISA. None of the Borrowers has any contingent liability with respect to any post-retirement "welfare benefit plans," as such term is defined in ERISA.

     Section 7.13 No Material Misstatements. Neither this Agreement, the other Loan Documents, the Confidential Information Memorandum nor any other document delivered by or with the knowledge and consent of the Company on behalf of the Company or any Subsidiary in connection with any Loan Document or included therein contained or contains any material misstatement of fact or omitted or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     Section 7.14 Investment Company Act; Public Utility Holding Company Act. Neither the Company nor any of its Subsidiaries is an "investment company" or a company "controlled" by an investment company as defined in, or subject to regulation under, the Investment Company Act of 1940. Neither the Company nor any of its Subsidiaries is a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

     Section 7.15 Maintenance of Insurance. The Company and each of its Subsidiaries represent and warrant that they maintain insurance to such extent and against such hazards and liabilities as is commonly maintained by companies similarly situated.

     Section 7.16 Existing Liens. None of the assets of the Company or any Subsidiary is subject to any Lien, except:

          (a) Liens for current taxes not delinquent or taxes being contested in good faith and by appropriate proceedings and as to which such reserves or other appropriate provisions as may be required by GAAP are being maintained;

          (b) carriers', warehousemen's, mechanics', materialmen's, landlord's and other like statutory or contractual Liens arising in the ordinary course of business securing obligations which are not overdue for a period of more than thirty (30) days or which are being contested in good faith and by appropriate proceedings and as to which such reserves or other appropriate provisions as may be required by GAAP are being maintained;

          (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation;

          (d) deposits to secure the performance of bids, trade contracts, statutory obligations, and other obligations of a like nature incurred in the ordinary course of business, and Liens securing reimbursement obligations created by open letters of credit for the purchase of inventory;

          (e) Liens granted by a Subsidiary of the Company to secure such Subsidiary's Indebtedness to the Company or to any other Subsidiary of the Company so long as such Indebtedness is subordinated to the Obligations and so long as such Liens cover only real property, related real property rights, improvements, fixtures and tangible personal property (other than Collateral);

          (f) Zoning, easements and restrictions on the use of real property that do not, in the aggregate, materially impair the use of such property;

          (g) Liens in existence on the date hereof and listed on Schedule 7.16(g); and

          (h) Liens permitted by Section 10.2.

     Section 7.17 Environmental Matters. The Company and each of its Subsidiaries has complied in all material respects with all applicable federal, state, local and other statutes, ordinances, orders, judgments, rulings and regulations relating to environmental pollution or to environmental regulation or control except where the failure to comply could not be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received notice of any failure so to comply. Neither the Company, nor any of its Subsidiaries manages any hazardous wastes, hazardous substances, hazardous materials, toxic substances or toxic pollutants, as those terms are used in the Resource Conservation and Recovery Act, the Comprehensive Environmental Response Compensation and Liability Act, the Hazardous Materials Transportation Act, the Toxic Substance Control Act, the Clean Air Act or the Clean Water Act, in a manner that violates any regulations promulgated pursuant to such laws except for any such violation that could not be expected to have a Material Adverse Effect or any such violation the remediation of which is being diligently pursued by the Company or any Subsidiary.

     Section 7.18 Subsidiaries. As of the Closing Date, the Company has no Subsidiaries, and no Subsidiary has a Subsidiary, other than those specifically disclosed in part (a) of Schedule 7.18, and neither the Company nor any Subsidiary has any equity investments in any other Person other than the Subsidiaries listed in part (a) of Schedule 7.18, except as set forth in part
(b) of Schedule 7.18. All Subsidiaries listed in part (a) of Schedule 7.18, other than those described in part (c) of said schedule, are Floor Plan Borrowers or will become Floor Plan Borrowers as soon as practical in accordance with the provisions of Section 9.18. The state of incorporation or formation, the address, principal place of business and a list of other business locations for each Subsidiary is specified in part (a) of Schedule 7.18. The Company and/or each of its Subsidiaries is the owner, directly or indirectly, free and clear of all Liens (except for Liens in favor of the Agent and the Lenders and transfer restrictions contained in the Dealer Franchise Agreements), of all of the issued and outstanding voting stock of each Subsidiary disclosed on Schedule
7.18 (except where ownership of less than one hundred percent (100%) is indicated on Schedule 7.18). All shares of such stock have been validly issued and are fully paid and nonassessable, and no rights to subscribe to additional shares have been granted or exist.



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     Section 7.19 Engaged in Business of Motor Vehicle Sales and Related
Businesses. Each of the Borrowers is engaged in the business of selling Motor Vehicles and related activities. The Company is in the business of acquiring, owning, operating and, in some cases, selling dealerships engaged in such businesses. Except as set forth in Schedule 7.16(g), as of the Closing Date, there is no financing statement, or similar statement or instrument of registration under the laws of any jurisdiction, covering or purporting to cover any interest of any kind in all such Motor Vehicles or their proceeds on file or registered in any public office other than a financing statement in favor of the Agent for the benefit of the Lenders covering all such Motor Vehicles. Except as set forth in Schedule 7.16(g), as of the Closing Date, there is no other floor plan or other financing arrangement with any party other than the Agent for the benefit of the Lenders with respect to all such Motor Vehicles; and except as set forth in Schedule 7.16(g), as of the Closing Date, none of the Borrowers has made any other oral or written contract or arrangement of any kind, the performance of which by the other party thereto would give rise to a Lien against any such Motor Vehicle, or the proceeds thereof. The locations (and addresses) set forth in Schedule 7.19 are the primary locations at which the Company and its Subsidiaries keep the Motor Vehicles held as inventory, except for Demonstrators and except for times when such Motor Vehicles may be in transit between locations, in transit for `dealer swaps' or being test driven by potential customers. The addresses set forth in Schedule 7.18 are each Borrower's place of business and each Borrower is formed or incorporated only in the state shown for it on Schedule 7.18 hereto. All of each Floor Plan Borrower's books and records with regard to all Motor Vehicles are maintained and kept at the address(es) of such Floor Plan Borrower set forth in Schedule 7.19.

     Section 7.20 Franchise Agreements. As of the Closing Date, neither the Company nor any of the Borrowers is a party to any dealer franchise agreements or any other similar agreements, ("Dealer Franchise Agreements") other than those listed in Schedule 7.20, which schedule shows the Manufacturer and the Borrower which is a party to each such agreement, the date such agreement was entered into and the expiration date (if any) of each such agreement. Each of the Dealer Franchise Agreements is currently in full force and effect, and no Borrower has received any notice of termination with respect to any such agreements; and, except as disclosed on Schedule 7.20, no Borrower is aware of any event which with notice, lapse of time, or both would allow any Manufacturer which is a party to any of the Dealer Franchise Agreements to terminate any such agreements. There exists no present condition or state of facts or circumstances in regard to said Dealer Franchise Agreements, in the aggregate, which could be expected to have a Material Adverse Effect.

                                 ARTICLE VIII.
                              CONDITIONS OF LENDING

     Section 8.1 Conditions Precedent to Closing Date. The Closing Date shall occur upon the execution, where applicable, and delivery to the Agent of the items described in this Section 8.1, each dated (unless otherwise indicated) the Closing Date and, with sufficient copies for each Lender; provided, the Floor Plan Borrowers shall not be entitled to request Borrowings hereunder, and the representations and warranties contained herein and the other Loan Documents shall not be deemed operative with respect to such Floor Plan Borrower until:
(i) the completion of the audits described in Section 8.2(b)(iii), and (ii) notification from the Agent in writing that such audit has been satisfactorily completed and that the Loan Documents are fully effective in all respects in regard to the Borrower in question, and further provided, for the period commencing with the Closing Date and ending the date on which all Floor Plan Borrowers become eligible to borrow hereunder under this Agreement (the


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

"Transition Period"), the Company shall be entitled to request Borrowings of Revolving Credit Loans (but not in excess of $50,000,000) without regard to the Revolving Credit Borrowing Base which shall not be operative until after such Transition Period.

          (a) From each Borrower:

               (i) a counterpart of this Agreement (to which all of the Exhibits and Schedules have been attached) executed by the Borrowers, the Agent, the Floor Plan Agent, the Swing Line Bank, the Issuing Bank and the Lenders; and

               (ii) Revolving Credit Notes dated the Closing Date, properly executed by the Company to the order of the Lenders, respectively.

          (b) From each Subsidiary of the Company, in a form satisfactory to the Agent, executed originals of:

               (i) the Security Documents;

               (ii) a Guaranty Agreement signed by each Subsidiary of the Company (other than the Toyota/Lexus Floor Plan Borrowers) guaranteeing the Revolving Credit Loan and all Floor Plan Loans;

               (iii) UCC-1 financing statements to the extent required to perfect the Liens granted in the Security Documents.

          (c) from the Company and each Subsidiary of the Company (i) a certificate of the Secretary or an Assistant Secretary of said Subsidiary, certifying that (A) attached are true and complete copies of its constituent documents, (B) attached thereto is a true and complete copy of resolutions or unanimous consent duly adopted by its Board of Directors, members or partners authorizing the execution, delivery and performance of this Agreement, the Notes and/or Loan Documents to which it is a party, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, and (C) as to the incumbency and specimen signature of each officer of the Company and each such Subsidiary executing or to execute this Agreement, the Notes, any of the Loan Documents or other documents delivered in connection herewith or therewith; and (ii) such other documents as the Agent may reasonably request.

          (d) the Agent's Letter duly executed by the Company.

          (e) the Floor Plan Agent's Letter duly executed by the Company.

          (f) an opinion of counsel to the Company and each Subsidiary of the Company which signs any of the Loan Documents, addressed to the Agent and the Lenders and in the form of Exhibit 8.1(f) hereto and opinions of local counsel to the Borrowers and the Subsidiaries of the Company as required by Agent.

          (g) consent from American Honda Motor Co., Inc. ("Honda") for the Company and the Subsidiaries of the Company that have Dealer Franchise


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Agreements with Honda or its Subsidiaries to grant security interests to the
Agent in all consideration received (i) in connection with the transfer of stock or other equity interest in such Subsidiaries of the Company and any of their respective Subsidiaries and (ii) in connection with the sale or transfer of goodwill associated with the business of the Company and any of such Subsidiaries of the Company.

          (h) Intercreditor Agreements with the parties providing Permitted New Vehicle Floor Plan Indebtedness and the parties providing Truck Financing.

          (i) evidence that the fees and disbursements required to be paid by the Company pursuant to Section 5.4 and Section 13.4 on the Closing Date have been paid.

          (j) evidence that all UCC-1 filings and other Liens affecting the Collateral owned by the Company and all its Subsidiaries (other than the Floor Plan Borrowers) that are not permitted pursuant to this Agreement and which are existing or reflected in searches performed by the Agent or its counsel as of the Closing Date have been released and/or terminated to the reasonable satisfaction of the Agent and its counsel.

          (k) evidence of insurance required by Section 9.3.

          (l) all documentation and other information requested by the Agent to satisfy the requirements of bank regulatory authorities under applicable "know your customer" and anti-money laundering rules and regulations, including the Act (as defined in Section 13.15).

     Section 8.2 Conditions Precedent to Initial Borrowings.

          (a) In addition to the conditions listed in Section 8.1 above, the obligation of each Revolving Credit Loan Lender to make the initial Revolving Credit Loans, or of the Swing Line Bank to make the initial Revolving Credit Swing Line Loan or of the Issuing Bank to issue any Letter of Credit is subject to the further conditions precedent that:

               (i) each document (including, without limitation, any UCC financing statement) required by the Security Documents or under law or requested by Agent to be filed, registered or recorded in order to create, in favor of Agent, for the benefit of Lenders, a perfected first Lien (subject to any Permitted Liens) on the Collateral owned by the Company or any Subsidiary of the Company shall have been properly filed, registered or recorded in each jurisdiction in which the filing, registration or recordation thereof is so required or requested, and

               (ii) such other and further conditions shall have been fulfilled as the Agent, or its counsel shall have reasonably determined.

          (b) In addition to the conditions listed in Section 8.1 above, the obligation of each Floor Plan Lender to make the initial Floor Plan Loans or of the Swing Line Bank to make the initial Floor Plan Swing Line Loan, or of the Floor Plan Agent to execute any Drafting Agreement is subject to the conditions precedent that with respect to the Floor Plan Borrower requesting such Loans:



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               (i) a payoff letter or other similar release document in form satisfactory to Agent from the finance companies providing floor plan financing to such Floor Plan Borrower, which payoff letter or other document contains an agreement that the security interests held by such finance companies shall terminate and be released and which authorizes the Floor Plan Agent to terminate any Lien filings with respect to Motor Vehicles that are refinanced by the Floor Plan Lenders, excluding any Lien fillings in connection with security interests permitted under Intercreditor Agreements.

               (ii) each document (including, without limitation, any UCC financing statement) required by the Security Documents or under law or requested by the Agent or the Floor Plan Agent to be filed, registered or recorded in order to create, in favor of Agent, for the benefit of Lenders, a perfected first Lien (except as otherwise provided in the Intercreditor Agreement) on the Collateral owned by such Floor Plan Borrower shall have been properly filed, registered or recorded in each jurisdiction in which the filing, registration or recordation thereof is so required or requested; and

               (iii) the Floor Plan Agent shall have completed to its satisfaction any and all audits of Motor Vehicles owned by or in transit to each such Floor Plan Borrower, provided, the Floor Plan Agent may, in its sole discretion, enter into Drafting Agreements prior to completion of such audits.

     Section 8.3 Conditions Precedent to Each Borrowing. The obligation of each Lender to make a Loan on the occasion of any Borrowing (including the initial Revolving Credit Loan and the Floor Plan Loan) and the obligation of the Issuing Bank to issue Letters of Credit and the obligation of the Swing Line Bank to make Swing Line Loans and the obligation of the Floor Plan Agent to execute Drafting Agreements shall be subject to the further conditions precedent that on the Borrowing Date of such Borrowing or Issuance:

          (a) with respect to Borrowings under the Revolving Credit Loan Commitment, the representations and warranties contained in Article VII are correct on and as of the date of such Borrowing, upon giving effect to such Borrowing and to the application of the proceeds therefrom, as though made on and as of such date (unless expressly limited to an earlier date, in which case, it shall be true as of such date);

          (b) with respect to Borrowings under the Revolving Credit Loan Commitment, but excluding Borrowings during the Transition Period, the Company shall have certified that there is no change in the calculation of the Revolving Credit Borrowing Base that would result in a reduction of the amounts available for borrowing thereunder since the last Availability Analysis provided to the Agent;

          (c) no event has occurred and is continuing, or would result from such Borrowing or from the application of the proceeds therefrom, which constitutes
(i) a Material Adverse Effect, (ii) in the case of Revolving Credit Borrowings (including Revolving Credit Swing Line Loans), a Default or a Revolving Credit Event of Default or (iii) in the case of Floor Plan Borrowings (including Floor Plan Swing Line Loans), (A) no Floor Plan Event of Default exists with respect to the Floor Plan Borrower that is requesting the Borrowing, (B) no Floor Plan Event of Default under Section 11.3(c), (f) or (g) exists, and (C) no Floor Plan


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Event of Default under any other subsection of Section 11.3 has continued for sixty (60) days or more;

          (d) each request for Borrowing (and the acceptance of the proceeds of such Borrowing) shall constitute a certification, representation and warranty by the Company that on the date of such Borrowing the statements contained in this Section 8.3 are true;

          (e) following the making of such Borrowing or Issuance of any Letter of Credit and all other Borrowings to be made on the same day under this Agreement, except as may otherwise be permitted hereunder, (i) if such Borrowing is a Floor Plan Loan Borrowing, the aggregate principal amount of all Floor Plan Loans outstanding plus all Floor Plan Swing Line Loans outstanding shall not exceed the Floor Plan Loan Commitments of all the Lenders, such Floor Plan Loan Borrowings shall not exceed the Floor Plan Advance Limit, and the Agent shall have a first priority lien on the Motor Vehicles that are being purchased with such Floor Plan Loan Borrowing after giving effect to such Borrowing, (ii) if such Borrowing is a Revolving Credit Loan Borrowing, the aggregate principal amount of all Revolving Credit Loans outstanding plus all Revolving Credit Swing Line Loans outstanding plus Letters of Credit Obligations outstanding shall not exceed the Revolving Credit Loan Advance Limit, (iii) if such Borrowing is a Swing Line Loan Borrowing, the aggregate principal amount of all Swing Line Loans outstanding shall not exceed the applicable Swing Line Commitment, (iv) if a Letter of Credit is issued, the total amount of Letter of Credit Obligations outstanding plus the aggregate principal amount of all Revolving Credit Loans outstanding shall not exceed the Revolving Credit Loan Advance Limit, and (v) the aggregate principal amount of all Loans and Letter of Credit Obligations then outstanding shall not exceed the Total Commitments;

          (f) no party (other than the Agent, the Floor Plan Agent or a Lender) to any Intercreditor Agreement executed in connection with any Permitted New Vehicle Floor Plan Indebtedness has disputed or contested the contractual subordination provision thereof in whole or in part or has otherwise breached its material obligations thereunder which dispute, contest or breach involves $1,000,000 or more in collateral, and such dispute, contest or breach has not been waived, resolved or remedied within thirty (30) days after delivery of a notice from the Agent or the Floor Plan Agent to such other party and the Company; and

          (g) with respect to Borrowings under the Revolving Credit Loan Commitment in connection with any acquisition for which the total consideration is Forty Million and No/100 Dollars ($40,000,000) or greater (exclusive of amounts paid for New Motor Vehicle inventory), the Company shall have provided calculations for the financial covenants contained in Section 10.11 through
Section 10.14, which calculations demonstrated compliance with all such financial covenants on a pro forma basis after giving effect to the acquisition for which such Borrowing is requested.

     Section 8.4 Conditions Precedent to Conversions and Continuations. The obligation of the Lenders to convert any existing Borrowing into a Eurodollar Borrowing or to continue any existing Borrowing as a Eurodollar Borrowing is subject to the condition precedent that, on the date of such conversion or continuation, each of the conditions to Borrowing set forth in Section 8.3 shall have been satisfied, and no Event of Default shall have occurred and be continuing or would result from the making of such conversion or continuation. The acceptance of the benefits of each such conversion and continuation shall


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

constitute a representation and warranty by the Company to each of the Lenders that no Event of Default shall have occurred and be continuing or would result from the making of such conversion or continuation.

                                  ARTICLE IX.
                              AFFIRMATIVE COVENANTS

     So long as this Agreement shall remain in effect or the principal of or interest on any Note, any Commitment Fees or any other fee, expense or amount payable hereunder shall be unpaid, and until the Commitments of all the Lenders shall expire or terminate, until no Letter of Credit Obligations are outstanding and until all Drafting Agreements are terminated, (i) the Company, as to itself and as to each other Borrower and each Subsidiary and (ii) each Borrower other than the Company, as to itself and its Subsidiaries only, covenant and agree with the Agent, the Floor Plan Agent, the Swing Line Bank and each Lender that:

     Section 9.1 Existence. It will maintain and preserve, and except as permitted by Section 10.3, will cause each Subsidiary to maintain and preserve, its respective existence and good standing under the laws of its state of jurisdiction, as a corporation or other form of business organization, as the case may be.

     Section 9.2 Repair. It will maintain, preserve and keep, and will cause each of its Subsidiaries to maintain, preserve and keep, all of its properties in good repair, working order and condition (ordinary wear and tear excepted). It will at all times do or cause to be done all things necessary to preserve, renew and keep in full force and effect, and will cause each of its Subsidiaries to do or cause to be done all things necessary to preserve, renew and keep in full force and effect in all material respects, the rights, licenses, permits, franchises, patents, copyrights, trademarks and trade names material to the conduct of its businesses; it and each of its respective Subsidiaries will maintain and operate such businesses in substantially the manner in which they are presently conducted and operated (subject to changes in the ordinary course of business); it and each of its Subsidiaries will comply with all laws and regulations applicable to the operation of such businesses whether now in effect or hereafter enacted and with all other applicable laws and regulations except where the failure to comply therewith would not have a Material Adverse Effect.

     Section 9.3 Insurance. (a) The Company will maintain, on a consolidated basis, insurance to such extent and against such hazards and liabilities as is commonly maintained by companies similarly situated or as may be required in the Security Documents including, without limitation with respect to Motor Vehicles owned by Floor Plan Borrowers, naming the Agent, for the benefit of the Lenders, as additional insured or loss payee, as appropriate.

          (b) Unless the Company provides the Agent with evidence of the insurance coverage required by this Agreement or any other Loan Document, the Agent (at its discretion, or acting at the request of the Floor Plan Agent) may purchase insurance at the Company's expense to protect the Lenders' interest. This insurance may, but need not, also protect the Company's interest. If the Collateral becomes damaged, the coverage that the Agent purchases may not pay any claim the Company or any of its Subsidiaries makes or any claim made against the Company or any of its Subsidiaries. The Company may later cancel this coverage by providing evidence that the Company has obtained the required insurance coverage.



                                       69
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          (c) The Company is responsible for the cost of any insurance purchased by the Agent. The cost of this insurance may be added to the Obligations. If the cost is added to the Obligations, the interest rate provided in Section 5.3 shall apply to such added amount. The effective date of coverage may be the date the Company's prior coverage lapsed or the date the Company failed to provide proof of coverage.

          (d) The Company acknowledges that the coverage the Agent purchases may be considerably more expensive than insurance that the Company can obtain on its own and may not satisfy any need for property damage coverage or any mandatory liability insurance requirements imposed by applicable law.

     Section 9.4 Obligations and Taxes. The Company will pay and discharge and will cause each of its Subsidiaries to pay and discharge, when due, all taxes, assessments and governmental charges or levies imposed upon the Company or such Subsidiary, as the case may be, as well as all lawful claims for labor, materials and supplies or otherwise unless and only to the extent that the Company or such Subsidiary, as the case may be, is contesting such taxes, assessments and governmental charges, levies or claims in good faith and by appropriate proceedings and the Company or such Subsidiary has set aside on its books such reserves or other appropriate provisions therefor as may be required by GAAP.

     Section 9.5 Financial Statements; Reports. The Company will furnish to the Agent and each Lender:

          (a) Annual Audit Reports. Within 90 days after the end of each fiscal year of the Company, a copy of the annual audit report of the Company and its Subsidiaries prepared on a consolidated basis in conformity with GAAP consistently applied and certified by an independent certified public accountant of recognized national standing;

          (b) Quarterly Financial Statements. Within forty-five (45) days after the end of each quarter of each fiscal year of the Company, a copy of the Form 10-Q of the Company, for such quarter, prepared in accordance with the rules, regulations and guidelines of the Securities and Exchange Commission and including therein the consolidated financial statements of the Company, subject to normal year end audit adjustments;

          (c) Officer's Certificate. Together with the financial statements furnished by the Company under Section 9.5(a) and Section 9.5(b), a compliance certificate in the form of Exhibit 9.5(c) executed by the Company's Chief Financial Officer or Vice President and Treasurer dated the date of such annual audit report or such quarterly financial statement, as the case may be, and including therewith (i) the calculations (and summary calculations) for the financial covenants set forth in Section 10.12 through Section 10.15 and (ii) the number of Dealer Locations as of the date of such report or statement;

          (d) SEC and Other Reports. Copies of each communication from the Company or any of its Subsidiaries to shareholders generally, promptly upon the making thereof and Email notification alerts of filings with the Securities and Exchange Commission;

          (e) Manufacturer/Dealer Statements. At the time the same are delivered to any Manufacturer, copies of each Manufacturer/Dealer Statement of each Floor Plan Borrower;



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          (f) Inventory Detail Report. Upon request of the Floor Plan Agent, the
Agent or any Lender, such Floor Plan Borrower shall provide copies of the Inventory Detail Report of each Floor Plan Borrower;

          (g) Availability Analysis. Within twenty (20) days of the end of each month, a completed Availability Analysis in the form of Exhibit 9.5(g), and such other information as the Agent may have reasonably requested to determine the accuracy of such calculation, calculated as of the end of the preceding month;

          (h) Deposit and Securities Account. Within twenty (20) days of the end of each month, a list of any new, closed or changed depository accounts or securities accounts held by the Company or any of its Subsidiaries since the last report provided to the Agent, or a written statement that no such accounts have been opened, closed or changed since the last report.

          (i) Insurance. Within ninety (90) days after the end of each fiscal year of the Company, a schedule of insurance coverage for the Company and all of its Subsidiaries, which schedule shall reflect the type, amount and provider for such insurance and shall be accompanied by evidence of such insurance.

          (j) Requested Information. Promptly, from time to time, such other reports or information as the Agent, the Floor Plan Agent or any Lender may reasonably request.

     Section 9.6 Litigation and Other Notices. (a) The Company will notify the Agent and the Lenders in writing of any of the following as promptly as possible upon learning of the occurrence thereof, describing the same and, if applicable, the steps being taken by the Person(s) affected with respect thereto:

               (i) Judgment. The entry of any final, non-appealable judgment or decree against the Company and/or any of its other Subsidiaries if the aggregate amount of such judgment or decree exceeds One Million and No/100 Dollars ($1,000,000.00) (after deducting the amount with respect to which the Company or such Subsidiary is insured and with respect to which the insurer has assumed responsibility in writing);

               (ii) Default. The occurrence of any Event of Default, including, without limitation, any notices of default or acceleration received by any Borrower from the provider of any Permitted New Vehicle Floor Plan Indebtedness, together with a written explanation of the facts and circumstances associated therewith;

               (iii) Material Adverse Change. The occurrence of any event which could be expected to have a Material Adverse Effect;

               (iv) Pension and Welfare Plans. The occurrence of a Reportable Event with respect to any Plan; the institution of any steps by the Company or any of its Subsidiaries or any ERISA Affiliate, the PBGC or any other Person to terminate any Plan if such termination could be expected to result in a Material Adverse Effect; the institution of any steps by the Company or any of its Subsidiaries or any ERISA Affiliate to withdraw from any Plan if such withdrawal could be expected to result in a Material Adverse Effect; or the incurrence of any material increase in the contingent liability of the Company or any of its Subsidiaries with respect to any post-retirement welfare benefits; or

               (v) Other Events. The occurrence of such other events as the Agent or the Required Lenders may reasonably specify from time to time.

          (b) The Company will provide the Agent and the Lenders with a written report within thirty (30) days after the end of each month describing each action, suit, proceeding, governmental investigation or arbitration that has been instituted or threatened in writing against or that affects the Company or any of its Subsidiaries or any property of the Company or any of its Subsidiaries, which action, suit, proceeding, governmental investigation or arbitration, or in the case of multiple actions, suits, proceedings, governmental investigations or arbitrations arising out of the same general allegations or circumstances, is likely, in the Company's reasonable judgment, to result in the incurrence by the Company or any of its Subsidiaries of liability in an amount aggregating Five Hundred Thousand and No/100 Dollars ($500,000.00) or more. Such monthly report will include the status of any unresolved item covered by any previous reports and provide such other information as may be reasonably requested by the Agent.

     Section 9.7 ERISA. Each Borrower will comply with the applicable provisions of ERISA except where the failure to comply could not be expected to have a Material Adverse Effect.

     Section 9.8 Books, Records and Access. Each Borrower will maintain accurate books and records in which full and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to the business and activities of such Borrowers. No more frequently than twice in any twelve (12) month period and any time during the continuance of a Default or Event of Default (except for access required in connection with a floor plan audit pursuant to Section 9.12, which will be permitted at any time), each Borrower will permit access by the Agent or its designee to the books and records relating to such Borrower during normal business hours, to permit or cause to be permitted the Agent or its designee to make extracts from such books and records and permit, or cause to be permitted, any authorized representative designated by any Lender to discuss the affairs, finances and condition of the Company with its principal financial officers and principal accounting officers and such other officers as such Borrower shall deem appropriate.

     Section 9.9 Use of Proceeds. The Borrowers shall use the proceeds of the Loans for only the following purposes:

          (a) Floor Plan Loans. The proceeds of the Floor Plan Loans may be used only to finance Motor Vehicles for resale in the ordinary course of business of the Floor Plan Borrowers.

          (b) Revolving Credit Loans. The proceeds of the Revolving Credit Loans may be used only for the following purposes: (i) for working capital and general corporate purposes, including, without limitation, the issuance of Letters of Credit and to pay outstanding Floor Plan Loans; and (ii) to make Permitted Acquisitions.

          (c) Floor Plan Swing Line Loans. The proceeds of the Floor Plan Swing Line Loans may be used only to finance Motor Vehicles for resale in the ordinary course of business of the Borrowers and under the Revolving Credit Loan Commitments for general corporate and working capital purposes.



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

          (d) All Loans. No Loans shall be used for any purpose which would be in contravention of any Requirement of Law.

     Section 9.10 Nature of Business. Each Borrower will engage in substantially the same field of business as such Borrower is engaged in on the date hereof, and except as permitted in Section 10.5(j), will refrain from engaging in, establishing or becoming in any way involved in any other business.

     Section 9.11 Compliance. Each Borrower will comply in all material respects with all statutes and governmental rules and regulations applicable to them including all such statutes and government rules and regulations relating to environmental pollution or to environmental regulation and control except to the extent that non-compliance could not reasonably be expected to cause a Material Adverse Effect.

     Section 9.12 Audits.

          (a) Entry on Premises. Each Floor Plan Borrower shall permit a duly authorized representative of the Floor Plan Agent to enter upon such Borrower's premises during regular business hours to perform audits of Motor Vehicles constituting Collateral in a manner reasonably satisfactory to the Floor Plan Agent and will cooperate with and assist such representatives in performing said audits. Each Floor Plan Borrower shall assist the Floor Plan Agent, and its representatives, in whatever way reasonably necessary to make the inspections and audits provided for herein.

          (b) Delivery of Audits. Within thirty (30) days after the end of each fiscal quarter of the Company, the Floor Plan Agent shall deliver to the Agent a summary of the audits of Motor Vehicles of each of the Floor Plan Borrowers performed by the Floor Plan Agent during the fiscal quarter just ended, setting forth therein a spread sheet reflecting for all Floor Plan Borrowers a summary of the results of each floor plan audit during the fiscal quarter. The Agent shall promptly deliver a copy of such report to each Lender.

     Section 9.13 Demonstrators and Rental Motor Vehicles; Title Documents. Each Borrower shall maintain records at the premises where the Motor Vehicles are kept evidencing which Motor Vehicles are being used as Demonstrators and Rental Motor Vehicles. Each Borrower shall cause all certificates of title for such Demonstrators and Rental Motor Vehicles that are titled to the Floor Plan Borrowers to be marked or to otherwise indicate that Agent is the only lienholder with respect to such Demonstrators and Rental Motor Vehicles.

     Section 9.14 Cash Management System. The Borrowers shall maintain and shall cause their Subsidiaries to maintain the current cash management system employed by them substantially in its present form and will continue to consolidate funds from the various Floor Plan Borrower Dealership Accounts into the Platform Accounts and the Concentration Accounts to the maximum extent practical, whether by automated cash management or other means, given the working capital needs and regular operating practices of the Company and its Subsidiaries. The Company will advise the Agent of any change in the Concentration Accounts from that provided in Schedule 1.1(a) hereto.



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

     Section 9.15 Further Assurances. The Company shall, and shall cause each other Borrower, to the extent applicable, to execute, acknowledge, deliver, and record or file such further instruments, including, without limitation, further security agreements, financing statements, and continuation statements, and do such further acts as may be reasonably necessary, desirable, or proper to carry out more effectively the purposes of this Agreement, including, without limitation, (i) causing any additions, substitutions, replacements, or equipment related to the Motor Vehicles financed hereunder to be covered by and subject to the Liens created in the Loan Documents to which any Floor Plan Borrower is a party; and (ii) with respect to any Motor Vehicles which are or are required to be subject to Liens created in the Loan Document to which any Floor Plan Borrower is a party, execute, acknowledge, endorse, deliver, procure, and record or file any document or instrument, including, without limitation, any financing statement, certificate of title, manufacturer's statement of origin, certificate of origin, and dealer reassignment of any of the foregoing which are evidences of ownership of such Motor Vehicles, deemed advisable by the Agent or the Floor Plan Agent to protect the Liens granted in this Agreement or the Loan Documents to which any of them respectively is a party and against the rights or interests of third Persons, and the Company will pay all reasonable costs connected with any of the foregoing.

     Section 9.16 Permitted Acquisitions

          (a) Subject to the remaining provisions of this Section 9.16 applicable thereto and the requirements contained in the definition of Permitted Acquisition, the Company may, from time to time after the Closing Date make acquisitions of not less than 100% of the capital stock (or equivalent equity interest) of a Person engaged in the type of business described in Section 7.19 or a substantial part of the assets of an Auto Dealer, as long as with respect thereto each of the following conditions are satisfied (a "Permitted Acquisition"):

               (i) no Default under Section 11.1 or under Section 11.3(a), (b),
          (d), (e), (f) or (g) or any Event of Default is in existence at the time of the consummation of such proposed acquisition or would exist after giving effect thereto, all representations and warranties contained herein and in the other Loan Documents shall be true and correct in all material respects with the same effect as though such representations and warranties were made on and as of the date of such proposed Acquisition (both before and after giving effect thereto), no other agreement, contract or instrument to which any Borrower is a party prohibits such proposed Acquisition and the Company shall be in compliance with all covenants contained herein (including Section
          10.11 through Section 10.14) on a pro forma basis, after such Permitted Acquisition) for the immediately preceding four fiscal quarters; and

               (ii) for each Permitted Acquisition involving the acquisition or creation of a direct or indirect Subsidiary of the Company, the acquisition will not have the effect of causing or requiring any direct Subsidiary of the Company to be engaged in the sale of New Motor Vehicles of a different Manufacturer than the Manufacturer whose New Motor Vehicles such Subsidiary was authorized to sell prior to the acquisition.

     Section 9.17 Title Documents. All original Manufacturer's invoices and title documents evidencing the Floor Plan Borrowers' ownership of all of their


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Motor Vehicles financed hereunder, including, without limitation, the
Manufacturer's Certificate, shall be maintained in safekeeping by the Floor Plan Borrowers in a manner reasonably acceptable to the Floor Plan Agent. At any time, however, that the Agent may exercise the remedies under Section 11.2, the Floor Plan Agent may request and the Floor Plan Borrowers shall deliver or cause to be delivered to the Floor Plan Agent within three (3) Business Days of such request, all such original Manufacturer's invoices and title documents then being maintained by the Floor Plan Borrowers and, immediately, all such original Manufacturer's invoices and title documents that later come into the possession of the Floor Plan Borrowers, and the Floor Plan Agent or its designee may take and retain said invoices and title documents. Thereafter, all such original Manufacturer's Certificates and title documents shall remain in the Floor Plan Agent's possession until the related Floor Plan Loan Borrowing or such ratable portion thereof in respect of a Motor Vehicle sold by any Floor Plan Borrower has been paid in full; provided that, the Floor Plan Agent may transfer, as applicable, title documents delivered to it pursuant to this Section 9.17 in connection with the sale of Motor Vehicles in accordance with its rights provided for in this Agreement or the other Loan Documents.

     Section 9.18 Additional Subsidiaries. In connection with any Permitted Acquisition, or formation of any additional Subsidiary of the Company, the Company (i) concurrently with the quarterly financial statements described in
Section 9.5(b), shall furnish to the Agent and the Lenders an officer's certificate in the form of Exhibit 9.18 executed by the chief financial officer of the Company, (x) describing each acquisition made and any new Subsidiary of the Company formed during the prior quarter and (y) certifying as to compliance with the requirements of Section 9.16(a)(i), and (ii), and stating that all conditions to such acquisitions were satisfied and that such acquisitions are Permitted Acquisitions in accordance with the terms of this Agreement, (ii) within sixty (60) days of a Permitted Acquisition, shall cause any such Subsidiary that is an Auto Dealer (other than any Silo Borrower and any entity engaged in Truck Operations) and that is created or is otherwise acquired as part of a Permitted Acquisition, to become a Floor Plan Borrower and a Guarantor and to execute and deliver an Addendum and updated Schedules to this Agreement, if applicable, and (iii) within thirty (30) days of a Permitted Acquisition, shall cause any such Subsidiary that is not an Auto Dealer and any such Subsidiary that is a Silo Borrower or engaged in Truck Operations (provided, the Company shall not and shall not permit any of its Subsidiaries other than Asbury Automotive Atlanta L.L.C. to form or acquire any new entity engaged in Truck Operations without the consent of the Agent) and that is created or is otherwise acquired as a part of a Permitted Acquisition, to become a Guarantor and to execute and deliver an Addendum and updated Schedules to this Agreement, if applicable. The security interests granted by such Subsidiaries shall be subject only to Liens permitted by Section 10.2, and any liens to be released within the sixty (60) day period immediately following the closing of the related Permitted Acquisition or the formation of such Subsidiary. The security documents and other instruments related thereto shall be duly recorded or filed in such manner and in such places as are required by law to establish, perfect, preserve and protect the Liens, in favor of the Agent for the benefit of the Lenders, required to be granted pursuant to such additional Security Documents and all taxes, fees and other charges payable in connection therewith shall be paid in full by the Company. Notwithstanding the foregoing, the Company shall have a period of thirty (30) days from the date any Permitted Acquisition is effected within which to pay off the existing floor plan facility, and all other actions required to be taken by this Section 9.18 with respect to the additional Collateral shall be completed no later than sixty (60) days after the date on which any Permitted Acquisition is effected.



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

     Section 9.19 Updated Control Agreements. Upon request by any bank maintaining deposit accounts subject to Liens under the Security Documents or by any securities intermediary maintaining securities accounts subject to Liens under the Security Documents, the Company shall and shall cause its Subsidiaries to execute amended control agreements in order to reflect changes, deletions or additions to the list of deposit accounts or securities accounts included in such control agreements.

Section 9.20 Final Lien Releases; Termination of Security Interests. With respect to each Floor Plan Borrower, within sixty (60) days of the completion of the audit concerning such Floor Plan Borrower described in Section 8.2(b)(iii), such Floor Plan Borrower shall provide Agent with evidence that all Indebtedness with respect to such Floor Plan Borrower not otherwise permitted under this Agreement has been satisfied and that all UCC-1 filings and other Liens affecting the Collateral owned by such Floor Plan Borrower not permitted pursuant to this Agreement have been terminated.

                                   ARTICLE X.
                               NEGATIVE COVENANTS

         So long as this Agreement shall remain in effect or the principal of or interest on any Note, any Commitment Fees or any other expense or amount payable hereunder shall be unpaid, and until the Commitments of all the Lenders shall expire or terminate, the Letter of Credit Obligations are paid in full and all Drafting Agreements are terminated, (i) the Company, as to itself and as to each other Borrower and each Subsidiary and (ii) each Borrower other than the Company, as to itself and its Subsidiaries only covenants and agrees with the Agent, the Floor Plan Agent, the Swing Line Bank and each Lender that:

     Section 10.1 Indebtedness. It will not incur, create, assume or suffer to exist any Indebtedness, except:

          (a) the Notes and the Indebtedness and Obligations under this Agreement and the other Loan Documents;

          (b) Indebtedness of any Borrower existing at the Closing Date which is reflected in Schedule 10.1(b) hereto (and does not fall within any other category in this Section 10.1) or otherwise falls within a category in this
Section 10.1 and all renewals and extensions thereof on substantially the same terms;

          (c) Indebtedness created under leases which, in accordance with GAAP, have been recorded and/or should have been recorded on the books of the applicable Borrower as Capital Leases;

          (d) Subordinated Indebtedness;

          (e) accounts payable (for the deferred purchase price of property or services) which are from time to time incurred in the ordinary course of business and which are not in excess of ninety (90) days past the invoice or billing date (except for amounts due to Manufacturers);



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

          (f) Permitted Real Estate Debt and any Guarantees by the Company of such Indebtedness;

          (g) Indebtedness of any Subsidiary of the Company in existence (but not incurred or created in connection with an acquisition) on the date on which such Subsidiary is acquired by the Company, provided (i) neither the Company nor any of its other Subsidiaries has any obligation with respect to such Indebtedness, (ii) none of the properties of the Company or any of its other Subsidiaries is bound with respect to such Indebtedness and (iii) the Company is in full compliance with Section 10.11 through Section 10.14 hereof before and after such acquisition;

          (h) Indebtedness secured by Liens upon any property hereafter acquired by the Company or any of its Subsidiaries to secure Indebtedness in existence on the date of an acquisition (but not incurred or created in connection with such acquisition) at a time when the Company is in full compliance with Section 10.11 through Section 10.14 hereof before and after such acquisition, which Indebtedness is assumed by such Person simultaneously with such acquisition, which Liens extend only to such property so acquired (and not to any after-acquired property) and with respect to which Indebtedness neither the Company nor any of its Subsidiaries (other than the acquiring Person) has any obligation;

          (i) contingent obligations (including Guarantees) of any Indebtedness permitted hereunder;

          (j) Indebtedness in respect of Hedging Agreements;

          (k) purchase options in favor of a Manufacturer in respect of a dealer franchise;

          (l) Indebtedness that refinances any existing Indebtedness of Borrowers, so long that such refinancing does not in any material respect increase the principal amount thereof or expand the property subject to any Lien (unless otherwise permitted under this Agreement) and in the case of Subordinated Indebtedness, shorten the maturity or change any of the subordination provisions in a manner adverse to the Lenders without the consent of Required Lenders;

          (m) Indebtedness of the Borrowers secured by Liens upon property other than the Collateral, which Liens extend only to such property, with respect to which Indebtedness none of the Subsidiaries other than the owner of such encumbered asset has any obligation, provided the aggregate amount of all such Indebtedness is less than $25 million outstanding at any one time;

          (n) Unsecured debt of the Company, not guaranteed by any Subsidiary, in an aggregate amount not to exceed Fifty Million and No/100 Dollars ($50,000,000) outstanding at any time; provided that not more than Twenty Million and No/100 Dollars ($20,000,000) of such aggregate amount may be cross-guaranteed by Subsidiaries of the Company; and

          (o) Indebtedness of any Silo Borrower (which, for purposes of this Section 10.1(o), shall include any Silo Borrower that is both a Silo Borrower and a Floor Plan Borrower) consisting of floor plan financing for New Motor Vehicles provided by Ford Motor Credit Corporation or General Motors Acceptance Corporation ("GMAC") to such Subsidiary ("Permitted New Vehicle Floor Plan Indebtedness"), provided (i) such financing applies only to New Motor Vehicles sold to such Subsidiary by a Manufacturer affiliated with Ford Motor Credit


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

Corporation or GMAC and that have never been and are not subject to a security interest in favor of the Agent other than as contemplated in an intercreditor agreement as described below in this Section 10.1(o), (ii) such Indebtedness is secured solely by a Lien on said New Motor Vehicles and the proceeds thereof and such other collateral as agreed by Agent and the Required Lenders, and (iii) the Agent shall have executed with Ford Motor Credit Corporation or GMAC an Intercreditor Agreement, reasonably satisfactory to the Agent, the Floor Plan Agent and the Required Lenders, setting forth the respective rights of each party in the assets of such Silo Borrower;

          (p) Indebtedness of any Subsidiary that is an Auto Dealer and that is not a Floor Plan Borrower as of the Closing Date, provided the Company has given notice to the Agent that (i) the conditions precedent for imposition of the Reserve Commitment exist as of the date of such notice, and requesting therein a reasonable increase in the Floor Plan Loan Commitment, and the Lenders shall not, within twenty (20) Business Days after the date of such notice, have provided for such increase in the Floor Plan Loan Commitment, or (ii) in connection with a Permitted Acquisition, the Floor Plan Loan Commitment will not, in the reasonable determination of the Company, be adequate for the floor plan funding requirements of the Auto Dealer(s) to be acquired and the Lenders shall not, within twenty (20) Business Days after the date of such notice have agreed to increase the Floor Plan Loan Commitments in the amounts reasonably requested by the Company upon closing of the acquisition of such Auto Dealers provided (i) such financing applies only to New Motor Vehicles that have never been and are not subject to a security interest in favor of the Agent other than as contemplated in an intercreditor agreement as described below in this Section 10.1(p), (ii) such Indebtedness is secured solely by a Lien on said New Motor Vehicles and the proceeds thereof and such other Collateral as agreed by Agent and the Required Lenders all as further described in the Intercreditor Agreements, and (iii) the Agent shall have executed with the lender providing such financing an Intercreditor Agreement, reasonably satisfactory to the Agent, the Floor Plan Agent and the Required Lenders, setting forth the respective rights of each party in the assets of such Subsidiary; and

          (q) Indebtedness consisting of obligations arising under loans or leases or guarantees thereof in connection with the dispositions of dealerships or substantially all of the assets with respect thereto, where such obligations do not total more than Five Million and No/100 Dollars ($5,000,000.00) per year in connection with dispositions permitted under Section 10.4;

          (r) Truck Financing provided by Comerica Bank, N.A., Navistar Financial Corporation, Navistar Leasing Company, International Truck and Engine Corporation, or IC Corporation (the "Truck Lenders") provided (i) that such financing applies only to New Motor Vehicles that are heavy trucks or buses used primarily for commercial or industrial transportation applications and not for individual, household or family use, that are sold by Manufacturers to entities listed on Schedule 1.1(d) and that have never been and are not subject to a security interest in favor of the Agent other than as contemplated in an intercreditor agreement as described below in this Section 10.1(r), (ii) such Indebtedness is secured solely by a Lien on said New Motor Vehicles and the proceeds thereof and such other collateral as agreed by Agent and the Required Lenders, all as further described in the Intercreditor Agreements and (iii) the Agent shall have executed with the Truck Lenders Intercreditor Agreements, reasonably satisfactory to the Agent, the Floor Plan Agent and the Required Lenders, setting forth the respective rights of each party in the assets of such entity; and



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

          (s) Indebtedness of any Borrower created under a qualified service loaner program with the financial affiliate of the Manufacturer of the Motor Vehicles to be provided to such Borrower under such service loaner program, provided, such indebtedness does not exceed Thirty Million and No/100 Dollars ($30,000,000.00) in the aggregate.

     Section 10.2 Liens. No Borrower nor any Subsidiary of any Borrower will incur, create, assume or permit to exist any Lien on any of its property or assets, whether owned at the date hereof or hereafter acquired, or assign or convey any rights to or security interests in any future revenues, except:

          (a) Liens securing payment of the Obligations;

          (b) Liens securing Indebtedness permitted by Section 10.1(c), Section 10.1(m), Section 10.1(o), Section 10.1(p), Section 10.1(r) or Section 10.1(s);

          (c) Liens referred to in Section 7.16;

          (d) Liens securing Permitted Real Estate Debt;

          (e) extensions, renewals and replacements of Liens referred to in
Section 10.2(a), (b), (c), (d) and (g) provided, that any such extension, renewal or replacement Lien shall be limited to the property or assets covered by the Lien being extended, renewed or replaced and that the Indebtedness secured by any such extension, renewal or replacement lien shall be in an amount not greater than the amount of the Indebtedness secured by the Original Lien extended, renewed or replaced;

          (f) Certain rights of set-off in favor of a Manufacturer on amounts owing in connection with Motor Vehicles purchased from such Manufacturer;

          (g) Liens on real property, related real property rights, improvements on such real property, and fixtures (that, in each case, does not constitute Collateral) related to other Indebtedness permitted under Section 10.1(g), or
(h); and

          (h) Liens related to Hedging Agreements with the Lenders.

     Section 10.3 Consolidations and Mergers. No Borrower nor any Subsidiary of any Borrower shall merge, consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except:

          (a) any of its Subsidiaries may merge with the Company, provided that the Company shall be the continuing or surviving Person, or with any one or more such Subsidiaries, provided that if any such transaction shall be between Subsidiaries, one of which is a Wholly-Owned Subsidiary and one of its Subsidiaries which is not a Wholly-Owned Subsidiary, the Wholly-Owned Subsidiary shall be the continuing or surviving Person;

          (b) any Subsidiary of the Company may sell all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Company or a Wholly-Owned Subsidiary that is a party to the Security Documents; and

          (c) any Subsidiary of the Company or the Company may merge or consolidate with another Person (that is not the Company or any of its Subsidiaries) if (x) the Company or such Subsidiary involved in the merger or the consolidation is the surviving Person and (y) immediately prior to and after giving effect to such merger or consolidation, there exists no Event of Default; and

          (d) as permitted in Section 10.4.

     Section 10.4 Disposition of Assets. No Borrower nor any Subsidiary of any Borrower shall permit any Disposition (whether in one or a series of transactions) of any property or assets (including Accounts, notes receivable, and/or chattel paper, with or without recourse) or enter into any agreement so to do, except:

          (a) Dispositions of Motor Vehicles and other inventory in the ordinary course of business;

          (b) Dispositions of assets, properties or businesses by the Company or any of its Subsidiaries (including Subsidiaries and dealer franchises), transferred or otherwise disposed of in the ordinary course of business including Disposition of assets, including dealer franchises, the Disposition of which the Company determines to be in its best interest, provided, (A) no Event of Default will result from such Disposition, (B) the Company shall be in compliance with Section 10.11 through Section 10.14 and (C) the total Revolving Credit Loans (including Revolving Credit Swing Line Loans) outstanding should not exceed the Revolving Credit Loan Advance Limit, in each case, after giving effect to such Disposition.

          (c) Dispositions of equipment and other property which is obsolete, worn out or no longer used in or useful to such Person's business, all in the ordinary course of business;

          (d) Dispositions occurring as the result of a casualty event, condemnation or expropriation;

          (e) Dispositions in any year of other property, assets (including capital stock of its Subsidiaries and Affiliates) or businesses of the Company not otherwise permitted by clauses (a) through (d) of this Section 10.4; provided, that the proceeds realized from such Disposition in any applicable year in excess of ten percent (10%) of the tangible assets of the Company as of the beginning of such year are either reinvested within one (1) year in similar assets or used to repay the Obligations;

          (f) Dispositions pursuant to Qualified Sale/Leaseback Transactions so long as no Event of Default exists under Section 11.1(b), Section 11.1(c),
Section 11.1(f), Section 11.1(g), Section 11.3(a), Section 11.3(b), Section 11.3(d), Section 11.3(e), Section 11.3(f), or Section 11.3(g);

          (g) Dispositions of chattel paper in arms-length transactions for fair value in the ordinary course of business; and



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

          (h) As permitted in Section 10.3

     Section 10.5 Investments. No Borrower nor any Subsidiary of any Borrower will make or permit to exist any Investment in any Person, except for:

          (a) Permitted Acquisitions;

          (b) extensions of credit in the nature of Accounts or notes receivable and/or chattel paper arising from the sale of goods and services in the ordinary course of business;

          (c) shares of stock, obligations or other securities received in settlement of claims arising in the ordinary course of business;

          (d) Investments in securities maturing within two (2) years and issued or fully guaranteed or insured by the United States of America or any state or agency thereof;

          (e) Investments in commercial paper maturing within one year from the date of acquisition thereof and having, at such date of acquisition, a credit rating of at least A-1 from S&P and P-1 from Moody's;

          (f) Investments in certificates of deposit, banker's acceptances and time deposits maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than $500,000,000, or any Lender;

          (g) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (d) above and entered into with a financial institution satisfying the criteria described in clause (f) above;

          (h) money market funds that (i) comply with the criteria set forth in Securities and Exchange Commission Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated or invest solely in the assets described in clauses (e) through (g) above and (iii) have portfolio assets of at least $5,000,000,000; and

          (i) Investments as permitted by the Floor Plan Agent;

          (j) Investments in seller-financed notes in connection with Motor Vehicles; provided that such Investments shall not exceed $50,000,000 outstanding at any one time;

          (k) Investments in Wholly-Owned Subsidiaries that are Floor Plan Borrowers; and

          (l) Investments in less than Wholly-Owned Subsidiaries and in Subsidiaries that are not Floor Plan Borrowers in an aggregate amount of up to $50,000,000 during the term of this Agreement.



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

     Section 10.6 Transactions with Affiliates. No Borrower nor any Subsidiary of any Borrower will enter into any transaction with any Affiliate except upon terms no less favorable than the applicable Borrower or Subsidiary could obtain in an arm's-length transaction with a Person which was not an Affiliate.

     Section 10.7 Other Agreements. No Borrower nor any Platform Subsidiary will enter into any agreement containing any provision which would be violated or breached by such Borrower's or Platform Subsidiary's performance of its Obligations hereunder or under any instrument or document delivered or to be delivered by the Borrowers hereunder or in connection herewith.

     Section 10.8 Fiscal Year; Accounting. No Borrower nor any Subsidiary of any Borrower will change its fiscal year without prior notification to the Agent or change its method of accounting (other than immaterial changes and methods and changes authorized or required by GAAP).

     Section 10.9 Pension Plans. No Borrower nor any Subsidiary of any Borrower will permit any condition to exist in connection with any Plan which might constitute grounds for the PBGC to institute proceedings to have such Plan terminated or a trustee appointed to administer such Plan, or engage in, or permit to exist or occur any other condition, event or transaction with respect to any Plan which could be expected to have Material Adverse Effect.

     Section 10.10 Restricted Payments and Distributions.

          (a) No Borrower nor any Subsidiary of any Borrower shall declare or make any Restricted Payment, except that any Borrower or any Subsidiary of any Borrower may pay dividends to the Company (directly or indirectly) or to another Wholly-Owned Subsidiary of any Borrower at any time, and may also make the following Restricted Payments, provided that, immediately after giving effect to the declaration of any dividend, and the payment of any Restricted Payment, there exists no Default under Section 11.1(b) or Section 11.1(c), Default under
Section 11.1(f) or (g) or Section 11.3(d), (e), (f) or (g) or Event of Default and, further provided, that, immediately after giving effect to the declaration of any dividend and the payment of any Restricted Payment, the Company is in compliance with the covenants contained in Section 10.11, Section 10.12, Section 10.13, and Section 10.14 on a proforma basis for the immediately preceding four
(4) quarters:

               (i) the Company may declare and pay cash dividends on its capital stock and may purchase shares of its capital stock, provided the aggregate amount payable in respect of cash dividends paid by the Company or the shares purchased by the Company shall not exceed an amount equal to the sum of $15,000,000 plus one-half (1/2) of the aggregate Net Income of the Company in accordance with GAAP for the period subsequent to December 31, 2003 and ending on the date of determination; and

               (ii) the Company may declare and pay stock dividends directly or indirectly.

          (b) Distributions - No Borrower will (A) distribute any funds from the Concentration Accounts or from any Floor Plan Borrower Dealership Account to any Floor Plan Borrower with respect to which any Floor Plan Event of Default exists, except to the extent necessary to cure such Floor Plan Event of Default or (B) receive funds from any Floor Plan Borrower Dealership Account from any


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Floor Plan Borrower with respect to which any Floor Plan Event of Default exists.

     Section 10.11 Adjusted Net Worth. The Company will not at any time permit its Adjusted Net Worth to be less than or equal to $350,000,000.

     Section 10.12 Fixed Charge Coverage Ratio. The Company will not permit (as of the end of any fiscal quarter) its Fixed Charge Coverage Ratio to be less than 1.2 to 1.0, such ratio to be calculated as of the end of each fiscal quarter of the Company based upon the four fiscal quarters immediately preceding such date of determination.

     Section 10.13 Total Leverage Ratio. The Company shall not, at any time permit its Total Leverage Ratio to be greater than 4.5 to 1.0.

     Section 10.14 Current Ratio. The Company shall not, at any time, permit its Current Ratio to be less than 1.2 to 1.0.

     Section 10.15 Deposit and Security Accounts. No Subsidiary of the Company will open any deposit account or deposit any funds or invest any funds into any deposit account or security account other than the Concentration Accounts, Platform Accounts, Floor Plan Borrower Dealership Accounts or any other deposit account or securities account pledged to Agent and in which Agent has a perfected security interest by control within thirty (30) days of the opening of such account or such deposit or investment.

                                  ARTICLE XI.
                         EVENTS OF DEFAULT AND REMEDIES

     Section 11.1 Revolving Credit Events of Default. The following events shall constitute Revolving Credit Events of Default (herein called "Revolving Credit Events of Default"):

          (a) any representation or warranty made or deemed made in or in connection with this Agreement, the Notes, any of the Loan Documents or any of the Borrowings hereunder or in any report, certificate, financial statement or other instrument furnished in connection with this Agreement or the execution and delivery of the Notes or any of the Loan Documents or the making of any of the Borrowings hereunder shall prove to have been false or misleading in any material respect when made or deemed made;

          (b) default shall be made in the payment of any principal of any Revolving Credit Loan (including any Revolving Credit Swing Line Loan) when and as the same shall become due and payable pursuant to the terms of this Agreement, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

          (c) default shall be made in the payment of any interest on any Revolving Credit Loan or any Commitment Fees or any other amount due under this Agreement other than principal of any Revolving Credit Loan or any amount described in Section 11.3(a) or (b), when and as the same shall become due and payable which shall remain unremedied for a period of five (5) days from the date due, or, in the case of Commitment Fees, from the date of invoice, if later;



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          (d) default shall be made in the due observance or performance of any covenant, condition or agreement contained in Section 9.1, Section 9.6(a)(i),
Section 9.6(a)(iii), Section 9.9, Section 9.10, Section 9.20 or in Article X, other than Section 10.2 (to the extent Liens referenced in said Section are involuntary), Section 10.6, Section 10.7, Section 10.8 (with respect to the Subsidiaries of the Company only) and Section 10.9;

          (e) except as provided in Section 11.1(a) through Section 11.1(d), inclusive, default shall be made in the due observance or performance of any other covenant, condition or agreement to be observed or performed pursuant to this Agreement or any of the other Loan Documents and such default shall continue unremedied for thirty (30) days after the earlier to occur of (i) the Company obtaining knowledge thereof and (ii) written notice thereof having been given to the Company;

          (f) the Company or any of its Subsidiaries shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code or any other federal or state bankruptcy, insolvency, liquidation or similar law, (ii) consent to the institution of, or fail to contravene in a timely and appropriate manner to any such proceeding or the filing of any such petition, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator or similar official for such Person or for a substantial part of such Person's property or assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, or
(vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due;

          (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Company or any of its Subsidiaries, or of a substantial part of the property or assets of any such Person, under Title 11 of the United States Code or any other federal or state bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator or similar official for any such Person or for a substantial part of the property of any such Person or (iii) the winding-up or liquidation of any such Person; and such proceeding or petition shall continue undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall continue unstayed and in effect for sixty (60) days;

          (h) default (other than a default in the payment of principal or interest) shall be made with respect to any Indebtedness of the Company or any of its Subsidiaries, if the total amount of such Indebtedness in default exceeds in the aggregate, an amount equal to Twenty Million Dollars ($20,000,000) and if the effect of any such default or defaults shall be to accelerate, or to permit the holder or obligee of any such Indebtedness (or any trustee on behalf of such holder or obligee) to accelerate (with or without notice or lapse of time or both), the maturity of any such Indebtedness; or any payment of principal or interest, regardless of amount, on any Indebtedness of the Company or any of its Subsidiaries, which Indebtedness exceeds in the aggregate an amount equal to Twenty Million Dollars ($20,000,000), shall not be paid when due, whether at maturity, by acceleration or otherwise (after giving effect to any period of grace as specified in the instrument evidencing or governing such Indebtedness);

          (i) a Reportable Event or Reportable Events shall have occurred with respect to any Plan or Plans;



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          (j) there shall be entered against the Company or any of its
Subsidiaries one or more judgments or decrees in excess of Ten Million Dollars ($10,000,000) in the aggregate at any one time outstanding for the Company and all its Subsidiaries and all such judgments or decrees in the amount of such excess shall not have been vacated, discharged, stayed or bonded pending appeal within sixty (60) days from the entry thereof, excluding those judgments or decrees for and to the extent which the Company or any such Subsidiary is insured and with respect to which the insurer has assumed responsibility in writing (subject to usual deductibles);

          (k) there shall occur any material loss of or change to any Dealer Franchise Agreement between any Borrower and a Manufacturer, which could be expected to result in a Material Adverse Effect; (l) any of the Loan Documents shall cease to be legal, valid and binding agreements enforceable against any Person other than the Agent or any Lender executing the same in accordance with the respective terms thereof except as permitted by the terms hereof or thereof or shall in any way be terminated (excluding termination caused by the Agent or Lenders) or become or be declared ineffective or inoperative or shall in any way whatsoever cease to give or provide the respective first priority Liens, security interests, rights, titles, interests, remedies, powers or privileges intended to be created thereby, and such cessation or failure to give or provide such first priority Liens continues for ten (10) days after the first to occur of (i) the Company obtaining knowledge thereof and (ii) written notice thereof having been given to the Company;

          (m) an audit performed by the Floor Plan Agent pursuant to the provisions of Section 9.12(a) reveals that Motor Vehicles of the Borrowers securing the Obligations have, for a period of thirty (30) consecutive days, been Out of Balance, and such Out of Balance condition continues until the earlier of (i) three (3) days following knowledge thereof by an officer of the Company and (ii) three (3) days following notice to the Company thereof;

          (n) a Change of Control; or

          (o) a Floor Plan Event of Default shall occur and be continuing.

     Section 11.2 Revolving Credit Remedies.

          (a) Upon the occurrence of any Revolving Credit Event of Default (other than an event with respect to the Company described in Section 11.1(f) or Section 11.1(g)), and at any time thereafter during the continuance of such event, the Agent may, and at the request of the Required Lenders shall, by written or telegraphic notice to the Company, take any of the following actions at the same or different times: (x) terminate forthwith the Revolving Credit Loan Commitments of the Lenders hereunder, and any such termination shall automatically constitute a termination of the Revolver Swing Line Commitment,
(y) declare the Revolving Credit Notes then outstanding to be immediately due and payable, whereupon the principal of the Revolving Credit Notes, together with accrued and unpaid interest thereon and any unpaid accrued Commitment Fees and all other liabilities of the Borrowers accrued hereunder with respect to the Revolving Credit Loans, shall become immediately due and payable both as to principal and interest, without presentment, demand, protest, notice of protest, notice of intent to accelerate, notice of acceleration or any other notice of any kind, all of which are hereby expressly waived by the Borrowers, anything


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contained herein or in any Note or other Loan Document to the contrary notwithstanding, or (z) pursue and enforce any of the rights and remedies of the Agent on behalf of the Lenders as provided in any of the Loan Documents or as otherwise provided in the UCC or other applicable law;

          (b) With respect to the events described in Section 11.1(f) or Section 11.1(g), the Revolving Credit Commitments of the Lenders shall automatically terminate (if not theretofore terminated) and any such termination shall automatically constitute a termination of the Revolver Swing Line Commitment, and the Revolving Credit Notes shall automatically become due and payable, both as to principal and interest, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other notice of any kind, all of which are hereby expressly waived by the Borrowers, anything contained herein or in any Note or other Loan Document to the contrary notwithstanding, and the Company and the other Borrowers shall immediately deliver cash collateral to the Agent in such amounts as are acceptable to the Agent to be held by the Agent, for the benefit of the Swing Line Bank and the Lenders as Collateral for the payment and performance of Drafting Agreements until all such Drafting Agreements are terminated according to their terms.

          (c) Notwithstanding the above, with respect to a Revolving Credit Event of Default described in Section 11.1(o), if such is caused solely by the occurrence of a single Event of Default occurring under Section 11.3(a), (b),
(d), (e), (h), (i), (j), (k) or (l) and affects only one Floor Plan Borrower and no other Event of Default has occurred and is continuing, the Agent shall not be entitled to accelerate the Revolving Credit Notes for a period of sixty (60) days from the date of such Floor Plan Event of Default.

     Section 11.3 Floor Plan Events of Default. The following events shall constitute Floor Plan Events of Default hereunder in respect of any one or more Floor Plan Borrowers (herein called "Floor Plan Events of Default"):

          (a) (i) Default shall be made in the payment of any principal of any Floor Plan Loan (including any Floor Plan Swing Line Loan) or any Overage Amount when and as the same shall become due and payable pursuant to the terms of this Agreement, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise, or (ii) the Company shall fail to cure any Out of Balance condition, which condition in each case shall remain unremedied for a period of three (3) days following notice thereof by the Agent to the Company;

          (b) Default shall be made in the payment of any interest on any Floor Plan Loan or in the payment of any fees or any other amount payable by any Floor Plan Borrower pursuant to the Loan Documents which default continues until the earlier of: (i) ten (10) days after the due date thereof and (ii) three (3) Business Days following notice thereof by the Agent to the Company;

          (c) (i) the Revolving Credit Loans shall be accelerated, (ii) unless the Revolving Credit Loans shall have been heretofore accelerated pursuant to clause (i), the Company shall fail to pay the principal or interest on the Revolving Credit Loans within sixty (60) days of the due date thereof, (iii) Revolving Credit Loan Commitments shall be terminated pursuant to Section 11.2 and the Revolving Credit Event of Default that provided the basis for such termination shall continue for sixty (60) days thereafter, or (iv) an event shall occur that would have constituted a Revolving Credit Event of Default (but for the fact that prior thereto the Revolving Credit Loan Commitments shall have


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been voluntarily terminated pursuant to Section 5.5) and such event shall continue for sixty (60) days after notice thereof from the Required Lenders to the Company;

          (d) such Floor Plan Borrower shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code or any other federal or state bankruptcy, insolvency, liquidation or similar law, (ii) consent to the institution of, or fail to contravene in a timely and appropriate manner, any such proceeding or the filing of any such petition, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator or similar official for such Floor Plan Borrower or for a substantial part of such Floor Plan Borrower's property or assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors,
(vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take any corporate or other action for the purpose of effecting any of the foregoing;

          (e) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of such Floor Plan Borrower, or of a substantial part of the property or assets of such Floor Plan Borrower, under Title 11 of the United States Code or any other federal or state bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator or similar official for such Floor Plan Borrower or for a substantial part of the property of such Floor Plan Borrower or (iii) the winding-up or liquidation of such Floor Plan Borrower; and such proceeding or petition shall continue undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall continue unstayed and in effect for sixty (60) days;

          (f) the Company shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code or any other federal or state bankruptcy, insolvency, liquidation or similar law, (ii) consent to the institution of, or fail to contravene in a timely and appropriate manner, any such proceeding or the filing of any such petition, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator or similar official for the Company or for a substantial part of it s property or assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, or (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due;

          (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Company, or of a substantial part of the property or assets of the Company, under Title 11 of the United States Code or any other federal or state bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator or similar official for the Company or for a substantial part of its property or (iii) the winding-up or liquidation of the Company; and such proceeding or petition shall continue undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall continue unstayed and in effect for sixty (60) days;

          (h) default (other than defaults in the payment of principal or interest) shall be made with respect to any Indebtedness of such Floor Plan Borrower, if the total amount of such Indebtedness in default exceeds in the aggregate, an amount equal to Ten Million Dollars ($10,000,000) and if the effect of any such default or defaults shall be to accelerate, or to permit the


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holder or obligee of any such Indebtedness (or any trustee on behalf of such holder or obligee) to accelerate (with or without notice or lapse of time or both), the maturity of any such Indebtedness; or any payment of principal or interest, regardless of amount, on any Indebtedness of such Floor Plan Borrower which Indebtedness exceeds in the aggregate, an amount equal to Ten Million Dollars ($10,000,000) shall not be paid when due, whether at maturity, by acceleration or otherwise (after giving effect to any period of grace as specified in the instrument evidencing or governing such Indebtedness);

          (i) there shall be entered against such Floor Plan Borrower one or more judgments or decrees in excess of Ten Million Dollars ($10,000,000) in the aggregate at any one time outstanding and all such judgments or decrees in the amount of such excess shall not have been vacated, discharged, stayed or bonded pending appeal within sixty (60) days from the entry thereof, excluding those judgments or decrees for and to the extent which such Floor Plan Borrower is insured and with respect to which the insurer has assumed responsibility in writing (subject to usual deductibles) or for and to the extent to which such Floor Plan Borrower is otherwise indemnified if the terms of such indemnification are reasonably satisfactory to the Required Lenders;

          (j) there shall occur a termination of such Floor Plan Borrower's Dealer Franchise Agreement with a Manufacturer;

          (k) any of the Loan Documents or Security Documents in respect of such Floor Plan Borrower shall cease to be in full force and effect or in any way be terminated (excluding termination caused by the Agent or Lenders) or become or be declared ineffective or inoperative or shall in any way whatsoever cease to give or provide the respective first priority Liens, intended to be created thereby, and such cessation or failure to give or provide such first priority Liens continues for ten (10) days after the first to occur of (i) the Company obtaining knowledge thereof and (ii) written notice thereof having been given to the Company; or

          (l) default shall be made in the due observance or performance of the covenant contained in Section 9.20.

     Section 11.4 Floor Plan Remedies.

          (a) Upon the occurrence of a Floor Plan Event of Default under Section 11.3(a), (b), (d), (e), (h), (i), (j), (k) or (l), the Agent may, and at the
direction of the Required Lenders, shall: (i) (A) make no further Loans to such Floor Plan Borrower during the continuance of such Floor Plan Event of Default and shall at the direction of the Required Lenders cause the Borrowers to terminate all "sweep", "connectivity", "automatic funding", "zero balanced" account features and related transfer services in respect of such Floor Plan Borrower Dealership Accounts, (B) suspend and terminate the Drafting Agreements with respect to such Floor Plan Borrower during the continuance of such Floor Plan Event of Default, and (C) the Floor Plan Agent, upon three (3) days prior notice to the Company before the first debit, may initiate automatic debits from all such accounts of such Floor Plan Borrower in order to pay sums due under any Floor Plan Loans of such Floor Plan Borrower; and (ii) exercise its control rights under the Security Agreement and other Security Documents in respect of all other bank accounts of all Borrowers; provided, the Floor Plan Agent shall not exercise its control rights under the Security Agreement (Toyota/Lexus Non-Inventory) or other Security Documents with respect to any Toyota/Lexus Floor Plan Borrower unless and until a Floor Plan Event of Default has occurred


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with respect to such Toyota/Lexus Floor Plan Borrower. Notwithstanding the foregoing, the Lenders shall continue to make Floor Plan Loans available to all Floor Plan Borrowers with respect to which no Floor Plan Event of Default has occurred until otherwise provided in Section 11.3(c) above.

          (b) Upon the occurrence and during the continuance of a Floor Plan Event of Default under Section 11.3(c) above, the Applicable Margin for all Floor Plan Loans made to all Floor Plan Borrowers during the sixty (60) day period referred to therein shall increase by two percent (2%).

          (c) Immediately upon the occurrence of a Floor Plan Event of Default under Section 11.3(c), (f) or (g), or sixty (60) days after the occurrence of any Floor Plan Event of Default under Section 11.3(a), (b), (d), (e), (h), (i),
(j), (k), or (l) that is continuing and immediately upon the occurrence of a second, concurrent Floor Plan Event of Default under Section 11.3(a), (b), (d),
(e), (h), (i), (j), (k) or (l), (i) no further Loans shall be made and the Agent may, and at the request of the Required Lenders shall, by written or facsimile notice to the Company, take any of the following actions at the same or different times: (x) terminate immediately all of the Floor Plan Commitments and Revolving Credit Commitments of the Lenders hereunder, and any such termination shall automatically terminate the Revolver Swing Line Commitment and the Floor Plan Swing Line Commitment, (y) declare the Revolving Credit Notes and the Floor Plan Notes then outstanding to be immediately due and payable, whereupon the principal of the Revolving Credit Notes, the Floor Plan Notes, together with accrued and unpaid interest thereon and any unpaid accrued Commitment Fees and all other liabilities of the Borrowers hereunder and under all of the Loan Documents shall become immediately due and payable both as to principal and interest, without presentment, demand, protest, notice of protest, notice of intent to accelerate, notice of acceleration or any other notice of any kind, all of which are hereby expressly waived by the Borrowers, anything contained herein or in any Note or other Loan Document to the contrary notwithstanding, or
(z) pursue and enforce any of the rights and remedies of the Agent on behalf of the Lenders as provided in any of the Loan Documents or as otherwise provided in the UCC or other applicable law and (ii) the Floor Plan Agent in its sole discretion may, and at the request of the Required Lenders shall (and, to the extent the Commitments have been terminated, such request shall be deemed to have been made), suspend and terminate all Drafting Agreements, and the Agent shall have all remedies available to it at law or in equity or as contained in any of the Loan Documents.

     Section 11.5 Overdrawing of Floor Plan Loans. If at any time the aggregate outstanding principal amount of all (i) Floor Plan Loans (including Requests for Borrowings of Floor Plan Loans and including any outstanding Overage Amount), plus (ii) Floor Plan Swing Line Loans, plus (iii) Drafts presented for payment exceeds (a) 110% of the aggregate Floor Plan Loan Commitments and such condition exists for two (2) consecutive days or (b) the aggregate Floor Plan Loan Commitments by any amount for fifteen (15) days out of any 30-day period, then, in such event, the Floor Plan Agent acting in its sole discretion may, and upon election of the Required Lenders, shall (y) take any and all actions reasonably necessary to suspend and/or terminate Drafting Agreements and (z) elect by written notice to the Company to terminate the Floor Plan Commitments and to deem such occurrence as constituting a Revolving Credit Event of Default.



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     Section 11.6 Application of Collateral.

          (a) Upon the exercise of remedies by the Agent in accordance with this
Article XI and pursuant to the procedures among the Lenders set forth in Section 11.6(b), the Agent, after giving written notice to the Borrowers and to all Lenders and the Swing Line Bank of the action(s) to be taken, may at any time or times thereafter (i) receive directly, for the benefit of the Lenders and Swing Line Bank and for application to the then outstanding Obligations as provided hereafter in this Section 11.6(a), all payments and proceeds related to the Collateral and/or (ii) in accordance with the Security Documents sell, assign and deliver all of the Collateral or any part thereof, or any substitution therefor or any additions thereto as provided hereafter. Any such sale or assignment may be at any broker's board or at any public or private sale, at the option of the Agent or of any officer or representative acting on behalf of the Agent, without advertisement or any notice to the Borrowers or any other Person except those required by applicable law (the Borrowers hereby agreeing that ten
(10) days' notice constitutes "reasonable notice"); and each Lender (including the Agent), its officers and assigns, may bid and become purchasers at any such sale, if public, or at any broker's board if the Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations. Sales hereunder may be at such time or times, place or places, for cash or credit, and upon such terms and conditions as the Agent may determine in its sole discretion. Upon the completion of any sale, the Agent shall execute all instruments of transfer necessary to vest in the purchaser(s) title to the property sold, and shall deliver to such purchaser(s) any of the property so sold which may be in the possession of the Agent.

         In the case of any sale or other liquidation of Collateral (other than amounts already in the Cash Collateral Account, which amount shall be applied as set forth in Section 6.8), the purchase money proceeds and avails and all other proceeds which then may be held or recovered by the Agent or the Floor Plan Agent for the benefit of the Lenders and the Swing Line Bank, shall be applied in the following order:

               (i) First, to the payment of the reasonable costs and expenses of such sale and of the collection or enforcement of such Collateral, and of all reasonable expenses (including attorneys' fees) and liabilities incurred and advances made by the Lenders in connection therewith;

               (ii) Second, to the payment of any outstanding Overage Amounts plus any accrued interest thereon;

               (iii) Third, to the payment of any amounts due to Swing Line Bank in the form of Floor Plan Swing Line Loans;

               (iv) Fourth, to the payment ratably of the amounts due to the Lenders for interest and then principal on all Floor Plan Loans (other than Swing Line Loans) then outstanding that were funded from the Reserve Commitment;

               (v) Fifth, to the payment ratably of the amounts due to the Lenders for interest and then principal on all Floor Plan Loans not paid pursuant to (iii) or (iv) immediately above;



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               (vi) Sixth, to the payment of any amounts due to Swing Line Bank in the form of Revolving Credit Swing Line Loans;

               (vii) Seventh, to the payment ratably of (i) the amounts due to the Lenders for interest and then principal on all Revolving Credit Loans (which include all unreimbursed drawings under all Letter of Credit Obligations) and (ii) a Cash Collateral Account equal to the aggregate undrawn amount of all outstanding Letters of Credit, which account shall be subject to the provisions of Section 6.8(a);

               (viii) Eighth, to the payment ratably of the amounts due to the Lenders, for all Obligations arising under any Hedging Agreement with any of the Lenders; and

               (ix) Ninth, to the payment of the surplus, if any, to the Borrowers, their successors or assigns, or to whomsoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct.

          (b) Notwithstanding anything to the contrary contained herein or in the Security Documents, all Lenders making Floor Plan Loans and all Lenders making Revolving Credit Loans acknowledge that any proceeds resulting from the sale or other realization of any Collateral (other than amounts already in the Cash Collateral Account) shall be applied in the order described in Section 11.6(a), above, such that all Floor Plan Loans shall be paid before Revolving Credit Loans, and all Revolving Credit Loans will be paid before any liabilities under any Hedging Agreement Indebtedness to the Lenders. Such application will be made by the Agent or the Floor Plan Agent based on either of their calculations of all of such Indebtedness and the various classifications of any Loans made hereunder, which calculations shall be conclusive, absent manifest error. The intent of such classification shall be to create a priority of payments in the order stated notwithstanding that all of said Indebtedness is secured as a group by the Security Documents and the Collateral described therein.

          (c) The Agent is not required to act with respect to the Collateral except in accordance with the written procedures as established by the Required Lenders; however, if the Required Lenders fail to agree upon and establish such procedures, and the exigency of the circumstances requires, the Agent, in its sole discretion and in good faith, may (but is not required to) take whatever action it deems necessary to protect and enforce the Collateral or the rights of the Lenders and the Swing Line Bank under the Loan Documents.

                                  ARTICLE XII.
                 THE AGENT, FLOOR PLAN AGENT AND THE COLLATERAL

     Section 12.1 Authorization and Action of the Agent; Funding During Transition Period; Rights and Duties Regarding Collateral, Priority of Distributions.

          (a) In order to expedite the various transactions contemplated by this Agreement, each Lender, the Floor Plan Agent and the Swing Line Bank hereby irrevocably appoints and authorizes JPMorgan Chase Bank, N.A. to act as Agent on its behalf. Each of the Lenders, the Floor Plan Agent and the Swing Line Bank and each subsequent holder of any Note by its acceptance thereof, hereby irrevocably authorizes and directs the Agent to take such action on its behalf and to exercise such powers hereunder as are specifically delegated to or required of the Agent by the terms and provisions hereof, together with such


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powers as are reasonably incidental thereto. The Agent may perform any of its duties hereunder by or through its agents and employees. The duties of the Agent shall be mechanical and administrative in nature; the Agent shall not have, by reason of this Agreement or any other Loan Document, a fiduciary relationship in respect of any Lender, the Floor Plan Agent or the Swing Line Bank; and nothing in this Agreement or any other Loan Document, expressed or implied, is intended to, or shall be so construed as to, impose upon the Agent any obligations in respect of this Agreement or any other Loan Document except as expressly set forth herein or therein. The Agent is hereby expressly authorized on behalf of the Lenders, the Floor Plan Agent and the Swing Line Bank, without hereby limiting any implied authority, (i) to receive on behalf of each of the Lenders and the Swing Line Bank any payment of principal of or interest on the Notes outstanding hereunder and all other amounts accrued hereunder paid to the Agent, and promptly to distribute to each Lender its proper share of all payments so received; (ii) to give notice within a reasonable time on behalf of each of the Lenders and the Swing Line Bank to the Borrowers of any Default or Event of Default specified in this Agreement of which the Agent has actual knowledge as provided in Section 12.7; (iii) to distribute to each Lender and the Swing Line Bank copies of all notices, agreements and other material as provided for in this Agreement as received by the Agent; (iv) to distribute to the Borrowers any and all requests, demands and approvals received by the Agent or from the Lenders, and (v) to distribute and receive all notices, agreements and other material as provided in this Agreement with respect to Floor Plan Loans and to deal with the Floor Plan Agent to the fullest extent required or contemplated by the terms of their Agreement or any other Loan Document. As to any matters not expressly provided for by this Agreement, the Notes or the other Loan Documents (including enforcement or collection of the Notes), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lenders and all holders of Notes and the Loans, the Floor Plan Agent and the Swing Line Bank; provided, that the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement or applicable law.

          (b) The Agent and the Lenders acknowledge and agree that the Agent may fund all Floor Plan Loans and all Revolving Credit Loans on behalf of the Lenders during the Transition Period. Upon request by the Agent, at any time during the Transition Period or thereafter, each Lender will make Floor Plan Loans and Revolving Credit Loans in an amount equal to the outstanding principal amount of all such Loans funded by the Agent during the Transition Period in accordance with each Lender's respective Pro Rata Share of Floor Plan Loan Commitments and Pro Rata Share of Revolving Credit Loan Commitments.

          (c) The Agent shall hold all of the Collateral along with all payments and proceeds arising therefrom, for the benefit of all Lenders and the Swing Line Bank as security for the payment of all the Obligations subject to the provisions of Section 11.6(a). Upon payment in full of all the Obligations and termination of the Commitments, the Agent shall release all of the Collateral to the Borrowers. Except as otherwise expressly provided for in Section 13.5, the Agent, in its own name or in the name of the Borrowers, may enforce any of the rights provided for in the Security Documents and may collect, receive and receipt for all proceeds receivable on account of the Collateral.



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          (d) All payments and proceeds of every kind from the Collateral, when directly received by the Agent pursuant to Section 11.6(a) (whether from payments on or with respect to the Collateral, from foreclosure and sale to third parties, from sale of Collateral subsequent to a foreclosure at which the Agent or another Lender was the purchaser, or otherwise) shall be held by it as a part of the Collateral and, except as otherwise expressly provided hereinafter, shall be applied to the Obligations in the manner set forth in
Section 11.6(a).

     Section 12.2 Agent's Reliance.

          (a) Neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement, the Notes or any of the other Loan Documents (i) with the consent or at the request of the Required Lenders or
(ii) in the absence of its or their own gross negligence or willful misconduct (it being the express intention of the parties hereto that the Agent and its directors, officers, agents and employees shall have no liability for actions and omissions under this Section 12.2 resulting from their sole ordinary or contributory negligence).

          (b) Without limitation of the generality of the foregoing, the Agent:
(i) may treat the payee of each Note and the Swing Line Bank, respectively, as the holder of such Note until the Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to the Agent; (ii) may consult with legal counsel (including counsel for any Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Lender, the Swing Line Bank, or the Floor Plan Agent and shall not be responsible to any Lender, the Swing Line Bank, or the Floor Plan Agent for any statements, warranties or representations made in or in connection with this Agreement, any Note or any other Loan Document; (iv) except as otherwise expressly provided herein, shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement, any Note or any other Loan Document or to inspect the property (including the books and records) of any Borrower; (v) shall not be responsible to any Lender, the Swing Line Bank or the Floor Plan Agent for the due execution, legality, validity, enforceability, collectability, genuineness, sufficiency or value of this Agreement, any Note, any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; (vi) shall not be responsible to any Lender, the Swing Line Bank or the Floor Plan Agent for the perfection or priority of any Lien securing the Loans; and (vii) shall incur no liability under or in respect of this Agreement, any Note or any other Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by facsimile) reasonably believed by it to be genuine and signed or sent by the proper party or parties.

     Section 12.3 Agent and Affiliates; JPMorgan Chase and Affiliates. Without limiting the right of any other Lender or the Swing Line Bank to engage in any business transactions with any Borrower or any of its Affiliates, with respect to their Commitments, the Loans, if any, made by them and the Notes, if any, issued to them, JPMorgan Chase Bank, N.A.. shall have the same rights and powers under this Agreement, any Note or any of the other Loan Documents as any other Lender and may exercise the same as though it were not the Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include JPMorgan Chase Bank, N.A. in its individual capacity. JPMorgan Chase Bank, N.A. and its Affiliates may be engaged in, or may hereafter engage in, one or more


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loan, letter of credit, leasing or other financing activities not the subject of the Loan Documents (collectively, the "Other Financings") with any of Borrower or any of their Affiliates, or may act as trustee on behalf of, or depository for, or otherwise engage in other business transactions with any of the Borrowers or any of their Affiliates (all Other Financings and other such business transactions being collectively, the "Other Activities") with no responsibility to account therefor to the Lenders or the Floor Plan Agent. Without limiting the rights and remedies of the Lenders, the Swing Line Bank, or the Floor Plan Agent specifically set forth in the Loan Documents, no other Lender, the Swing Line Bank, nor the Floor Plan Agent shall have any interest in
(a) any Other Activities, (b) any present or future guarantee by or for the account of any Borrower not contemplated or included in the Loan Documents, (c) any present or future offset exercised by the Agent in respect of any such Other Activities, (d) any present or future property taken as security for any such Other Activities or (e) any property now or hereafter in the possession or control of the Agent which may be or become security for the Obligations of any Borrower under the Loan Documents by reason of the general description of indebtedness secured, or of property contained in any other agreements, documents or instruments related to such Other Activities; provided, that if any payment in respect of such guarantees or such property or the proceeds thereof shall be applied to reduction of the Obligations evidenced hereunder and by the Notes, then each Lender, the Swing Line Bank and the Floor Plan Agent shall be entitled to share in such application according to its equitable portion of such Obligations.

     Section 12.4 Lenders' Indemnity of Agent.

          (a) The Agent shall not be required to take any action hereunder or to prosecute or defend any suit in respect of this Agreement, the Notes or any other Loan Document unless indemnified to the Agent's satisfaction by the Lenders and the Swing Line Bank against loss, cost, liability and expense. If any indemnity furnished to the Agent shall become impaired, the Agent may call for additional indemnity and cease to do the acts indemnified against until such additional indemnity is given. In addition, the Lenders and the Swing Line Bank agree to indemnify the Agent (to the extent not reimbursed by the Borrowers), ratably according to the respective Pro Rata Share of Total Commitments, or if no Commitments are outstanding, the respective Pro Rata Share of Total Commitments immediately prior to the time the Total Commitments ceased to be outstanding held by each of them), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent (or either of them) in any way relating to or arising out of this Agreement or any action taken or omitted by the Agent under this Agreement, the Notes and the other Loan Documents (including any action taken or omitted under Article II of this Agreement). Without limitation of the foregoing, each Lender and the Swing Line Bank agrees to reimburse the Agent promptly upon demand for its respective Pro Rata Share of the Total Commitments of any out-of-pocket expenses (including reasonable counsel fees) incurred by the Agent in connection with the preparation, execution, administration, or enforcement of, or legal advice in respect of rights or responsibilities under, this Agreement, the Notes and the other Loan Documents to the extent that the Agent is not reimbursed for such expenses by the Borrowers. The provisions of this Section 12.4 shall survive the termination of this Agreement, the payment of the Obligations and/or the assignment of any of the Notes.

(b) Notwithstanding the foregoing, no Lender or the Swing Line Bank shall be liable under this Section 12.4 to the Agent for any portion of such liabilities,


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obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct as determined in a final, nonappealable judgment by a court of competent jurisdiction. Each Lender and the Swing Line Bank agrees, however, that it expressly intends, under this Section 12.4, to indemnify the Agent ratably as aforesaid for all such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements arising out of or resulting from the Agent's sole ordinary or contributory negligence.

     Section 12.5 Lender Credit Decision. Each Lender and the Swing Line Bank acknowledges that it has, independently and without reliance upon the Agent, the Floor Plan Agent or any other Lender or the Swing Line Bank and based on the financial statements referred to in Section 7.5 or Section 9.5 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the Swing Line Bank also acknowledges that it will, independently and without reliance upon the Agent, the Floor Plan Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under or based upon this Agreement, the other Loan Documents, any related agreement or any document furnished hereunder.

     Section 12.6 Resignation of Agent; Successor Agent. The Agent may resign at any time by giving thirty (30) days written notice thereof to the Lenders, the Swing Line Bank, the Floor Plan Agent and the Company. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Agent, subject to the approval of the Company, prior to the occurrence and continuance of an Event of Default, which approval shall not be unreasonably withheld. If within thirty (30) calendar days after the retiring Agent's giving of notice of resignation no successor Agent shall have been so appointed by the Required Lenders, approved by the Company, prior to the occurrence and continuance an Event of Default and shall have accepted such appointment, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a commercial bank or a finance subsidiary of a Manufacturer, organized or licensed under the laws of the United States or of any state thereof and having a combined capital and surplus of at least Five Hundred Million Dollars ($500,000,000). Upon the acceptance of any appointment as Agent by a successor Agent hereunder and under the Notes, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement and the Notes. After any retiring Agent's resignation as the Agent hereunder and under the Notes, the provisions of this Article XII and Section 13.4 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the Notes.

     Section 12.7 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agent shall have received notice from a Lender, the Swing Line Bank, the Floor Plan Agent or the Borrowers referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default" or "notice of event of default," as applicable. If the Agent receives such a notice, the Agent shall give notice thereof to the Lenders, the Swing Line Bank and the Floor Plan Agent and, if such notice is received from a Lender, the Swing Line Bank or the Floor Plan Agent, the Agent shall give notice thereof to the other Lenders, the Swing Line Bank and the Company. The Agent shall be entitled to take action or refrain from taking action with respect to


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such Default or Event of Default as provided in Section 11.2, Section 11.4,
Section 11.5, Section 12.1 or Section 12.2.

     Section 12.8 Authorization and Action of the Floor Plan Agent; Quarterly Audits.

          (a) The Floor Plan Agent may perform any of its duties hereunder by or through its agents and employees. The duties of the Floor Plan Agent shall be mechanical and administrative in nature; the Floor Plan Agent shall not have by reason of this Agreement or any other Loan Document a fiduciary relationship in respect of any Lender, the Swing Line Bank or the Agent; and nothing in this Agreement or any other Loan Document, expressed or implied, is intended to, or shall be so construed as to, impose upon the Floor Plan Agent any obligations in respect of this Agreement or any other Loan Document except as expressly set forth herein or therein. The Floor Plan Agent is hereby expressly authorized on behalf of the Lenders to (i) receive and distribute funds, (ii) to receive and distribute all Communications and agreements and other material and (iii) to take all actions and perform such duties and make such determinations, all as provided in this Agreement. As to any matters not expressly provided for by this Agreement or any Loan Document, the Floor Plan Agent shall not be required to exercise any discretion or take any action, but shall not be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lenders, the Swing Line Bank, the Agent and all holders of Notes and the Loans and the Floor Plan Agent; provided, that the Floor Plan Agent shall not be required to take any action which exposes it to personal liability or which is contrary to this Agreement or applicable law.

          (b) All payments and proceeds of every kind from Motor Vehicles constituting Collateral, when directly received by the Floor Plan Agent (whether from payments on or with respect to proceeds of Motor Vehicles constituting Collateral, from foreclosure and sale to third parties, from sale of Motor Vehicles constituting Collateral subsequent to a foreclosure at which the Floor Plan Agent or another Lender was the purchaser, or otherwise) shall be, except as otherwise expressly provided hereinafter, applied to the Obligations in the manner set forth in Section 11.6(a).

          (c) The Floor Plan Agent shall perform audits of Motor Vehicles constituting Collateral quarterly or otherwise consistent with sound floor plan lending practices, but no less frequently than once in any twelve (12) month period.

     Section 12.9 Floor Plan Agent's Reliance.

          (a) Neither the Floor Plan Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement (i) with the consent or at the request of the Required Lenders acting by and through the Agent or (ii) in the absence of its or their own gross negligence or willful misconduct (it being the express intention of the parties hereto that the Floor Plan Agent and its directors, officers, agents and employees shall have no liability for actions and omissions under this Section 12.9 resulting from their sole ordinary or contributory negligence).

          (b) Without limitation of the generality of the foregoing, the Floor Plan Agent: (i) may treat the Agent as Agent hereunder until the Floor Plan Agent receives written notice of the appointment of a successor Agent as provided in Section 12.6; (ii) may consult with legal counsel (including counsel


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for the Borrowers), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Lender, the Swing Line Bank or the Agent and shall not be responsible to any Lender, the Swing Line
Bank or the Agent for any statements, warranties or representations made in or in connection with this Agreement; (iv) except as otherwise expressly provided herein, shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement, or to inspect the property (including the books and records) of any Borrower; (v) shall not be responsible to any Lender, the Swing Line Bank or the Agent for the due execution, legality, validity, enforceability, collectibility, genuineness, sufficiency or value of this Agreement, or any other instrument or document furnished pursuant hereto or thereto; (vi) except as otherwise expressly provided herein shall not be responsible to any Lender, the Swing Line Bank or the Agent for the perfection or priority of any Lien securing the Loans; and
(vii) shall incur no liability under or in respect of this Agreement, by acting upon any notice, consent, certificate or other instrument or writing (which may be by facsimile) reasonably believed by it to be genuine and signed or sent by the proper party or parties.

     Section 12.10 Floor Plan Agent and Affiliates; JPMorgan Chase Bank, N.A. and Affiliates. Without limiting the right of any other Lender, the Swing Line Bank or the Agent to engage in any business transactions with any Borrower or any of its Affiliates, with respect to their Commitments, the Loans, if any, made by them and the Notes, if any, issued to them, JPMorgan Chase Bank, N.A. shall have the same rights and powers under this Agreement, any Note or any of the other Loan Documents as any other Lender and may exercise the same as though it were not the Floor Plan Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include JPMorgan Chase Bank, N.A. in its individual capacity. Unless prohibited hereby, JPMorgan Chase Bank, N.A. and its Affiliates may be engaged in, or may hereafter engage in, one or more Other Financings with the Company, any other Borrower or any of their Affiliates, or may act as trustee on behalf of, or depository for, or otherwise engage in Other Activities with no responsibility to account therefor to the Lenders or the Agent. Without limiting the rights and remedies of the Lenders or the Agent specifically set forth in the Loan Documents, no other Lender nor the Agent shall have any interest in (a) any Other Activities, (b) any present or future guarantee by or for the account of any of the Borrowers not contemplated or included in the Loan Documents, (c) any present or future offset exercised by the Floor Plan Agent in respect of any such Other Activities, (d) any present or future property taken as security for any such Other Activities or (e) any property now or hereafter in the possession or control of the Floor Plan Agent which may be or become security for the Obligations of the Borrowers under the Loan Documents by reason of the general description of indebtedness secured, or of property contained in any other agreements, documents or instruments related to such Other Activities; provided, that if any payment in respect of such guarantees or such property or the proceeds thereof shall be applied to reduction of the Obligations evidenced hereunder and by the Notes, then each Lender and the Swing Line Bank shall be entitled to share in such application according to its equitable portion of such Obligations.

     Section 12.11 Floor Plan Agent's Indemnity.

          (a) The Floor Plan Agent shall not be required to take any action hereunder or to prosecute or defend any suit in respect of this Agreement, the Notes or any other Loan Document unless indemnified to the Floor Plan Agent's satisfaction by the Lenders and the Swing Line Bank, against loss, cost,


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liability and expense. If any indemnity furnished to the Floor Plan Agent shall become impaired, it may call for additional indemnity and cease to do the acts indemnified against until such additional indemnity is given. In addition, the Lenders and the Swing Line Bank agree to indemnify the Floor Plan Agent (to the extent not reimbursed by the Borrowers), ratably according to the respective Pro Rata Share of Total Commitments, or if no Commitments are outstanding, the respective Pro Rata Share of Total Commitments immediately prior to the time the Total Commitments ceased to be outstanding held by each of them, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Floor Plan Agent in any way relating to or arising out of this Agreement or any action taken or omitted by the Floor Plan Agent under this Agreement, the Notes and the other Loan Documents (including action taken or omitted under Article II or Article IV of this Agreement). Without limitation of the foregoing, each Lender and the Swing Line Bank agrees to reimburse the Floor Plan Agent promptly upon demand for its respective Pro Rata Share of the Total Commitments of any out-of-pocket expenses (including reasonable counsel fees) incurred by the Floor Plan Agent in connection with the preparation, execution, administration, or enforcement of, or legal advice in respect of rights or responsibilities under, this Agreement, the Notes and the other Loan Documents to the extent that the Floor Plan Agent is not reimbursed for such expenses by the Borrowers. The provisions of this Section 12.11 shall survive the termination of this Agreement, the payment of the Loans and/or the assignment of any of the Notes.

          (b) Notwithstanding the foregoing, no Lender nor the Swing Line Bank shall be liable under this Section 12.11 to the Floor Plan Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Floor Plan Agent's gross negligence or willful misconduct as determined in a final, nonappealable judgment by a court of competent jurisdiction. Each Lender and the Swing Line Bank agrees however, that it expressly intends, under this Section 12.11, to indemnify the Floor Plan Agent ratably as aforesaid for all such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements arising out of or resulting from the Floor Plan Agent's sole ordinary or contributory negligence.

     Section 12.12 Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Floor Plan Agent, the Agent or any other Lender and based on the financial statements referred to in Section 7.5 and Section 9.5 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the Swing Line Bank also acknowledges that it will, independently and without reliance upon the Floor Plan Agent, the Swing Line Bank, the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under or based upon this Agreement, the other Loan Documents, any related agreement or any document furnished hereunder.

     Section 12.13 Resignation of Floor Plan Agent; Successor Floor Plan Agent. The Floor Plan Agent may resign at any time by giving thirty (30) days written notice thereof to the Lenders, the Agent and the Company. Prior to the effectiveness of the termination of the existing Floor Plan Agent, all amounts funded by the Floor Plan Agent pursuant to Section 2.9 hereof and all Overage Amounts shall be purchased by the successor Floor Plan Agent or the Lenders, and all of the obligations of the Floor Plan Agent pursuant to any drafting


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agreements issued by the Floor Plan Agent pursuant to Section 2.6 hereof shall have been irrevocably assumed by the successor Floor Plan Agent, and the successor Floor Plan Agent shall have agreed to indemnify the existing Floor Plan Agent in connection with any costs, liabilities or obligations arising out of, or in any way connected with, the transfer of such drafting agreements to the Successor Floor Plan Agent. Upon any such resignation or termination, the Required Lenders shall have the right to appoint a successor Floor Plan Agent, subject to the approval of the Company, which approval shall not be unreasonably withheld. If no successor Floor Plan Agent shall have been so appointed by the Required Lenders, approved by the Company and shall have accepted such appointment, all within thirty (30) calendar days after the resignation or termination of the Floor Plan Agent, then the Agent shall, on behalf of the Lenders, appoint a successor Floor Plan Agent, which shall be a commercial bank organized or licensed under the laws of the United States or of any state thereof and having a combined capital and surplus of at least Five Hundred Million Dollars ($500,000,000). Upon the acceptance of any appointment as Floor Plan Agent hereunder, such successor Floor Plan Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Floor Plan Agent, and the retiring Floor Plan Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Floor Plan Agent's resignation as the Floor Plan Agent hereunder, the provisions of this Article XII and Section 13.4 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Floor Plan Agent under this Agreement.

     Section 12.14 Notice of Default. Neither the Agent nor the Floor Plan Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agent and the Floor Plan Agent shall have received notice from a Borrower, a Lender or the Swing Line Bank, stating that such Default or Event of Default has occurred and stating that such notice is a "notice of default or "notice of event of default", as applicable. If the Floor Plan Agent receives such a notice, the Floor Plan Agent shall give notice thereof to the Lenders, the Swing Line Bank and the Agent. If the Floor Plan Agent receives such a notice, the Floor Plan Agent shall be entitled to take action or refrain from taking action with respect to such Default or Event of Default as provided in Section 12.8 and Section 12.9.

     Section 12.15 Syndication Agent. The Lender identified on the facing page and signature pages of this Agreement as Syndication Agent shall not have any right, power, obligation, liability or responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, the Lender so identified shall neither have nor be deemed to have any fiduciary relations with any other Lender. Each Lender acknowledges that it has not relied, and will not rely, on the Syndication Agent in deciding to enter into this Agreement or in taking any action hereunder.

                                  ARTICLE XIII.
                                  MISCELLANEOUS

     Section 13.1 Notices, Etc. The Agent, any Lender, or the holder of any of the Notes or Loans, the Floor Plan Agent, and the Swing Line Bank giving consent or notice or making any request of the Company or any of the other Borrowers provided for hereunder, shall notify each Lender, the Floor Plan Agent and the Agent thereof. In the event that the holder of any Note (including any Lender) shall transfer such Note, it shall promptly so advise the Agent which shall be entitled to assume conclusively that no transfer of any Note has been made by any holder (including any Lender) unless and until the Agent receives written notice to the contrary. All notices, consents, requests, approvals, demands and


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other communications (collectively, "Communications") provided for herein shall be in writing (including facsimile) and mailed, telecopied or delivered:

          (a) if to the Company, at 622 Third Avenue, 37th Floor, New York, New York 10017, Attention: General Counsel, Facsimile No. (212) 297-2653. Telephone No. (212) 885-2500.

          (b) if to the Borrowers, or any individual Borrower, at the address of the Company specified in Section 13.1(a) above;

          (c) if to the Agent, at 900 Stewart Avenue, 3rd Floor, Garden City, New York 11530, Attention: Jeff Calder, Facsimile No. (516) 745-4094, Telephone No. (516) 745-3698:

          with a copy to JPMORGAN CHASE BANK, N.A., 1111 Fannin, 10th Floor, Houston, Texas 77002, Attention: Ms. Angelica Castillo, Loan and Agency Services, Facsimile No. (713) 750-2228, Telephone No. (713) 750-2513; and

          with a copy to Andrews Kurth, LLP, 600 Travis, JPMorgan Chase Tower, Suite 4200, Houston, Texas, Attn: Thomas J. Perich, Facsimile No.
(713) 238-7175, Telephone No. (713) 220-4268.

          (d) if to any Lender, as specified on the signature page for such Lender hereto or, in the case of any Person who becomes a Lender after the date hereof, as specified on the Assignment and Acceptance executed by such Person or in the Administrative Questionnaire delivered by such Person or;

          (e) in the case of any party hereto, such other address or telecopy number as such party may hereafter specify for such purpose by notice to the other parties;

          (f) if to the Floor Plan Agent, at 900 Stewart Avenue, 3rd Floor, Garden City, New York 11530, Attention: Jeff Calder, Facsimile No.
(516) 745-4094, Telephone No. (516) 745-3698.

          with a copy to, Andrews Kurth, LLP, 600 Travis, JPMorgan Chase Tower, Suite 4200, Houston, Texas, Attn: Thomas J. Perich, Facsimile No.
(713) 238-7175, Telephone No. (713) 220-4268



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All Communications shall be effective when (i) mailed by certified mail, return receipt requested to any party at its address specified above, on the signature page hereof or on the signature page of such Assignment and Acceptance (or other address designated by such party in a Communication to the other parties hereto), or (ii) telecopied to any party to the telecopy number set forth above, on the signature page hereof or on the signature page of such Assignment and Acceptance (or other telecopy number designated by such party in a Communication to the other parties hereto) and confirmed by a transmission report verifying the correct telecopier number and number of pages and that such transmission was well transmitted, or (iii) delivered personally to any party at its address specified above, on the signature page hereof or on the signature page of such Assignment and Acceptance (or other address designated by such party in a Communication to the other parties hereto).

     Section 13.2 Survival of Agreement. All covenants, agreements, representations and warranties made by the Borrowers herein and in the other Loan Documents and in the certificates or other instruments prepared or delivered in connection with this Agreement shall be considered to have been relied upon by the Lenders and shall survive the making by the Lenders of the Loans and the execution and delivery to the Lenders of the Notes evidencing such Loans and shall continue in full force and effect as long as the principal of or any accrued interest on any Note or any Commitment Fees or any other fee or amount payable under the Notes or this Agreement is outstanding and unpaid and as long as the Commitments of the Lenders have not been terminated.

     Section 13.3 Successors and Assigns; Participations.

          (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Borrowers, the Agent, the Floor Plan Agent or the Lenders that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns. Except as permitted by Section 10.3, no Borrower may assign or transfer any of its rights or Obligations hereunder without the prior written consent of all the Lenders.

          (b) Each Lender may assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement (including a portion of its Commitment and the same portion of the Loans at the time owing to it and the Note held by it); provided, that (i) except in the case of an assignment to a Lender, an Affiliate of a Lender, a fund managed by a Lender, an Affiliate of a Lender or an entity or an Affiliate of an entity that administers or manages a Lender, the Company (except during the continuance of a Default or Event of Default) and the Agent must give their prior written consent by countersigning the Assignment and Acceptance (which consent shall not be unreasonably withheld), (ii) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Lender's rights and obligations to this Agreement, and be pro rata between the Revolving Credit Loan Commitment of such Lender and the Floor Plan Loan Commitment of such Lender, (iii) the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Agent) shall (A) be equal to the entire amount of the Commitment of the assigning Lender or (B) if not equal to the entire amount of the Commitment of the assigning Lender, in no event be less than Five Million Dollars ($5,000,000) and shall be in an amount which is an integral multiple of One Million Dollars ($1,000,000); provided, for purposes of this Section


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13.3(b), that the retained Commitment of the assigning Lender may not be less than Five Million Dollars ($5,000,000), (iv) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment and Acceptance substantially in the form of Exhibit 13.3(b) hereto (an "Assignment and Acceptance"), together with any Note subject to such assignment and the assignor shall pay to the Agent a processing and recordation fee of Three Thousand Dollars ($3,000) payable by the Lender's assignor thereunder, and (v) the assignee shall deliver to the Agent an Administrative Questionnaire. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be no later than five (5) Business Days after the execution thereof unless otherwise agreed to by the assigning Lender, the Eligible Assignee thereunder and the Agent, (x) the assignee thereunder shall become a party hereto and under the other Loan Documents and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and under the other Loan Documents and (y) the Lender thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement.

          (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than the representation and warranty contained in Section 5.14(f) and that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any of the Borrowers or the performance or observance by any of the Borrowers of any of their Obligations under this Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements most recently delivered under Section 7.5 or Section
9.5 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, such Lender's assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee and can make the representation contained in Section 5.14 and has, to the extent required, complied with the covenants contained therein; (vi) such assignee appoints and authorizes the Agent and the Floor Plan Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent and the Floor Plan Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

          (d) The Agent shall maintain at its address referred to in Section
13.1 a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amount of the Loans owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive, in the


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absence of demonstrable error, and the Borrowers and the Lenders may treat each
Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement and the Loan Documents. The Register shall be available for inspection by the Borrowers or any Lender at any reasonable time and from time to time upon reasonable prior notice. Upon request, the Agent will send a copy of the Register to the Company.

          (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Eligible Assignee together with the Note subject to such assignment, the processing and recordation fee referred to in Section 13.3(b) and, if required, the Company's written consent to such assignment, the Agent shall (subject to the consent of the Company to such assignment, if required), if such Assignment and Acceptance has been completed and is in the form of
Exhibit 13.3(b), (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Company and the Lenders. Within five (5) Business Days after receipt of notice, the Company, at its own expense, shall execute and deliver and shall cause each of the other Borrowers to execute and deliver to the Agent in exchange for the surrendered Note a new Note to the order of such Eligible Assignee in an amount equal to the assigning Lender's Commitment assumed by it pursuant to such Assignment and Acceptance, and a new Note to the order of the assigning Lender in an amount equal to the portion of its Commitment retained by the assigning Lender hereunder. Such new Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit 1.1. Each canceled Note shall be promptly returned to the Company.

          (f) Each Lender may without the consent of any Borrower or the Agent sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it and the Note held by it); provided, that (i) such Lender's obligations under this Agreement shall remain unchanged,
(ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other entities shall be entitled to the cost protection provisions and Tax indemnities contained in Article V only to the same extent that the Lender from which such participating bank or other entity acquired its participation would be entitled to the benefit of such cost protection provisions and Tax indemnities and (iv) the Borrowers, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the Obligations of any of the Borrowers relating to the Loans and to approve any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications or waivers with respect to any fees payable hereunder or the amount of principal of or the rate at which interest is payable on the Loans, or the dates fixed for payments of principal of or interest on the Loans).

          (g) Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this
Section 13.3, disclose to the assignee or participant or proposed assignee or participant, any information relating to any Borrower furnished to such Lender by or on behalf of any of the Borrowers; provided that prior to any such disclosure, each such assignee or participant or proposed assignee or participant shall agree (subject to customary exceptions, including without


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limitation the provisions of Section 13.16) to preserve the confidentiality of any confidential information relating to any Borrower received from such Lender.

          (h) Anything in this Section 13.3 to the contrary notwithstanding, any Lender may at any time, without the consent of any Borrower or the Agent, assign and pledge all or any portion of its Commitment and the Loans owing to it to any Federal Reserve Bank (and its transferees) as collateral security pursuant to Regulation A of the Board and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Lender from its obligations hereunder.

          (i) All transfers of any interest in any Note hereunder shall be in compliance with all federal and state securities laws, if applicable. Notwithstanding the foregoing sentence, however, the parties to this Agreement do not intend that any transfer under this Section 13.12 be construed as a "purchase" or "sale" of a "security" within the meaning of any applicable federal or state securities laws.

     Section 13.4 Expenses of the Agents and Lenders; Indemnity.

          (a) The Borrowers agree to pay all reasonable out-of-pocket expenses reasonably incurred by the Agent and the Floor Plan Agent in connection with the preparation of this Agreement, the Notes and the other Loan Documents or in connection with any amendments, modifications or waivers of the provisions hereof (whether or not the transactions hereby contemplated shall be consummated) or reasonably incurred by the Agent, the Floor Plan Agent or any Lender in connection with the enforcement or protection of their rights in connection with this Agreement or with the Loans made or the Notes issued hereunder, including the reasonable fees and disbursements of the counsel for the Agent and the Floor Plan Agent, and, in connection with the exercise of remedies following an Event of Default, the reasonable fees and disbursements of other counsel for any Lender. The Borrowers agree to indemnify the Lenders from and hold them harmless against any documentary taxes, assessments or charges made by any Governmental Authority by reason of the execution and delivery of this Agreement or any of the Notes or other Loan Documents.

          (b) THE BORROWERS EACH AGREE TO INDEMNIFY THE AGENT, THE FLOOR PLAN AGENT AND THE LENDERS AND THEIR RESPECTIVE AFFILIATES, DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS (EACH SUCH PERSON BEING CALLED AN "INDEMNITEE") AGAINST, AND TO HOLD THE LENDERS AND SUCH OTHER INDEMNITEE HARMLESS FROM, ANY AND ALL LOSSES, CLAIMS, DAMAGES, LIABILITIES AND RELATED EXPENSES, INCLUDING REASONABLE COUNSEL FEES AND EXPENSES, INCURRED BY OR ASSERTED AGAINST ANY INDEMNITEE ARISING OUT OF, IN ANY WAY CONNECTED WITH, OR AS A RESULT OF (I) THE EXECUTION AND DELIVERY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS CONTEMPLATED HEREBY, THE PERFORMANCE BY THE PARTIES HERETO AND THERETO OF THEIR RESPECTIVE OBLIGATIONS HEREUNDER AND THEREUNDER (INCLUDING THE MAKING OF THE COMMITMENT OF EACH LENDER) AND CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY, (II) THE USE OF PROCEEDS OF THE LOANS OR (III) ANY CLAIM, LITIGATION,


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INVESTIGATION OR PROCEEDING RELATING TO ANY OF THE FOREGOING, WHETHER OR NOT ANY
INDEMNITEE IS A PARTY THERETO; PROVIDED THAT SUCH INDEMNITY SHALL NOT, AS TO ANY LENDER, APPLY TO ANY SUCH LOSSES, CLAIMS, DAMAGES, LIABILITIES OR RELATED EXPENSES THAT ARE DETERMINED BY A COURT OF COMPETENT JURISDICTION BY FINAL AND NONAPPEALABLE JUDGMENT TO HAVE RESULTED FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNITEE. THE BORROWERS AGREE, THAT THEY EXPRESSLY INTEND
TO INDEMNIFY EACH INDEMNITEE FROM AND HOLD EACH OF THEM HARMLESS AGAINST ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES OR EXPENSES ARISING OUT OF THE ORDINARY SOLE OR CONTRIBUTORY NEGLIGENCE OF SUCH INDEMNITEE OR ANY LIABILITY STRICTLY IMPOSED BY STATUTE IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY.

          (c) The provisions of this Section 13.4 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any Note. All amounts due under this
Section 13.4 shall be payable within ten (10) days following receipt by the Company of a detailed invoice or statement setting forth in reasonable detail the basis of such claim and the amounts so expended or lost or the amount of damages so incurred.

          (d) No Indemnitee may settle any claim to be indemnified without prior written notice to the Company; provided failure to provide such prior written notice shall in no way affect the settlement of such claims, unless, and only to the extent that, such omission results in the Company forfeiting substantive rights or defenses. The Company shall be entitled to assume the defense of any Indemnitee in connection with any proceeding, including the employment of counsel reasonably satisfactory to such Indemnitee and the Agent, and the payment of the fees and disbursements of such counsel. Notwithstanding the Company's decision to assume the defense of any such proceeding, (x) its right to enter into any compromise or settlement of the proceeding shall be limited as set forth below, and (y) the Indemnitees shall have the right to employ separate counsel and to participate in the defense of any proceeding. Such counsel shall be at the expense of the affected Indemnitee, unless (i) the use of counsel chosen by the Company to represent the Indemnitees would present such counsel with a conflict of interest, (ii) the named parties to any proceeding (including any impleaded parties) include both the Company and an affected Indemnitee and
(A) representation of both parties by the same counsel, or conduct by the Company of the defense of the affected Indemnitee, would be inappropriate due to actual or potential differing interests between the Company and such Indemnitee or (B) there may be defenses available to the affected Indemnitee which are materially different from, or in addition to, the defenses available to the Company, or (iii) the Company fails to assume the defense of the proceeding or to employ counsel reasonably satisfactory to the affected Indemnitee in each case in a timely manner. In the event of any of clauses (i) through (iii) is applicable, then the affected Indemnitee may employ separate counsel at the Company's expense to represent or defend such Indemnitee in any such proceeding or group of related proceedings (it being agreed that the Company shall not, under any of the circumstances described in clause (i) or (ii) above, have the right to direct the defense of the proceeding on behalf of any Indemnitee). In no event shall the Company be liable for the fees and expenses of more than one separate counsel for all Indemnitees in connection with any proceeding, plus one firm of local counsel in each jurisdiction in which any such proceeding is



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taking place. Notwithstanding anything to the contrary herein, the Indemnitee and its counsel shall have the right (at the Company's expense) to defend and to make the final decision on matters affecting the conduct of such proceeding with respect to any allegation that such Indemnitee is not entitled to be indemnified by the Company.

          (e) In the case of any indemnification hereunder, the Indemnitee shall give notice to the Company of any such claim or demand being made against the Indemnitee and the Company may participate in such proceeding at its own expense if legal counsel to the Company is acceptable to the Agent subject to Paragraph
(d), above.

     Section 13.5 Right of Setoff. If a Revolving Credit Event of Default shall have occurred and be continuing, each Lender and the Swing Line Bank are hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender, the Swing Line Bank or any branch Subsidiary or Affiliate thereof to or for the credit or the account of the Borrowers against any of and all the Obligations of the Borrowers now or hereafter existing under this Agreement and the Note held by such Lender and the Swing Line Bank, respectively, according to their respective rights as otherwise provided herein, irrespective of whether or not such Lender shall have made any demand under this Agreement or such Note and although such Obligations may be unmatured. Each Lender and the Swing Line Bank agree promptly to notify the Borrowers after any such setoff and application, but the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender and the Swing Line Bank under this Section 13.5 are in addition to other rights and remedies (including other rights of setoff) which such Lender and the Swing Line Bank may have under applicable law. Each Lender hereby specifically agrees that in order to ensure that it has control over said deposit accounts (as defined in the UCC), it will act in accordance with the instructions from the Agent in regard to the disposition of the funds in said deposit accounts without further consent from any Borrower. The Lenders agree to indemnify each other (to the extent not reimbursed by the Borrowers), ratably according to their respective Pro Rata Share of Total Commitments, or if no Commitments are outstanding, the respective Pro Rata Share of Total Commitments immediately prior to the time the Total Commitments ceased to be outstanding held by each of them, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against any Lender in any way relating to or arising out of any action taken or omitted by such Lender in connection with its exercise of set off rights for credit to any or all of the Obligations.

     Section 13.6 Governing Law; Jurisdiction.

          (a) This Agreement, the Notes, the other Loan Documents and all other documents executed in connection herewith, shall be deemed to be contracts and agreements executed by the Borrowers, the Agent, the Floor Plan Agent and the Lenders under the laws of the State of New York and of the United States of America and for all purposes shall be governed by, and construed and interpreted in accordance with, the laws of said State and of the United States of America.



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          (b) Each Borrower hereby irrevocably submits generally and unconditionally for itself and in respect of its property to the non-exclusive jurisdiction of any New York state court, or any United States federal court, sitting in the City of New York or County of New York, New York, and to the non-exclusive jurisdiction of any state or United States federal court sitting in the state in which any of the Collateral is located, over any suit, action or proceeding arising out of or relating to this Agreement or the Obligations. Each Borrower hereby agrees and consents that, in addition to any methods of service of process provided for under applicable law, all service of process in any such suit, action or proceeding in any New York state court, or any United States federal court, sitting in the City of New York or County of New York, New York may be made by certified or registered mail, return receipt requested, directed to such Borrower at its address stated in Section 13.1, or at a subsequent address of which the Agent received actual notice from such Borrower in accordance with this Agreement, and service so made shall be complete five (5) days after the same shall have been so mailed. Each Borrower, to the extent it is not qualified to do business in New York, hereby irrevocably designates, appoints and empowers the Company, with offices at the address specified in
Section 13.1(a) as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents which may be served in any such action or proceedings.

     Section 13.7 Waivers; Amendments.

          (a) No failure or delay of the Agent, the Floor Plan Agent or any Lender in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agent, the Floor Plan Agent and the Lenders hereunder are cumulative and not exclusive of any rights or remedies which they would otherwise have. No waiver of any provision of this Agreement, the Notes or the other Loan Documents or consent to any departure by the Borrowers therefrom shall in any event be effective unless the same shall be authorized as provided in Section 13.7(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrowers in any case shall entitle the Borrowers to any other or further notice or demand in similar or other circumstances. Each holder of any Note shall be bound by any amendment, modification, waiver or consent authorized as provided herein, whether or not such Note shall have been marked to indicate such amendment, modification, waiver or consent.

          (b) Neither this Agreement, any Note, any Loan Document nor any provision hereof or thereof may be waived, amended or modified except pursuant to a written agreement or agreements entered into by the Borrowers and the Required Lenders; provided, that no such agreement shall (i) change the principal amount of, or extend the maturity of or any date for the payment of any principal of or interest on, any Loan, or waive or excuse any such payment or any part thereof, or, except as provided in this Agreement, decrease the rate of interest on any Loan, or the amount of any fees payable to any Lender without the written consent of each Lender affected thereby, (ii) change the Commitment of any Lender without the written consent of such Lender or decrease the Commitment Fees payable to any Lender without the written consent of each Lender, or change the amount of the Total Commitment without the consent of each Lender (except in accordance with Section 5.18), (iii) release or defer the granting or perfecting of a Lien in any Collateral or release any Guarantee or similar undertaking provided by any Person or modify any indemnity provided to


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the Lenders hereunder or under the other Loan Documents without the written consent of each Lender; provided, the Agent or the Floor Plan Agent, as the case may be, shall be entitled to release any Collateral or any Guarantee which a Borrower is permitted to sell or transfer or otherwise release under the terms of this Agreement or any Loan Document without notice to or any further action or consent of the Lenders; or (iv) amend or modify the provisions of this
Section 13.7, Section 5.18(f), Section 6.7(a), Section 11.6(a), or Section 13.3(a), the definition of the "Required Lenders" or the definition of "Borrowers" without the written consent of each Lender; and provided further that no such agreement shall amend, modify, waive or otherwise affect the rights or duties of the Agent or the Floor Plan Agent hereunder without the written consent of the Agent or the Floor Plan Agent, respectively. Notwithstanding the foregoing, the Agent may execute and deliver to any Borrower releases of chattel paper sold to any provider of Permitted New Vehicle Floor Plan Indebtedness in accordance with the terms of the Intercreditor Agreement executed in connection therewith between the Agent and any such provider. Each Lender and each holder of any Note shall be bound by any modification or amendment authorized by this
Section 13.7 regardless of whether its Note shall be marked to make reference thereto, and any consent by any Lender or holder of a Note pursuant to this
Section 13.7 shall bind any Person subsequently acquiring a Note from it, whether or not such Note shall be so marked.

     Section 13.8 Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively, the "Charges") shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section 13.8 shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

     Section 13.9 Severability; Conflicts.

          (a) In the event any one or more of the provisions contained in this Agreement, the Notes or any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

          (b) In the event any of the terms and provisions of any other Loan Document are inconsistent with the terms and provisions set forth in this Agreement, the terms and provisions set forth in this Agreement shall prevail.

     Section 13.10 Counterparts. This Agreement may be executed in two or more counterparts, which may be delivered in original, electronic or facsimile form,


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and each of which shall constitute an original, but all of which when taken together shall constitute but one contract, and shall become effective as provided in Section 13.11.

     Section 13.11 Binding Effect. This Agreement shall become effective on the Closing Date, and thereafter shall be binding upon and inure to the benefit of each Borrower, the Agent, the Floor Plan Agent and each Lender and their respective successors and assigns, except that no Borrower shall have the right to assign its rights hereunder or any interest herein except as provided in
Section 13.3(a).

     Section 13.12 Subsidiary Solvency Savings Clause. Each of the Borrowers and Guarantors acknowledges the receipt and acceptance of valuable consideration as of the Closing Date and thereafter in connection with this Agreement; and each Borrower and Guarantor further acknowledges and agrees that the direct benefits and enrichment it derives from being a party to this Agreement constitute a reasonably equivalent value to it in exchange for the liability it has incurred pursuant to this Agreement. Further, each of the Borrowers and Guarantors acknowledges the interdependence by and among the other Borrowers and Guarantors in successfully carrying out their business operations. Each of the Borrowers and Guarantors represents that it is solvent prior to entering into this Agreement and that the transactions completed hereby will not render it insolvent; provided, in the event that the Indebtedness incurred by any Borrower or Guarantor pursuant to this Agreement or the transactions contemplated hereby would constitute a "fraudulent transfer" under Section 548 of the Federal Bankruptcy Code or pursuant to any applicable state law governing "fraudulent transfers" because such Borrower or Guarantor is deemed to have become insolvent as a result of incurring such Indebtedness, then, in such event, the liability of any such Borrower or Guarantor hereunder shall automatically be deemed for all purposes to be equal to one dollar less than that amount of Indebtedness which would not render such Borrower or Guarantor insolvent.

     Section 13.13 Joint and Several Liability and Related Matters.

          (a) Each of Floor Plan Borrowers authorizes the Company with full power and authority as attorney-in-fact, to execute and deliver Requests for Borrowings and each other instrument, certificate and report to be delivered by any Floor Plan Borrower to the Agent, the Floor Plan Agent and the Lenders pursuant to this Agreement or any Loan Document. Each of the Floor Plan Borrowers agrees that it shall be bound by any action taken by the Company on its behalf pursuant to such appointment.

          (b) The Obligations of each Floor Plan Borrower under this Agreement and the other Loan Documents (other than the Guaranty Agreement, the Security Agreement and the Security Agreement (Toyota/Lexus Inventory), which are expressly excluded from the terms of this Section 13.13(b)) in respect of Floor Plan Loans made hereunder are several and shall be limited to an amount equal to the sum of (i) the Floor Plan Borrowings of such Floor Plan Borrower, (ii) all costs and expenses associated with the collection and enforcement of the Obligations of such Floor Plan Borrower arising under the Loan Documents, including, without limitation, all attorney's fees and expenses, and (iii) all capital contributions and expenditures for capital or fixed assets made by the Company or any other Floor Plan Borrower on behalf of such Floor Plan Borrower. No individual Floor Plan Borrower shall be liable as a Co-Borrower for the Floor Plan Loans made to other Floor Plan Borrowers. Nothing in this Section 13.13 shall in any way impair or limit the liability of any Floor Plan Borrower that has executed the Guaranty Agreement of the Revolving Credit Loan or otherwise agreed to become liable for any of the Obligations, or any of said Person's obligations or liability under any of the Security Documents or any Guaranty Agreement. The Obligations of the Company under this Agreement and the other Loan Documents shall be joint and several with all Borrowers and not limited in any way whatsoever.

          (c) Each Borrower agrees that its liability hereunder and its liability under any of the Loan Documents shall continue to be effective or be reinstated, as the case may be, if at any time any payment (in whole or in part) of any of the Obligations is rescinded or must be restored by any Lender or any holder of any Note, upon the insolvency, bankruptcy or reorganization of any Borrower as though such payment had not been made.

          (d) Each Borrower hereby expressly waives: (i) notice of the Lenders' acceptance of this Agreement; (ii) notice of the existence or creation or non payment of all or any of the Obligations other than notices expressly provided for in this Agreement; (iii) presentment, demand, notice of dishonor, protest, acceleration and the notice of intent to accelerate and all other notices whatsoever other than notices expressly provided for in this Agreement; and (iv) all diligence in collection or protection of or realization upon the Obligations or any part thereof, any obligation hereunder, or any security for or Guarantee of any of the foregoing, subject, however, in the case of Collateral in the possession of the Agent or a Lender to such Person's duty to use reasonable care in the custody and preservation of such Collateral.

          (e) No delay on any of the Lenders' part in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by any of the Lenders of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy. No action of any of the Lenders permitted hereunder shall in any way affect or impair any such Lenders' rights or any Borrower's Obligations under this Agreement or the other Loan Documents.

     Section 13.14 Power of Attorney. For the purpose of expediting the financing of Motor Vehicles under the terms of this Agreement and for other purposes relating to such financing transaction, each Borrower irrevocably constitutes and appoints the Floor Plan Agent and any of its officers, and each of them, severally, as its true and lawful attorneys-in-fact or attorney-in-fact with full authority to act on behalf of, and in the name of, place, and stead of, each such Borrower, after the occurrence and during the continuance of an Event of Default, to prepare, execute, and deliver any and all instruments, documents, and agreements required to be executed and delivered by each such Borrower necessary to evidence Borrowings hereunder and/or to evidence, perfect, or realize upon the security interest granted by this Agreement, and/or any of the Loan Documents, including, without limitation, the Notes, requests for advances, security agreements, financing statements, other instruments for the payment of money, receipts, manufacturer's certificates of origin, certificates of origin, certificates of title, applications for certificates of title, other basic evidences of ownership, dealer reassignments of any of the foregoing, affidavits, and acknowledgments. The foregoing power of attorney shall be coupled with an interest, and shall be irrevocable so long as this Agreement remains in effect, any Drafting Agreement remains in effect or any Obligations remain outstanding under this Agreement or any of the Notes. Each of said attorneys-in-fact shall have the power to act hereunder with or without the other. The Floor Plan Agent or the Agent may, but shall not be obligated to, notify the Borrowers of any such instruments or documents either of said Agents has executed on any Borrower's behalf prior to such execution.

     Section 13.15 USA Patriot Act. Each Lender that is subject to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Act") hereby notifies the Borrowers that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies the Borrowers and their Subsidiaries, which information includes the name and address of the Borrowers and their Subsidiaries, and other information that will allow such Lender to identify the Borrowers and their Subsidiaries in accordance with the Act.

     Section 13.16 Confidentiality. In the event that the Company or any of its Subsidiaries provides to the Agent, the Floor Plan Agent or any Lender, written confidential information belonging to the Company or any of its Subsidiaries that is denominated in writing as "confidential," the Agent, the Floor Plan Agent, and the Lenders shall thereafter maintain such information in confidence in accordance with the standards of care and diligence that each utilizes in maintaining its own confidential information, including without limitation, non-disclosure of such information to any of such Agent's, Floor Plan Agent's or Lender's Affiliates who may be competitors of the Company and its Subsidiaries in the business of acquiring and/or consolidating automotive dealerships. The obligation of confidence under this Section 13.16 shall not apply to such portions of the information which (i) are in the public domain, (ii) hereafter become part of the public domain without the Agent, the Floor Plan Agent or any Lender breaching its obligation of confidence hereunder, (iii) are previously known by such Agent, Floor Plan Agent or Lender from some source other than the Company, (iv) are hereafter obtained by or available to such Agent, Floor Plan Agent or Lender from a third party who owes no obligation of confidence to the Company and its Subsidiaries with respect to such information or through any other means other than through disclosure by the Company or its Subsidiaries,
(v) must be disclosed either pursuant to any requirement of any Governmental Authority or to Persons regulating or claiming regulatory authority over the activities of such Agent, Floor Plan Agent or Lender, or (vi) as may be required by law or regulation or order of any Governmental Authority in any judicial, arbitration, or governmental proceeding. Further, the Agent, the Floor Plan Agent and the Lenders may disclose any such information to any other Lender, participants and prospective assignees and participants who agree to be bound by the terms of this Section 13.16, Affiliates of such Lender who are not competitors of the Company and its Subsidiaries in the business of acquiring and/or consolidating automotive dealerships, any independent certified public accountants and any legal counsel employed by such Person in connection with this Agreement or any Security Document, including without limitation, the enforcement or exercise of all rights and remedies thereunder; provided, that the Agent, the Floor Plan Agent or such Lender imposes on the Person to whom such information is disclosed the same obligation to maintain the confidentiality of such information as is imposed upon it hereunder.

     Section 13.17 WAIVER OF JURY TRIAL. THE LENDERS, THE AGENT, THE FLOOR PLAN AGENT AND EACH OF THE BORROWERS AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY LOAN DOCUMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTION OF ANY OF THEM. NEITHER THE LENDERS, THE AGENT, THE FLOOR PLAN AGENT NOR ANY OF THE BORROWERS SHALL SEEK TO CONSOLIDATE,

BY COUNTERCLAIM OR OTHERWISE, ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY THE LENDERS, THE AGENT, THE FLOOR PLAN AGENT OR ANY OF THE BORROWERS EXCEPT BY A WRITTEN INSTRUMENT EXECUTED BY ALL OF THEM.

     Section 13.18 FINAL AGREEMENT OF THE PARTIES. Any previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement. Nothing in this Agreement, expressed or implied, is intended to confer upon any party other than the parties hereto any rights, remedies, obligations or liabilities under or by reason of this Agreement.

                                      * * *
                          Signatures on Separate Pages

Exhibit 1.1G







                          SECURITY AND PLEDGE AGREEMENT


                                   dated as of


                                 March 23, 2005


                                      among


                          ASBURY AUTOMOTIVE GROUP INC.


                          THE SUBSIDIARIES PARTY HERETO


                                       and


                            JPMORGAN CHASE BANK, N.A.
       not in its individual capacity, but solely as Administrative Agent

                               TABLE OF CONTENTS
                                                                            Page

ARTICLE I DEFINITIONS..........................................................1
         1.01     Definitions..................................................1
         1.02     Interpretation...............................................5

ARTICLE II COLLATERAL..........................................................5
         2.01     Grant of Security Interest...................................5
         2.02     Termination of Security Interests............................6
         2.03     Security Interest Absolute...................................6
         2.04     Joinder of Additional Debtors................................7
         2.05     Limit of Liability...........................................7
         2.06     Reinstatement................................................7

ARTICLE III PERFECTION OF SECURITY INTEREST....................................8
         3.01     Perfection...................................................8
         3.02     Perfection of Additional Collateral..........................9
         3.03     Intellectual Property Filings................................9
         3.04     Instruments and Chattel Paper................................9
         3.05     Further Assurances..........................................10
         3.06     Use of Collateral...........................................10

ARTICLE IV REPRESENTATIONS AND WARRANTIES.....................................10
         4.01     Security Documents..........................................10
         4.02     Title.......................................................11
         4.03     Chief Executive Office; Jurisdiction of Organization........11
         4.04     Corporate Names; Prior Transactions.........................11
         4.05     Records.....................................................11
         4.06     Changes in Circumstances....................................11
         4.07     Inventory...................................................11
         4.08     Trademark Collateral........................................12
         4.09     Financing Statements and Other Filings; Maintenance
                  of Perfected Security Interest..............................12
         4.10     Deposit Accounts and Securities Accounts....................12
         4.11     Letters of Credit...........................................12
         4.12     Commercial Tort Claims......................................12

ARTICLE V COVENANTS...........................................................12
         5.01     Access to Records...........................................12
         5.02     Other Financing Statements and Liens........................13
         5.03     Reports.....................................................13
         5.04     Adverse Claims..............................................13
         5.05     Certain Changes.............................................13
         5.06     Letters of Credit...........................................13
         5.07     Collection of Accounts......................................13
         5.08     Disposition of Collateral...................................13

         5.09     Protection of Intellectual Property.........................13
         5.10     Special Provisions Relating to Certain Collateral...........14

ARTICLE VI REMEDIES...........................................................15
         6.01     Events of Default, Etc......................................15
         6.02     Deficiency..................................................17
         6.03     Private Sale................................................17
         6.04     Application of Proceeds.....................................18
         6.05     Attorney-in-Fact............................................18
         6.06     Expenses....................................................18
         6.07     Administrative Agent's Right to Perform on Debtor's Behalf..19
         6.08     Rights of Secured Parties...................................19
         6.09     No Marshalling..............................................19
         6.10     Remedies Cumulative.........................................19

ARTICLE VII MISCELLANEOUS.....................................................20
         7.01     Waivers of Rights Inhibiting Enforcement....................20
         7.02     Notices.....................................................20
         7.03     Assignment..................................................20
         7.04     Successors and Assigns......................................21
         7.05     Amendment and Waiver........................................21
         7.06     No Implied Waiver...........................................21
         7.07     Severability................................................21
         7.08     Entire Agreement............................................21
         7.09     Execution in Counterparts...................................21
         7.10     Governing Law...............................................21
         7.11     Headings....................................................22
         7.12     Interpretation..............................................22
         7.13     Waiver of Jury..............................................22
         7.14     Survival, Etc...............................................22
         7.15     Agents, Etc.................................................22
         7.16     Limitation of Liability.....................................22
         7.17     Subrogation.................................................23
         7.18     Authority of the Administrative Agent.......................23

Annex 1.01........Trademark Collateral
Annex 4.01........Filing Offices
Annex 4.03........Debtor Information
Annex 4.04........Previous Names and Transactions
Annex 4.05........Offices and Locations of Records
Annex 4.07........Locations of Inventory
Annex 4.09........Filings
Annex 4.10........Deposit Accounts and Securities Accounts
Annex 4.11........Letters of Credit
Annex 4.12........Commercial Tort Claims
Exhibit A.........Grant of Trademark Security Agreement

                                       A-1
                          SECURITY AND PLEDGE AGREEMENT


         This SECURITY AND PLEDGE AGREEMENT (this "Agreement") dated as of March 23, 2005, is among ASBURY AUTOMOTIVE GROUP INC., ("Company"), the Subsidiaries of the Company listed on the signature pages hereof and such other Subsidiaries of the Company which hereafter shall become parties to this Agreement (the Company, together with such Subsidiaries, the "Debtors"), and JPMORGAN CHASE BANK, N.A., as Administrative Agent under the Credit Agreement (as herein defined), not in its individual capacity, but solely as agent for the Lenders and other Secured Parties (as such terms are defined herein) (in such capacity, together with its successors in such capacity, the "Administrative Agent" ).

                                    RECITALS:

         A.   Pursuant to the Revolving Credit Agreement dated as of March
23, 2005 (as amended, modified and supplemented from time to time, the "Credit Agreement"), among certain of the Subsidiaries of the Company, the lenders parties thereto (the "Lenders"), the Administrative Agent, JPMorgan Chase Bank, N.A., as Floor Plan Agent, Bank of America, N.A., as Syndication Agent, and J.P.Morgan Securities Inc. and Banc of America Securities LLC, as Joint Bookrunners and Co-Lead Arrangers, the Lenders agreed to make loans to and other extensions of credit on behalf of the Debtors.

         B. It is a condition to the obligations of the Lenders and the Administrative Agent under the Credit Agreement that Debtors shall have guaranteed the Obligations pursuant to that certain Guaranty Agreement of even date herewith (the "Guaranty Agreement").

         C. It is a condition to the obligations of the Lenders and the Administrative Agent under the Credit Agreement that Debtors shall have granted Liens securing the Obligations guaranteed pursuant to the Guaranty Agreement and executed and delivered this Agreement.

         D. To induce the Lenders and the Administrative Agent to enter into the Credit Agreement and to induce certain of the Secured Parties to make loans and/or extend other credit to the Borrowers, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Debtors have agreed to grant security interests in the Collateral as security for the Secured Obligations described herein.

         NOW, THEREFORE, the parties hereto agree as follows:

                                   ARTICLE I.

                                   DEFINITIONS

          1.01 Definitions. Capitalized terms not otherwise defined herein have the respective meanings assigned to them in the Credit Agreement. All terms used herein that are not defined herein or in the Credit Agreement and are defined in the UCC have the meanings therein stated. In addition, the following terms have the following meanings under this Agreement:

         "Accounts" means all accounts (as defined in the UCC) and all general intangibles (including payment intangibles and software) (as defined in the UCC) of any Debtor constituting any right to the payment of money, whether or not earned by performance, including all moneys due and to become due to any Debtor in respect of any loans or advances or for Inventory or other goods sold or leased or for services rendered, tax refunds, insurance refund claims and other insurance claims and proceeds, tort claims, securities and other investment property, letter of credit rights, all accounts owing from any Subsidiary or any Affiliate of any Debtor, supporting obligations of every nature and any guarantee of any of the foregoing.

         "Administrative Agent" has the meaning set forth in the introductory paragraph to this Agreement.

         "Agreement" has the meaning set forth in the introductory paragraph to this Agreement.

         "Chattel Paper" means all "chattel paper" as defined in the UCC.

         "Collateral" has the meaning assigned to such term in Section 2.01.

         "Contracts" means, collectively, with respect to each Debtor, all sale, service, performance, equipment or property lease contracts, agreements or grants and all other contracts, agreements or grants (in each case, whether written or oral, or third party or intercompany), between such Debtor and third parties, and all assignments, amendments, restatements, supplements, extensions, renewals, replacements or modifications thereof, in each case that evidence or give rise to Accounts but expressly excluding any franchise or framework agreements.

         "Contracts in Transit" means, collectively, with respect to each Debtor, all agreements, including all Accounts and Chattel Paper, of third parties to pay the purchase price of vehicles sold to customers, which agreements are not yet funded.

         "Control" means (i) in the case of each Deposit Account, "control," as such term is defined in Section 9.104 of the UCC, and (ii) in the case of any security entitlement in a Securities Account, "control," as such term is defined in Section 8.106 of the UCC.

         "Credit Agreement" has the meaning set forth in Recital A.

         "Deposit Account Control Agreement" means an agreement that perfects the security interest granted hereunder in the Deposit Accounts by control, in a form reasonably satisfactory to the Administrative Agent and to the depository bank maintaining the Deposit Account covered by such agreement.

         "Deposit Accounts" means, collectively, with respect to each Debtor,
(i) all "deposit accounts" as such term is defined in the UCC including, without limitation, the Concentration Accounts, Platform Accounts and the Floor Plan Borrower Dealership Accounts and (ii) all cash, funds, checks, notes and instruments from time to time on deposit in any of the accounts described in clause (i) of this definition.

         "Documents" means all "documents" (as defined in the UCC) or other receipts covering, evidencing or representing Inventory.

         "Foreign Entity" means any corporation, limited liability company, partnership or other legal entity that is a controlled foreign corporation under
Section 957 of the Code (or any successor provision thereto).

         "General Intangibles" means all "general intangibles" (as defined in the UCC) now owned or hereafter acquired by any Debtor, including (i) all obligations or indebtedness owing to any Debtor (other than Accounts) from whatever source arising, (ii) all Intellectual Property and goodwill, (iii) all rights or claims in respect of refunds for taxes paid, (iv) all payment intangibles and (v) to the extent permitted by applicable law, all rights in respect of any pension plan or similar arrangement maintained for employees of any Debtor but specifically excluding any securities accounts that are maintained by the Company for the investment of funds in connection with employee deferred compensation plans.

         "Instruments" means all "instruments" or "letters of credit" (each as defined in the UCC) of any Debtor, including all instruments or letters of credit evidencing, representing, arising from or existing in respect of, relating to, securing or otherwise supporting the payment of, any Account or any other right to payment, including promissory notes, drafts, bills of exchange and trade acceptances now owned or hereafter acquired and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any of the Instruments.

         "Intellectual Property" means all Patent Collateral and all Trademark Collateral now or hereafter owned by any Debtor and all causes of action, claims and warranties now or hereafter owned by any Debtor in respect thereof.

         "Inventory" means all inventory (as defined in the UCC) and all other goods of any Debtor held for sale, lease or furnishing under a contract of service (including to its Subsidiaries or Affiliates), including, without limitation, all Motor Vehicles held by the Debtors as inventory for sale, or material used or consumed in its business, including all spare parts and related supplies, all goods obtained by any Debtor in exchange for such goods, all products made or processed from such goods and all substances, if any, commingled therewith or added to such goods;

         "Motor Vehicles" means any motorized vehicle approved for highway use by any State of the United States.

         "Patent Collateral" means all Patents now or hereafter owned by any Debtor.

         "Patents" means, collectively, (i) all patents and patent applications, including the inventions and improvements described and claimed therein, and all patentable inventions, (ii) all reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof, and (iii) all rights, licenses and goodwill relating thereto, now existing or hereafter coming into existence, (A) to all income, profits, royalties, damages and payments now or hereafter due and/or payable under and with respect thereto, including damages and payments for past, present or future infringements thereof, (B) to sue for past, present and future infringements thereof, and (C) otherwise accruing under or pertaining to any of the foregoing throughout the world.

         "Proceeds" has the meaning assigned to such term in the UCC, including all proceeds of insurance and all condemnation awards and all other compensation for any casualty event with respect to all or any part of the Collateral (together with all rights to recover and proceed with respect to the same), and all accessions to, substitutions for and replacements of all or any part of the other Collateral.

         "Records" has the meaning assigned to such term in Section 4.05.

         "Secured Obligations" means (i) all Obligations and (ii) all amounts guaranteed by the Debtors pursuant to the Guaranty Agreement, whether now or hereafter existing, including any extensions, modifications, substitutions, amendments and renewals thereof, whether for principal, interest, fees, expenses, indemnification, or otherwise, including all costs and expenses (including reasonable attorneys' fees and expenses) incurred by the Administrative Agent or, after an Event of Default, any Secured Party in connection with any suit or proceeding in connection with the performance by such Secured Party of any of the agreements contained in any of the Contracts, or in connection with any exercise of its rights or remedies hereunder, pursuant to the terms of this Agreement.

         "Secured Parties" means, collectively, the Administrative Agent, the Floor Plan Agent, the Swing Line Bank and the Lenders.

         "Securities Accounts" means, collectively, with respect to each Debtor, all "securities accounts" as such term is defined in the UCC including, without limitation, all "securities entitlements," as such term is defined in the UCC in connection with such accounts. Securities Accounts shall not include any securities accounts that are maintained by the Company for the investment of funds solely in connection with employee deferred compensation plans.

         "Securities Account Control Agreement" means an agreement that perfects the security interest granted hereunder in the Securities Accounts by control, in a form reasonably satisfactory to the Administrative Agent and the securities intermediary maintaining the Securities Account covered by such agreement.

         "Security Interest" means the security interest in the Collateral granted by Debtors under this Agreement.

         "Trademark Collateral" means all Trademarks now or hereafter owned by any Debtor including each Trademark Collateral identified in Annex 1.01.

         "Trademarks" means, collectively, (i) all trade names, trademarks and service marks, logos, trademark and service mark registrations, and applications for trademark and service mark registrations, (ii) all renewals of trademark and service mark registrations, and (iii) all rights (A) to all income, royalties, damages and other payments (including in respect of all past, present and future infringements) with respect to any of the foregoing, (B) to sue for all past, present and future infringements thereof, and (C) otherwise accruing under or pertaining to any of the foregoing, together, in each case, with the product lines and goodwill of the business connected with the use of, and symbolized by, each such trade name, trademark and service mark.

         "Trademark Security Agreement" means an agreement substantially in the form annexed hereto as Exhibit A.

         "UCC" means the Uniform Commercial Code as now or hereafter in effect in the State of New York; provided that if, by reason of mandatory provisions of Law, the perfection or the effect of perfection or non-perfection of any Security Interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, "UCC" means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or the effect of perfection or non-perfection.

          1.02 Interpretation. The principles of interpretation set out in
Section 1.03 of the Credit Agreement shall apply equally to this Agreement mutatis mutandis.

                                   ARTICLE II.

                                   COLLATERAL

          2.01 Grant of Security Interest. As collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) and performance of the Secured Obligations, each Debtor hereby grants to the Administrative Agent for the benefit of the Secured Parties a security interest in all of such Debtor's right, title and interest in, to and under the following property, whether now owned or hereafter acquired by such Debtor and whether now existing or hereafter coming into existence and wherever located (collectively, the "Collateral" ):

     (a)  all Accounts;

     (b)  all Chattel Paper; (c) all Contracts in Transit;

     (d)  all Deposit Accounts;

     (e)  all Documents;

     (f)  all General Intangibles;

     (g)  all Instruments;

     (h)  all Inventory;

     (i)  all Motor Vehicles that are titled to a Debtor;

     (j)  all Records;

     (k)  all Securities Accounts;

     (l) all rights, claims and benefits of such Debtor against any Person arising out of, relating to or in connection with Inventory purchased by such Debtor, including any such rights, claims or benefits against any Person storing or transporting such Inventory;

     (m)  all consideration of any kind received or to be received by any Debtor
          (i) in connection with the transfer of stock or other equity interest in any of Debtor's Subsidiaries, including, without limitation, Accounts, Contracts, Chattel Paper and General Intangibles in connection therewith and (ii) in connection with the sale or transfer of goodwill associated with the business of any Debtor;

     (n)  all replacements and substitutions of the foregoing; and

     (o) all Proceeds of the Collateral described in the foregoing clauses (a) through (n).

          2.02 Termination of Security Interests. This Agreement and the Security Interests shall terminate and all rights to the Collateral shall revert to the Debtors when (i) all outstanding Secured Obligations shall have been paid in full, (ii) all Commitments under the Credit Agreement shall have expired or been terminated and (iii) the Letter of Credit Obligations have been reduced to zero or fully cash collateralized as provided in the Credit Agreement. Upon such termination, the Administrative Agent shall (at the written request and expense of the Borrower) promptly cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral and money received in respect thereof, to or on the order of the Debtors or as may be otherwise specified by a court of law. The Administrative Agent shall also (at the written request and expense of the Borrower) promptly deliver to the Borrower upon such termination such UCC termination statements and such other documentation as shall be reasonably requested by the Borrower to evidence the termination and release of the Security Interests on the Collateral.

          2.03 Security Interest Absolute. To the maximum extent permitted by applicable law, each Debtor agrees that the rights and remedies of the Administrative Agent hereunder, the Liens created hereby, and the obligations of the Debtors under this Agreement are absolute, irrevocable and unconditional and will remain in full force and effect without regard to, and will not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever (other than termination pursuant to Section 2.02), including:

          (a) any renewal, extension, amendment, or modification of, or addition or supplement to or deletion from, any of the Loan Documents or any other instrument or agreement referred to therein, or any assignment or transfer of any thereof;

          (b) any waiver of, consent to or departure from, extension, indulgence or other action or inaction under or in respect of any of the Secured Obligations, this Agreement, any other Loan Document or other instrument or agreement relating thereto, or any exercise or non-exercise of any right, remedy, power or privilege under or in respect of the Secured Obligations, this Agreement, any other Loan Document or any such other instrument or agreement relating thereto;

          (c) any furnishing of any additional security for the Secured Obligations or any part thereof to the Administrative Agent or any other Person or any acceptance thereof by the Administrative Agent or any other person or any substitution, sale, exchange, release, surrender or realization of or upon any such security by the Administrative Agent or any other person or the failure to create, preserve, validate, perfect or protect any other Lien granted to, or purported to be granted to, or in favor of, the Administrative Agent or any other Secured Party;

          (d) any invalidity, irregularity or unenforceability of all or any part of the Secured Obligations, any Loan Document or any other agreement or instrument relating thereto or any security therefor;

          (e) the acceleration of the maturity of any of the Secured Obligations or any other modification of the time of payment thereof;

          (f) any other event or circumstance whatsoever that might otherwise constitute a legal or equitable discharge of a surety or a guarantor or otherwise, it being the intent of this Section 2.04 that the obligations of the Debtors hereunder shall be absolute, irrevocable and unconditional under any and all circumstances; or

          (g) any bankruptcy or other insolvency proceeding with respect to the other Borrowers or Debtors.

          2.04 Joinder of Additional Debtors. Upon the execution and delivery of an Addendum by a new Floor Plan Borrower pursuant to Section 9.18 of the Credit Agreement, such Floor Plan Borrower shall constitute a "Debtor" for all purposes hereunder with the same force and effect as if originally named as a Debtor herein. The execution and delivery of such Joinder Agreement shall not require the consent of any Debtor hereunder. The rights and obligations of each Debtor hereunder shall remain in full force and effect notwithstanding the addition of any new Debtor as a party to this Agreement.

          2.05 Limit of Liability. Notwithstanding the foregoing, the security interest granted by each Debtor hereunder shall be limited to the extent necessary so that such Debtor's obligations hereunder would never exceed the maximum amount that said Debtor could transfer or grant without having such transfer or grant set aside as a fraudulent transfer or fraudulent conveyance or similar action under the U.S. Bankruptcy Code or applicable state or foreign law.

          2.06 Reinstatement. This Agreement and the Liens created hereunder shall automatically be reinstated if and to the extent that for any reason any payment by or on behalf of any Debtor in respect of the Secured Obligations is rescinded or must otherwise be restored by any holder of the Secured Obligations, whether as a result of any fraudulent conveyance, proceedings in bankruptcy or reorganization or otherwise. EACH DEBTOR SHALL DEFEND AND INDEMNIFY EACH SECURED PARTY FROM AND AGAINST ANY CLAIM, DAMAGE, LOSS, LIABILITY, COST, OR EXPENSE UNDER THIS SECTION 2.07 (INCLUDING REASONABLE ATTORNEYS' FEES AND EXPENSES) IN THE DEFENSE OF ANY SUCH ACTION OR SUIT,

INCLUDING SUCH CLAIM, DAMAGE, LOSS, LIABILITY, COST, OR EXPENSE ARISING AS A RESULT OF THE INDEMNIFIED SECURED PARTY'S OWN NEGLIGENCE OR STRICT LIABILITY BUT EXCLUDING SUCH CLAIM, DAMAGE, LOSS, LIABILITY, COST, OR EXPENSE THAT IS FOUND IN A FINAL, NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM SUCH INDEMNIFIED SECURED PARTY'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

                                  ARTICLE III.

                         PERFECTION OF SECURITY INTEREST

          3.01 Perfection. Prior to or concurrently with the execution and delivery of this Agreement or any Addendum, Debtors shall:

          (a) file or cause to be filed such financing statements and other documents in such offices as shall be necessary or as the Administrative Agent may reasonably request to perfect and establish the priority (subject only to Permitted Liens) of the Security Interest;

          (b) subject to Section 3.04, deliver to the Administrative Agent any and all Instruments and Chattel Paper, endorsed or accompanied by such instruments of assignment and transfer in such form and substance as the Administrative Agent may reasonably request; provided, however, with respect to Instruments meeting the qualifications set forth in the foregoing where a Debtor is the maker thereof, absent an Event of Default, Debtors shall only be required to deliver such Instruments and Chattel Paper within 45 days of the end of each calendar quarter;

          (c) cause the Administrative Agent to be listed as the lienholder on all certificates of title or ownership relating to Motor Vehicles that are Demonstrators or Rental Vehicles owned by Debtors and deliver to the Administrative Agent originals of all such certificates of title or ownership for such Motor Vehicles;

          (d) deliver to the Administrative Agent a Deposit Account Control Agreement with respect to each Deposit Account of the Debtors, other than any Deposit Account maintained by the Administrative Agent, executed by the applicable Debtor and the bank maintaining such Deposit Account;

          (e) deliver to the Administrative Agent a Securities Account Control Agreement with respect to each of the Securities Accounts of the Debtors, executed by the applicable Debtor and the Securities Intermediary maintaining such Securities Accounts; and

          (f) take all such other actions as shall be necessary or as the Administrative Agent may reasonably request to perfect and establish the priority of the Security Interest.

Additionally, each Debtor hereby authorizes the Administrative Agent to prepare, execute, deliver, file and/or record (without the signature of such Debtor to the extent permitted by applicable law) any such financing statement, continuation statement, amendment or other document that may be necessary or desirable (in the reasonable judgment of the Administrative Agent): (i) to create, preserve, perfect or validate the Security Interest; or (ii) to enable the Administrative Agent to exercise and enforce its rights hereunder with respect to such Security Interest. The Debtors shall pay the costs of, or incidental to, any recording or filing of any such financing or continuation statement, amendment or other document or otherwise arising out of or in connection with the execution and delivery of this Agreement.

          3.02 Perfection of Additional Collateral. Each Debtor shall:

          (a) maintain records at the premises where Motor Vehicles are kept evidencing which Motor Vehicles are being used as Demonstrators and Rental Motor Vehicles. Each Debtor shall cause all certificates of title for such Demonstrators and Rental Motor Vehicles that are titled to it to be marked or to otherwise indicate that Administrative Agent is the only lienholder with respect to such Demonstrators and Rental Motor Vehicles;

          (b) keep full and accurate Records; and

          (c) furnish to the Administrative Agent from time to time (but, unless an Event of Default shall have occurred and be continuing, within 45 days after the end of each calendar quarter) statements and schedules further identifying and describing the Patent Collateral and the Trademark Collateral, respectively, and such other reports in connection with the Patent Collateral and the Trademark Collateral as the Administrative Agent may reasonably request, all in reasonable detail.

          3.03 Intellectual Property Filings. On the date hereof, each Debtor will execute and deliver to the Administrative Agent the Trademark Security Agreement with respect to all Trademark Collateral then owned by it. Upon the request of the Administrative Agent, it will sign and deliver to the Administrative Agent any Trademark Security Agreement necessary to grant Security Interests in any Trademark Collateral owned by it at such time that are not covered by the Security Interests granted in any previous Trademark Security Agreements so executed and delivered by it. In each case, it shall promptly make all Intellectual Property filings necessary to record the Security Interests in such Intellectual Property. Each Debtor hereby appoints the Administrative Agent as its attorney-in-fact to execute and file all Intellectual Property filings required or so requested for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; and such power, being coupled with an interest, shall be irrevocable until the Collateral is released pursuant to
Section 2.02.

          3.04 Instruments and Chattel Paper. So long as no Event of Default shall have occurred and be continuing, each Debtor may retain for collection in the ordinary course any Instruments and Chattel Paper received by it in the ordinary course of business; provided, if Administrative Agent may exercise its remedies pursuant to Section 11.2 or Section 11.4 of the Credit Agreement, each Debtor will promptly deliver to Administrative Agent upon request all Instruments and Chattel Paper, properly endorsed and assigned and accompanied by instruments of transfer or assignment executed in blank, and the Administrative Agent shall, promptly upon request and at the expense of any Debtor, make appropriate arrangements for making any Instrument and Chattel Paper pledged by such Debtor and held by the Administrative Agent available to such Debtor for purposes of presentation, collection or renewal (any such arrangement to be effected, to the extent deemed appropriate by the Administrative Agent, against trust receipt or like document).

          3.05 Further Assurances. Each Debtor shall, from time to time, at its sole expense, promptly execute, deliver, file and record all further agreements, assignments, instruments, documents and certificates and take all further action that may be reasonably necessary or reasonably desirable, or that the Administrative Agent may reasonably request, in order to create, preserve, perfect, confirm or validate the Security Interest in the Collateral or to enable the Administrative Agent to obtain the full benefits of the Security Documents (including the delivery of possession of any Collateral that hereafter comes into existence or is acquired in the future by the Administrative Agent as pledgee for the benefit of the Secured Parties), or to enable the Administrative Agent to exercise and enforce any of its rights, powers and remedies thereunder with respect to any of such Collateral.

          3.06 Use of Collateral. So long as no Event of Default shall have occurred and be continuing, each Debtor shall, except as otherwise provided herein, in any Deposit Account Control Agreement, in any Securities Account Control Agreement or in the Credit Agreement, be entitled to use and possess the Collateral and to exercise its rights, title and interest in all Contracts subject to the rights, remedies, powers and privileges of the Administrative Agent under Article VI and to exercise such use, possession or exercise not otherwise constituting an Event of Default.

                                  ARTICLE IV.

                         REPRESENTATIONS AND WARRANTIES

          Each Debtor represents and warrants to the Secured Parties as follows:

          4.01 Security Documents.

          (a) This Agreement and each of the Security Documents is effective to create in favor of the Administrative Agent for the benefit of the Secured Parties a legal, valid and enforceable security interest in and Lien on the Collateral and, when (i) financing statements and other filings in appropriate form are filed in the offices specified on Annex 4.01 and (ii) upon the taking of possession or Control by the Administrative Agent of the Collateral with respect to which a security interest may be perfected only by possession or Control, the Liens and Security Interests created by this Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Debtors in the Collateral, in each case subject to no Liens other than Permitted Liens.

          (b) When the Trademark Security Agreement is filed in the United States Patent and Trademark Office and the financing statements referenced in Section 4.01(a) are filed, the Lien created by this Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereunder in the Intellectual Property which is registered in the United States, in each case subject to no Liens other than Permitted Liens.

          4.02 Title. Each Debtor is the sole legal and beneficial owner of all Collateral in which it purports to grant a Lien and Security Interest pursuant to this Agreement, and such Collateral is free and clear of all Liens other than Permitted Liens. The Security Interests have attached and upon the filing of the financing statements and delivery of Collateral which may be perfected only by possession or Control, will constitute, under the UCC, perfected security interests in all such Collateral prior to all other Liens (except Permitted Liens and except to the extent that certain Collateral is excluded from Article 9 of the UCC by Section 9.109 thereof). No currently effective financing statement or other instrument similar in effect is on file in any recording office covering all or any part of the Collateral, except such as may have been filed evidencing Permitted Liens. No Person other than the Administrative Agent has Control or possession of all or any part of the Collateral except as permitted by the Credit Agreement or except as will be released concurrently with the closing of the transactions contemplated in the Credit Agreement.

          4.03 Chief Executive Office; Jurisdiction of Organization. The exact legal name, type of organization, jurisdiction of organization, Federal Taxpayer Identification Number, organizational identification number and chief executive office of each Debtor is indicated next to its name in Annex 4.03.

          4.04 Corporate Names; Prior Transactions. No Debtor has, (i) for the period from January 1, 2000 to December 31, 2000, been known by or used any other corporate or fictitious name or been a party to any merger or consolidation, or acquired all or substantially all of the assets of any person, or acquired any of its property or assets out of the ordinary course of business (which includes purchasing auto dealerships) based on a review of the records maintained by the Company, except as set forth in Annex 4.04 or (ii) since December 31, 2000, been known by or used any other corporate name or been a party to any merger or consolidation, or acquired all or substantially all of the assets of any person, or acquired any of its property or assets out of the ordinary course of business (which includes purchasing auto dealerships) except as set forth on Annex 4.04, or (iii) during the past five years, been known by or used any fictitious name, based on a review of the records maintained by the Company, except as set forth on Annex 4.04.

          4.05 Records. The principal place of business and chief executive office of each Debtor and the office where each Debtor keeps its books and records concerning the Collateral (hereinafter, collectively called the "Records") is located at the address set out on Annex 4.05.

     4.06 Changes in Circumstances. No Debtor has, within the period of four months prior to the date hereof: (a) changed its location (as defined in Section 9-307 of the UCC); (b) changed its name; or (c) become a "new debtor" (as defined in Section 9-102(a)(56) of the UCC) with respect to a security agreement previously entered into by any other Person.

          4.07 Inventory. Substantially all Inventory of the Debtors other than such Inventory which is in-transit to the applicable purchaser thereof: (a) is located at one of the locations identified in Annex 4.07 or in transit from one of such location to another; and (b) is in the exclusive Control of a Debtor on the date hereof.

          4.08 Trademark Collateral. No Debtor owns any Trademarks registered in the United States of America that would be rendered invalid, abandoned, void or unenforceable by reason of its being included in the Collateral.

          4.09 Financing Statements and Other Filings; Maintenance of Perfected Security Interest. The only filings, registrations and recordings necessary and appropriate to create, preserve, protect, publish notice of and perfect the security interest granted by each Debtor to the Administrative Agent (for the benefit of the Secured Parties) pursuant to this Agreement in respect of the Collateral are listed in Annex 4.09. All such filings, registrations and recordings have been delivered to the Administrative Agent in completed and, to the extent necessary or appropriate, duly executed form for filing and shall be filed, registered and recorded as soon as practicable.

          4.10 Deposit Accounts and Securities Accounts. As of the Closing Date, no Debtor has opened or maintains any Deposit Accounts or Securities Accounts for which the Debtors are required to obtain Deposit Account Control Agreements or Securities Account Control Agreements other than the accounts listed in Annex
4.10. Upon execution and delivery to the Administrative Agent of the Deposit Account Control Agreements and Securities Account Control Agreements with respect to the Deposit Accounts the Administrative Agent will have a perfected first priority security interest on behalf of the Lenders in each Deposit Account and each Securities Account listed in Annex 4.10 by Control. No Debtor owns, holds or has any interest in any Investment Property other than those maintained in the Securities Accounts listed on Annex 8, and any equity interest of the Debtors in their Subsidiaries.

          4.11 Letters of Credit . As of the Closing Date, the Company is not a beneficiary under any standby letter of credit except as listed in Annex 4.11.

          4.12 Commercial Tort Claims. As of the Closing Date, no Debtor holds any material commercial tort claims payable to it other than those listed in Annex 4.12.

                                   ARTICLE V.

                                    COVENANTS

         In furtherance of the grant of the Security Interests pursuant to
Article II, each Debtor hereby agrees with the Administrative Agent as follows:

          5.01 Access to Records. Each Debtor will maintain accurate books and records in which full and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to the business and activities of such Debtors. No more frequently than twice in any twelve (12) month period and any time during the continuance of a Default or Event of Default (except for access required in connection with a floor plan audit pursuant to Section 9.12 of the Credit Agreement, which will be permitted at any time), each Debtor will permit access by the Administrative Agent or its designee to the books and records relating to such Debtor during normal business hours, to permit or cause to be permitted the Administrative Agent or its designee to make extracts from such books and records and permit, or cause to be permitted, any authorized representative designated by any Lender to discuss the affairs, finances and condition of the Company with its principal financial officers and principal accounting officers and such other officers as such Debtor shall deem appropriate.

          5.02 Other Financing Statements and Liens. No Debtor shall file or suffer to be on file, or authorize or permit to be filed or to be on file, in any jurisdiction, any financing statement or like instrument with respect to the Collateral in which the Administrative Agent is not named as the sole secured party for the benefit of the Secured Parties except to the extent such filing or like instrument pertains to a Permitted Lien.

          5.03 Reports. Each Debtor shall furnish to the Administrative Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Administrative Agent may reasonably request, all in reasonable detail; provided, however, absent the existence of an Event of Default, the Debtors shall not be required to deliver such information more frequently than quarterly. Promptly upon request of the Administrative Agent, following receipt by the Administrative Agent of any reports pursuant to the preceding sentence, the Debtors shall deliver to the Administrative Agent revised Annex 1.01 to include Trademarks that become part of the Collateral under this Agreement.

          5.04 Adverse Claims. Each Debtor shall defend, all at its own expense, such Debtor's title and the existence, perfection and first priority of the Administrative Agent's security interest in the Collateral against all adverse claims (other than Permitted Liens).

          5.05 Certain Changes. Each Debtor shall notify the Administrative Agent in writing within thirty (30) days of the date such Debtor (i) changes its name, identity or the jurisdiction under which it is organized, (ii) in the case of the Company, changes its chief executive office or chief place of business or
(iii) with respect to all Debtors other than the Company, ceases to be a Wholly-Owned Subsidiary of the Company.

          5.06 Letters of Credit. Each Debtor shall keep and maintain all standby letters of credit issued in favor of such Debtor at its chief executive office described in Annex 4.03.

          5.07 Collection of Accounts. Each Debtor shall use commercially reasonable efforts to cause to be collected from its account debtors, as and when due, any and all amounts owing under or on account of each of its Accounts (including Accounts that are delinquent, such Accounts to be collected in accordance with lawful collection procedures) and shall apply forthwith upon receipt thereof all such amounts as are so collected to the outstanding balance of such Accounts.

          5.08 Disposition of Collateral. No Debtor shall sell, lease, exchange, assign or otherwise dispose of, or grant any option with respect to, any of its Collateral except in the ordinary course of business as permitted by the Credit Agreement.

          5.09 Protection of Intellectual Property. Each Debtor shall timely pay all fees (including maintenance fees), file all documents or declarations (including applications, applications for renewal, affidavits of use and affidavits of incontestability) and take all other action necessary to obtain, maintain and renew each Patent and Trademark included in the Collateral, provided, however, the Debtors shall not be required to take any such action with respect to Trademarks not used in the business of any Debtor.

          5.10 Special Provisions Relating to Certain Collateral.

     (a) Contracts.

          (i) Anything herein to the contrary notwithstanding, each Debtor shall remain liable to perform all of its duties and obligations under each of the Contracts included in the Collateral to the same extent as if this Agreement had not been executed. The exercise by the Administrative Agent or any other Secured Party of any of the rights and remedies hereunder shall not release any Debtor from any of its duties or obligations under the Contracts. Neither the Administrative Agent nor any other Secured Party shall have any duty, obligation or liability under such Contracts included in the Collateral or otherwise in respect of the Collateral by reason of this Agreement or be obligated to perform any of the obligations or duties of any Debtor under the Contracts or otherwise in respect of the Collateral or to take any action to collect or enforce any claim for payment or any other right assigned hereunder.

          (ii) During the existence of an Event of Default, if Debtor fails to perform any agreement contained herein or in any of the Contracts, the Administrative Agent may (but shall not be obligated to) itself perform, or cause the performance of, such agreement, and the reasonable fees, costs and expenses of the Administrative Agent incurred in connection therewith shall be payable by or on behalf of Debtors and shall be Secured Obligations to the Administrative Agent.

          (b) Intellectual Property.

          (i) For the purpose of enabling the Administrative Agent to exercise rights and remedies under Article VI at such time as the Administrative Agent shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, each Debtor hereby grants to the Administrative Agent, to the extent assignable, an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to any Debtor) to use, assign, license or sublicense any of the Intellectual Property now or hereafter owned by such Debtor, wherever the same may be located, including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof; provided, however, such license shall only be effective during the existence of an Event of Default.

          (ii) So long as no Event of Default shall have occurred and be continuing, each Debtor will be permitted to exploit, use, enjoy, protect, license, sublicense, assign, sell, dispose of or take other actions with respect to the Intellectual Property in the ordinary course of the business of such Debtor. In furtherance of the foregoing, unless an Event of Default shall have occurred and be continuing, the Administrative Agent shall, from time to time, upon the request of any Debtor, execute and deliver any instruments, certificates or other documents, in the form so requested, that such Debtor shall have certified are appropriate (in its judgment) to allow it to take any action permitted above (including relinquishment of the license provided pursuant to clause (i) immediately above as to any specific Intellectual Property). The exercise of rights and remedies under
     Article VI by the Administrative Agent shall not terminate the rights of the holders of any licenses or sublicenses theretofore granted by any Debtor in accordance with the first sentence of this clause (ii).

          (c) Deposit Accounts. No Debtor shall hereafter establish and maintain any Deposit Account or Securities Account unless the financial institution or securities intermediary that holds such account and such Debtor shall have duly executed and delivered to the Administrative Agent a Deposit Account Control Agreement or Securities Account Control Agreement, as applicable, with respect to such Deposit Account or such Securities Account. No Debtor shall grant Control of any Deposit Account or Securities Account to any person other than the Administrative Agent.

                                  ARTICLE VI.

                                    REMEDIES

          6.01 Events of Default, Etc. If any Event of Default shall have occurred and be continuing, subject to the provisions of Section 11.2 and
Section 11.4 of the Credit Agreement:

          (a) the Administrative Agent shall have, and in its discretion may exercise, the rights and remedies with respect to this Agreement as more particularly provided herein or in the Credit Agreement;

          (b) each Debtor shall, upon the reasonable request of the Administrative Agent, assemble Collateral owned by it (and not otherwise in the possession of the Administrative Agent) at such place or places, reasonably convenient to both the Administrative Agent and such Debtor, designated in such request;

          (c) the Administrative Agent may (but shall not be obligated to), without notice to any Debtor and at such times as the Administrative Agent in its sole discretion may determine, exercise any or all of Debtors' rights in, to and under, or in any way connected to, the Collateral and the Administrative Agent shall otherwise have and may (but shall not be obligated to) exercise all of the rights, powers, privileges and remedies with respect to the Collateral of a secured party under the UCC (whether or not said UCC is in effect in the jurisdiction where the rights, powers, privileges and remedies are asserted) and such additional rights, powers, privileges and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights, powers, privileges and remedies hereunder may be asserted, including the right, to the maximum extent permitted by applicable law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if the Administrative Agent were the sole and absolute owner thereof (and the Debtors agree to take all such action as may be appropriate to give effect to such right);

          (d) the Administrative Agent may (but shall not be obligated to) make any reasonable compromise or settlement it deems desirable with respect to any of the Collateral and may (but shall not be obligated to) extend the time of payment, arrange for payment in installments, or otherwise modify the terms, of all or any part of the Collateral;

          (e) the Administrative Agent may (but shall not be obligated to), in its name or in the name of any Debtor or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral;

          (f) the Administrative Agent may (but shall not be obligated to) sell, lease, assign or dispose of all or any part of the Collateral which shall then be or shall thereafter come into the possession, custody or control of the Administrative Agent, any other Secured Party or any of their respective agents at such place or places as the Administrative Agent deems best, and for cash or for credit or for future delivery (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof except such notice as is required by applicable law and cannot be waived. If, pursuant to applicable law, prior notice of sale of the Collateral under this Section is required to be given to any Debtor, each Debtor hereby acknowledges that the minimum time required by such applicable law, or if no minimum time is specified, 10 days, shall be deemed a reasonable notice period. The Administrative Agent or any other Secured Party or anyone else may be the purchaser, lessee, assignee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the maximum extent permitted by applicable law, at any private sale) and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of Debtors, any such demand, notice and right or equity being hereby expressly waived and released to the maximum extent permitted by applicable law. The Administrative Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned. The Collateral may be sold in one or more sales, at public or private sale, conducted by any officer or agent of, or auctioneer or attorney for, the Administrative Agent, at the Administrative Agent's place of business or elsewhere, for cash, upon credit or for other property, for immediate or future delivery, and at such price or prices and on such terms as the Administrative Agent shall deem appropriate in its reasonable discretion. The Administrative Agent may, in its reasonable discretion, at any such sale restrict the prospective bidders or purchasers as to their number, nature of business and investment intention to the extent necessary to comply with applicable law. Upon any public or private sale the Administrative Agent shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold. At any such sale the Collateral may be sold in one lot as an entirety or in separate parcels. The Administrative Agent shall not be obligated to make any sale pursuant to any such notice. In case of any sale of all of any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by the Administrative Agent until the full selling price is paid by the purchaser thereof, but neither the Administrative Agent nor any Secured Party shall incur any liability in case of the failure of such purchaser to take up and pay for the Collateral so sold, and, in case of any such failure, such Collateral may again be sold pursuant to the provisions hereof. All cash proceeds of any such sale, and any other realization upon all or any part of the Collateral may, in the sole discretion of the Administrative Agent, be held by the Administrative Agent as collateral for or applied then or at any time thereafter, in whole or in part, by the Administrative Agent for the benefit of the Secured Parties to the payment and satisfaction of the Secured Obligations in accordance with
     Section 6.04;

          (g) the Administrative Agent may cause any action at law or suit in equity or other proceeding to be instituted and prosecuted to enforce any rights vested in it by this Agreement or by law or included in the Collateral, subject to the provisions and requirements hereof and thereof, or to aid in the exercise of any power herein or therein granted, or for any foreclosure hereunder and sale under a judgment or decree in any judicial proceeding;

          (h) in connection with any acceleration and foreclosure, the Administrative Agent may lawfully and peacefully take possession of the Collateral and lawfully and peacefully render it usable and repair and renovate the same, without, however, any obligation to do so, and lawfully and peacefully enter upon any location where the Collateral may be located for that purpose, control, manage, operate, rent and lease the Collateral, collect all rents and income from the Collateral and apply the same to reimburse the Secured Parties for any cost or expenses incurred hereunder or under any of the Loan Documents and to the payment or performance of any Debtor's obligations hereunder or under any of the Loan Documents, and apply the balance to the other Secured Obligations and any remaining excess balance to whomsoever is legally entitled thereto;

          (i) the Administrative Agent may secure the appointment of a receiver for the Collateral or any part thereof.

          6.02 Deficiency. If the proceeds of sale, collection or other realization of or upon the Collateral by virtue of the exercise of remedies under Section 6.01 are insufficient to cover the costs and expenses of such exercise and the payment in full of the Secured Obligations, the Administrative Agent shall retain all rights and remedies under the Loan Documents, and each Debtor shall remain liable, with respect to any deficiency.

          6.03 Private Sale. The Administrative Agent and the other Secured Parties shall incur no liability as a result of the sale, lease or other disposition of all or any part of the Collateral, at any private sale pursuant to Section 6.01 conducted in a commercially reasonable manner. Subject to and without limitation of the preceding sentence, Debtor hereby waives any claims against the Administrative Agent or any other Secured Party arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if the Administrative Agent accepts the first offer received and does not offer the Collateral to more than one offeree.

          6.04 Application of Proceeds. Except as otherwise herein expressly provided, the proceeds of any collection, sale or other realization of all or any part of the Collateral pursuant hereto, and any other cash at the time held by the Administrative Agent under this Article VI, shall be applied by the Administrative Agent in accordance with Section 11.6 of the Credit Agreement.

          6.05 Attorney-in-Fact. Without limiting any rights or powers granted by this Agreement to the Administrative Agent while no Event of Default has occurred and is continuing, upon the occurrence and during the continuance of any Event of Default, each Debtor hereby appoints the Administrative Agent as the attorney-in-fact of such Debtor for the purpose of carrying out the provisions of this Article VI and taking any action and executing any instruments that the Administrative Agent may deem necessary or desirable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, so long as the Administrative Agent shall be entitled under this
Article VI to make collections in respect of the Collateral, the Administrative Agent shall have the right and power

          (a) to receive, endorse and collect all checks made payable to the order of any Debtor representing any dividend, payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.

          (b) to file any claims or take any action or institute any proceedings in connection therewith which the Secured Party may deem to be necessary or advisable;

          (c) to pay, settle or compromise all bills and claims which may be or become liens or security interests against any or all of the Collateral, or any part thereof, unless a bond or other security satisfactory to the Secured Party has been provided; and

          (d) upon foreclosure, to do any and every act which any Debtor may do on its behalf with respect to the Collateral or any part thereof and to exercise any or all of such Debtor's rights and remedies under any or all of the Collateral;

provided, however, that the Secured Party shall not exercise any such rights except upon the occurrence and continuation of an Event of Default. This power of attorney is a power coupled with an interest and shall be irrevocable.

          6.06 Expenses.

          (a) The Administrative Agent may incur, and Debtors shall pay to the Administrative Agent, all reasonable fees and out-of-pocket expenses (including reasonable fees and expenses for legal services) of, or directly related to, the enforcement of any of the provisions of this Article VI, or exercise, by experts, agents or attorneys selected by the Administrative Agent in good faith, of any rights or privileges of Debtors in respect of the Collateral, or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement in respect of any of the Collateral, and for the care of the Collateral and defending or asserting rights and claims of the Administrative Agent and the other Secured Parties in respect thereof, by litigation or otherwise, and all such fees and expenses and, to the extent such amounts are not timely paid, together with interest thereon at the applicable rate provided for in the Credit Agreement, shall be Secured Obligations of the Administrative Agent secured under Article II. All amounts payable by the Debtors under this Section 6.06(a) shall be payable within ten (10) Business Days of demand thereof.

          (b) The terms, conditions, covenants and agreements to be observed or performed by each Debtor under this Agreement shall be observed or performed by it at its sole cost and expense.

          6.07 Administrative Agent's Right to Perform on Debtor's Behalf. If any Debtor fails to perform any of its obligations under this Agreement, the Administrative Agent may (but shall not be obligated to), upon reasonable notice to such Debtor, unless such Debtor is diligently pursuing a cure for such failure, itself perform or cause to be performed such obligations at the expense of such Debtor, either in its name or in the name and on behalf of such Debtor.

          6.08 Rights of Secured Parties. The Administrative Agent or any other Secured Party may (but shall not be obligated to) pay or secure payment of any Taxes or other claim that is determined by a final non-appealable decision of the applicable authority and that may be secured by or result in a Lien on any Collateral, unless such Taxes are being contested in accordance with the Credit Agreement. The Administrative Agent or any other Secured Party may (but shall not be obligated to) do any other thing that it in good faith believes is necessary or desirable to preserve, protect or maintain the Collateral. Debtors shall immediately reimburse the Administrative Agent or any other Secured Party for any reasonable payment or expense (including reasonable attorneys' fees and expenses) that the Administrative Agent or such other Secured Party may incur pursuant to this Section 6.08.

          6.09 No Marshalling. Neither the Administrative Agent nor any other Secured Party shall be required to marshal any present or future collateral security (including but not limited to the Collateral) for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order.

          6.10 Remedies Cumulative. No right, power or remedy herein conferred upon or reserved to the Administrative Agent or any Secured Party is intended to be exclusive of any other right, power or remedy, and every such right, power and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right, power and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder or otherwise shall not prevent the concurrent assertion or employment of any other appropriate right or remedy. Resort to any or all security now or hereafter held by the Administrative Agent may be taken concurrently or successively and in one or several consolidated or independent judicial actions or lawfully taken nonjudicial proceedings, or both.

                                  ARTICLE VII.

                                  MISCELLANEOUS

          7.01 Waivers of Rights Inhibiting Enforcement. Each Debtor waives, for itself and all who may claim under it, to the maximum extent permitted by applicable law:

          (a) any claim that, as to any part of the Collateral, a public sale, should the Administrative Agent elect so to proceed, is, in and of itself, not a commercially reasonable method of sale for the Collateral;

          (b) the right to assert in any action or proceeding between it and the Administrative Agent any offsets or counterclaims that it may have and any defenses with respect to the circumstances or occurrences described in
     Section 2.03(a) through (g);

          (c) except as otherwise provided in this Agreement, NOTICE OR JUDICIAL HEARING IN CONNECTION WITH THE ADMINISTRATIVE AGENT'S TAKING POSSESSION OR DISPOSITION OF ANY OF THE COLLATERAL INCLUDING ANY AND ALL PRIOR NOTICE AND HEARING FOR ANY PREJUDGMENT REMEDY OR REMEDIES AND ANY SUCH RIGHT THAT ANY DEBTOR WOULD OTHERWISE HAVE UNDER THE CONSTITUTION OR ANY STATUTE OF THE UNITED STATES OR OF ANY STATE, AND ALL OTHER REQUIREMENTS AS TO THE TIME, PLACE AND TERMS OF SALE OR OTHER REQUIREMENTS WITH RESPECT TO THE ENFORCEMENT OF THE ADMINISTRATIVE AGENT'S RIGHTS HEREUNDER;

          (d) all rights of redemption, appraisement, valuation, stay, extension or moratorium; and

          (e) the right to invoke any law requiring marshalling of collateral and all other rights the exercise of which would, directly or indirectly, prevent, delay or inhibit the enforcement of any of the rights or remedies of the Administrative Agent and the other Secured Parties under this Agreement or the absolute sale of the Collateral, now or hereafter in force under any applicable law.

          7.02 Notices. The Administrative Agent or any Debtor shall give any notice, request, demand or other communication (a "Notice") pursuant to this Agreement in accordance with Section 13.1 of the Credit Agreement. Any Notice to the Debtor shall be sent to the address of the Borrowers set forth in the Credit Agreement or to such other address provided by such Debtor to the Administrative Agent in writing. Any Notice sent as hereinabove provided shall be deemed delivered upon receipt or refusal of delivery.

          7.03 Assignment. No Debtor may assign any of its rights or delegate any performance under this Agreement (whether voluntarily or involuntarily, by merger, consolidation, dissolution, operation of law or any other manner). Any purported assignment without such consent is void. When any Lender assigns or otherwise transfers any interest held by it under the Credit Agreement or other Loan Document to any other Person pursuant to the terms of the Credit Agreement or such other Loan Document, that other Person shall thereupon become vested with all the benefits held by such Lender under this Security Agreement.

          7.04 Successors and Assigns. This Agreement binds the Debtors and their respective successors and assigns and inures to the benefit of the Administrative Agent, the Secured Parties and their respective successors and assigns.

          7.05 Amendment and Waiver. No amendment or waiver of any provision of this Agreement, nor consent to any departure by any Debtor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, the Borrower and the other Debtors; provided that any amendment, waiver, or consent shall be signed by all the Lenders to the extent required by the Credit Agreement. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

          7.06 No Implied Waiver. No failure or delay in exercising any right, power or privilege or requiring the satisfaction of any condition hereunder, and no course of dealing between the Debtors and the Administrative Agent operates as a waiver or estoppel of any right, remedy or condition. No single or partial exercise of any right or remedy under this Agreement precludes any simultaneous or subsequent exercise of any other right, power or privilege. The rights and remedies set forth in this Agreement are not exclusive of, but are cumulative to, any rights or remedies now or subsequently existing at law, in equity or by statute.

          7.07 Severability. In case one or more provisions of this Agreement shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality, and enforceability of the remaining provisions contained herein or therein shall not be affected or impaired thereby.

          7.08 Entire Agreement. This Agreement and the other Loan Documents contain the entire agreement between the parties relating to the subject matter hereof and supersede all prior or contemporaneous oral or written negotiations and agreements relating to the subject matter hereof. The provisions of this Agreement may not be explained, supplemented or qualified through evidence or trade usage or a prior course of dealing. In entering into this Agreement, the Debtors have not relied upon any statement, representation, warranty or agreement of the Administrative Agent except as set forth in the Loan Documents. There are no conditions precedent to the effectiveness of this Agreement. In the event of any conflict between the terms of this Agreement and the terms of the Credit Agreement, the terms of the Credit Agreement shall control.

          7.09 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          7.10 Governing Law. The laws of the State of New York (without giving effect to its conflicts of law principles) govern all matters arising out of or relating to this Agreement and all of the transactions it contemplates, including without limitation its validity, interpretation, construction, performance (including the details of performance) and enforcement, except to the extent that the validity or perfection of the security interests hereunder, or remedies hereunder, in respect of any particular Collateral are governed by the laws of a jurisdiction other than the State of New York .

          7.11 Headings. The descriptive headings of the articles, sections and subsections of this Agreement are for convenience only and do not constitute a part of this Agreement.

          7.12 Interpretation. This Agreement has been reviewed and negotiated by counsel for both the Debtors and the Administrative Agent and, consequently, this Agreement shall not be construed against the drafter.

          7.13 Waiver of Jury. THE DEBTORS AND THE ADMINISTRATIVE AGENT HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT, OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

          7.14 Survival, Etc. The provisions of Sections 2.06, 6.03, 6.06, 6.08, 6.09, 6.10, 7.01, 7.16, 7.17 and 7.18 shall survive the termination of this Agreement. In addition, the representations, warranties and covenants of the Debtors set out in this Agreement or contained in any documents delivered to the Administrative Agent or any other Secured Party pursuant to this Agreement shall survive the execution and delivery of this Agreement.

          7.15 Agents, Etc. The Administrative Agent may employ agents, experts and attorneys-in-fact in connection herewith and shall not be responsible for the negligence or misconduct of any such agents, experts or attorneys-in-fact selected by it in good faith.

          7.16 Limitation of Liability. NEITHER THE ADMINISTRATIVE AGENT NOR ANY OTHER SECURED PARTY SHALL HAVE LIABILITY WITH RESPECT TO, AND DEBTORS HEREBY WAIVE, RELEASE AND AGREE NOT TO SUE FOR:

          (a) ANY LOSS OR DAMAGE SUSTAINED BY ANY DEBTOR, OR ANY LOSS, DAMAGE, DEPRECIATION OR OTHER DIMINUTION IN THE VALUE OF ANY COLLATERAL, THAT MAY OCCUR AS A RESULT OF, IN CONNECTION WITH, OR THAT IS IN ANY WAY RELATED TO, ANY EXERCISE OF ANY RIGHT OR REMEDY UNDER THIS AGREEMENT EXCEPT FOR ANY SUCH LOSS, DAMAGE, DEPRECIATION OR DIMINUTION TO THE EXTENT THAT THE SAME IS THE RESULT OF ACTS OR OMISSIONS ON THE PART OF SUCH SECURED PARTY CONSTITUTING WILLFUL MISCONDUCT OR GROSS NEGLIGENCE (AS FINALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION); OR

          (b) ANY SPECIAL, INDIRECT, INCIDENTAL, CONSEQUENTIAL, PUNITIVE OR EXEMPLARY DAMAGES SUFFERED BY ANY DEBTOR IN CONNECTION WITH ANY CLAIM RELATED TO THIS AGREEMENT.

          7.17 Subrogation. Each Debtor shall not exercise, and hereby irrevocably waives, any claim, right or remedy that it may now have or may hereafter acquire against any other Debtor arising under or in connection with this Agreement, including, without limitation, any claim, right or remedy of subrogation, contribution, reimbursement, exoneration, indemnification or participation arising under contract, by applicable law or otherwise in any claim, right or remedy of the Administrative Agent or the other Secured Parties against such Debtor or any other Person or any Collateral which the Administrative Agent or any other Secured Party may now have or may hereafter acquire, until the indefeasible payment and satisfaction in full of all Secured Obligations and the expiration and termination of the Commitments. If, notwithstanding the preceding sentence, any amount shall be paid to any Debtor on account of such subrogation rights at any time when any of the Secured Obligations shall not have been paid in full, such amount shall be held by such Debtor in trust for the Administrative Agent and the other Secured Parties, segregated from other funds of such Debtor and be turned over to the Administrative Agent in the exact form received by such Debtor (duly endorsed by such Debtor to the Administrative Agent, if required), to be applied against the Secured Obligations, whether matured or unmatured, in accordance with the Loan Documents. Notwithstanding the foregoing, the Debtors shall be expressly permitted hereunder to make payments to each other to the extent not prohibited by the Credit Agreement.

          7.18 Authority of the Administrative Agent. The rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any power, right or remedy provided for or resulting or arising out of this Agreement shall, as between the Administrative Agent and the Secured Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and Debtors, the Administrative Agent shall be conclusively presumed to be acting as the Administrative Agent for the Secured Parties with full and valid authority so to act or refrain from acting, and Debtors shall be under no obligation or entitlement to make any inquiry respecting such authority.

                         [Signatures on separate pages]

                                                                      EXHIBIT A

                      GRANT OF TRADEMARK SECURITY INTEREST


         WHEREAS,  [_______________],  a [_________________] ("Grantor"), owns various intangible assets, including the Trademark Collateral (as defined below); and

         WHEREAS, pursuant to the Credit Agreement dated as of March 23, 2005 (the "Credit Agreement"), among Asbury Automotive, Inc., a Delaware corporation (the "Company"), the Wholly-Owned Subsidiaries of the Company listed on the signature pages thereof and such other Wholly-Owned Subsidiaries of the Company which hereafter shall become parties thereto (the "Floor Plan Borrowers"), the Lenders party thereto (the "Lenders"), JPMorgan Chase Bank, N.A., as Administrative Agent, JPMorgan Chase Bank, N.A., as Floor Plan Agent, Bank of America, N.A., as Syndication Agent, J.P. Morgan Securities Inc. and Banc of America Securities LLC, as Co-Lead Arrangers and Joint Bookrunners, the Lenders have agreed to make Loans to and make other extensions of credit on behalf of the Company (capitalized terms used but not defined herein have the respective meanings assigned to them in the Credit Agreement); and

         WHEREAS, pursuant to the terms of the Security and Pledge Agreement dated as of March 23, 2005 (as amended, supplemented or otherwise modified from time to time, the "Security Agreement"), among the Company, all Subsidiaries of the Company other than the Floor Plan Borrowers (Toyota/Lexus) and JPMorgan Chase Bank, N.A., as Administrative Agent and collateral agent for each of the Secured Parties (as defined in the Security Agreement) (in such capacity, the "Administrative Agent"), Grantor has agreed to grant in favor of the Administrative Agent a perfected security interest in, and the Administrative Agent has agreed to become a secured creditor with respect to, Trademark Collateral;

         NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, subject to the terms and conditions of the Security Agreement, Grantor hereby grants to the Administrative Agent a security interest in all of Grantor's right, title and interest in and to the following, in each case whether now or hereafter existing and in which Grantor now or hereafter owns and wherever the same may be located (the "Trademark Collateral"):

                  (i) all trade names, trademarks and service marks, logos, trademark and service mark registrations, and applications for trademark and service mark registrations, including but not limited to those registrations and applications listed on Schedule A;

                  (ii) all renewals of trademark and service mark registrations;

                  (iii) all rights (A) to all income, royalties, damages and other payments (including in respect of all past, present and future infringements) with respect to any of the foregoing, (B) to sue for all past, present and future infringements thereof, and (C) otherwise accruing under or pertaining to any of the foregoing, together, in each case, with the product lines and goodwill of the business connected with the use of, and symbolized by, each such trade name, trademark and service mark; and

                  (iv) all causes of action, claims and warranties now or hereafter owned or acquired by Grantor in respect of any of the items listed above.

         Notwithstanding anything herein to the contrary, in no event shall the Trademark Collateral include, and Grantor shall not be deemed to have granted a security interest in, any of Grantor's rights or interests in any license, contract or agreement to which Grantor is a party or any of its rights or interests thereunder to the extent, but only to the extent, that such a grant would, under the terms of such license, contract or agreement or otherwise, result in a breach of the terms of, or constitute a default under any license, contract or agreement to which Grantor is a party; provided, that immediately upon the ineffectiveness, lapse or termination of any such provision, the Trademark Collateral shall include, and Grantor shall be deemed to have granted a security interest in, all such rights and interests as if such provision had never been in effect.

         Grantor further acknowledges that the rights and remedies of the Administrative Agent with respect to the security interest in the Trademark Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

                  [Remainder of page intentionally left blank.]

          IN WITNESS WHEREOF, Grantor has caused this Grant of Trademark Security Interest to be duly executed and delivered by its duly authorized officer as of the __ day of _______, _____.

                                       [----------------------------------]




                                        By:
                                              ----------------------------
                                        Name:
                                              ----------------------------
                                        Title:
                                              ----------------------------

                                   SCHEDULE A
                                       TO
                      GRANT OF TRADEMARK SECURITY INTEREST



                         United States         Registration or     Registration
Registered Owner     Trademark/Service Mark     Serial Number     or Filing Date
----------------     ----------------------     -------------     --------------

                                                                     ANNEX 1.01

                              Trademark Collateral

                                                                     ANNEX 4.01

                                 Filing Offices

                                                                     ANNEX 4.03

                               Debtor Information

                                                                     ANNEX 4.04

                         Previous Names and Transactions

                                                                     ANNEX 4.05

                        Offices and Locations of Records

                                                                     ANNEX 4.06

                             Locations of Inventory

                                                                     ANNEX 4.09

                                     Filings

                                                                     ANNEX 4.10

                    Deposit Accounts and Securities Accounts

                                                                     ANNEX 4.11

                                Letters of Credit

                                                                     ANNEX 4.12

                             Commercial Tort Claims

                               GUARANTY AGREEMENT

         THIS GUARANTY AGREEMENT (this "Guaranty") dated as of March 23, 2005, made by Asbury Automotive Group, Inc. (the "Company") and each of the undersigned Subsidiaries of the Company and such other Subsidiaries of the Company which hereafter become parties to this Guaranty (together with the Company, each, a "Guarantor," and collectively, the "Guarantors"), in favor of JPMorgan Chase Bank, N.A. as Agent (the "Agent") for the benefit of the Lenders pursuant to that certain Revolving Credit Agreement dated as of even date herewith (the "Credit Agreement"), by and among the Company and the Floor Plan Borrowers (the Company and the Floor Plan Borrowers are herein referred to as the "Borrowers"), the Agent, the Syndication Agent and the Lenders.

                               W I T N E S S E T H

         WHEREAS, pursuant to the Credit Agreement, the Lenders have agreed to make Loans to the Borrowers in a manner and upon the terms and conditions set forth therein;

         WHEREAS, in accordance with the Credit Agreement, the Agent requires that the Guarantors execute a guaranty agreement guaranteeing the Obligations of the Borrowers under the Credit Agreement;

         NOW, THEREFORE, in consideration of the premises and agreements herein and in order to induce the Lenders to make the Loans pursuant to the Credit Agreement, the Guarantors hereby agree as follows:

          Section 1. Definitions. Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned thereto in the Credit Agreement.

          Section 2. Guaranty of Payment. Each Guarantor (not merely as a surety or guarantor of collection)hereby jointly, severally, unconditionally and irrevocably, guarantees the punctual payment and performance when due, whether at stated maturity, as an installment, by prepayment or by demand, acceleration or otherwise, of all Obligations of the Borrowers heretofore or hereafter existing. If any or all of the Obligations become due and payable under the Credit Agreement, the Guarantors jointly and severally and unconditionally promise to pay such Obligations, on demand, together with any and all expenses (including reasonable counsel fees and expenses), which may be incurred by the Agent in collecting any of the Obligations and in connection with the protection, defense and enforcement of any rights under the Credit Agreement or under any other Loan Document (the "Expenses"). The Guarantors guarantee that the Obligations shall be paid strictly in accordance with the terms of the Credit Agreement. The Obligations include, without limitation, interest accruing after the commencement of a proceeding under bankruptcy, insolvency or similar laws of any jurisdiction at the rate or rates provided in the Credit Agreement. The Agent shall not be required to exhaust any right or remedy or take any action against any Borrower or any other person or entity or any collateral prior to any demand or other action hereunder against the Guarantors. The Guarantors agree that, as between the Guarantors and the Agent, the Obligations may be declared to be due and payable for the purposes of this Guaranty notwithstanding any stay, injunction or other prohibition which may prevent, delay or vitiate any declaration as regards the Borrowers and that in the event of a declaration or attempted declaration, the Obligations shall immediately become due and payable by the Guarantors for the purposes of this Guaranty and each Guarantor shall forthwith pay the Obligations specified by the Agent to be paid as provided in the Credit Agreement without further notice or demand. Notwithstanding anything contained herein or in the Credit Agreement, any Loan Document or any other document or any other agreement, security document or instrument relating hereto or thereto to the contrary, the maximum liability of each Guarantor hereunder shall never exceed the maximum amount that said Guarantor could pay without having such payment set aside as a fraudulent transfer or fraudulent conveyance or similar action under the U.S. Bankruptcy Code or applicable state or foreign law.

          Section 3. Guaranty Absolute. The liability of each Guarantor under this Guaranty is absolute and unconditional irrespective of: (a) any change in the time, manner or place of payment of, or in any other term of, the Credit Agreement or the Obligations, or any other amendment or waiver of or any consent to departure from any of the terms of the Credit Agreement or the Obligations, including any increase or decrease in the rate of interest thereon; (b) any release or amendment or waiver of, or consent to departure from, any other guaranty or support document, or any exchange, release or non-perfection of any collateral, for the Credit Agreement or the Obligations; (c) any present or future law, regulation or order of any jurisdiction (whether of right or in fact) or of any agency thereof purporting to reduce, amend, restructure or otherwise affect any term of the Credit Agreement or the Obligations; (d) without being limited by the foregoing, any lack of validity or enforceability of the Credit Agreement or the Obligations; (e) any other setoff, defense or counterclaim whatsoever (in any case, whether based on contract, tort or any other theory) with respect to the Credit Agreement or the transactions contemplated thereby which might constitute a legal or equitable defense available to, or discharge of, the Borrowers or other Guarantors and (f) any claim or assertion that any payment by any Guarantor hereunder should be set aside pursuant to Section 2 in connection with any stay, injunction or other prohibition or event, in which case each Guarantor shall be unconditionally required to pay all amounts demanded of it hereunder prior to any determination of the maximum liability of each Guarantor hereunder in accordance with Section 2 and the recipient of such payment, if so required by a final non-appealable court of competent jurisdiction by a final and non-appealable judgment, shall then be liable for the refund of any excess amounts. If any such rebate or refund is ever required, all other Guarantors shall be fully liable for the repayment thereof to the maximum extent allowed by applicable law.

          Section 4. Guaranty Irrevocable. This Guaranty is a continuing guaranty of the payment of all Obligations now or hereafter existing under the Credit Agreement and shall remain in full force and effect until payment in full of all Obligations and other amounts payable under this Guaranty and until all Commitments of the Lenders to make Loans under the Credit Agreement shall be terminated in accordance with the terms thereof and the Credit Agreement is no longer in effect.

          Section 5. Reinstatement. This Guaranty shall continue to be effective, or be automatically reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded or must otherwise be returned by the Agent on the insolvency, bankruptcy, dissolution, liquidation or reorganization of any of the Borrowers, any Guarantor, or any Person that is a party to the Loan Documents, or upon or as a result of the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to any of the Borrowers, any Guarantor or any other Person that is a party to the Loan Documents, or otherwise, all as though the payment had not been made.

          Section 6. Subrogation. Each Guarantor hereby agrees that it shall not exercise any rights which it may acquire by way of subrogation, by any payment made under this Guaranty or otherwise, until all the Obligations have been paid in full and the Credit Agreement is no longer in effect. Any amounts paid to a Guarantor on account of subrogation rights under this Guaranty at any time when all the Obligations have not been paid in full, shall be held in trust for the benefit of the Agent and shall promptly be paid to the Agent to be credited and applied to the Obligations, whether matured or unmatured or absolute or contingent, in accordance with the terms of the Credit Agreement. If a Guarantor has made a payment to the Agent hereunder of all or any part of the Obligations and all the Obligations are paid in full and the Credit Agreement is no longer in effect, the Agent shall, at such Guarantor's request, execute and deliver to the Guarantor the appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to the Guarantor of an interest in the Obligations resulting from the payment.

          Section 7. Subordination. Any liabilities owed by the Borrowers to the Guarantors in connection with any extension of credit or financial accommodation by the Guarantors to or for the account of the Borrowers, including but not limited to interest accruing at the agreed contract rate after the commencement of a bankruptcy or similar proceeding, are hereby subordinated to the Obligations, and such liabilities of the Borrowers to the Guarantors, if the Agent so requests, shall be collected, enforced and received by the Guarantors as trustee for the Agent and shall be paid over to the Agent on account of the Obligations.

          Section 8. Certain Taxes. The Guarantors further agree that all payments to be made hereunder shall be made without setoff or counterclaim and free and clear of, and without deduction for Taxes. If any Taxes are required to be withheld from any amounts payable to the Agent hereunder, the amounts so payable to the Agent shall be increased to the extent necessary to yield to the Agent (after payment of all Taxes) the amounts payable hereunder in the full amounts so to be paid. Whenever any Tax is paid by a Guarantor, as promptly as possible thereafter, such Guarantor shall send the Agent an official receipt showing payment thereof, together with such additional documentary evidence as may be required from time to time by the Agent.

          Section 9. Representations and Warranties. Each of the Guarantors represents and warrants that: (a) this Guaranty (i) has been authorized by all necessary action; (ii) does not violate any agreement, instrument, law, regulation or order applicable to it; (iii) does not require the consent or approval of any Person, or any filing or registration of any kind; and (iv) is the legal, valid and binding obligation of such Guarantor enforceable against such Guarantor in accordance with its terms, except to the extent that enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally; and (b) in executing and delivering this Guaranty, such Guarantor has not relied and will not rely upon any representations or warranties of the Agent not embodied herein or any acts heretofore or hereafter taken by the Agent (including but not limited to any review by the Agent of the affairs of the Borrowers).

          Section 10. Remedies Generally. The remedies provided in this Guaranty are cumulative and not exclusive of any remedies provided by law.

          Section 11. Setoff. Each Guarantor agrees that, in addition to (and without limitation of) any right of setoff, banker's lien or counterclaim the Agent or the Lenders may otherwise have, the Agent and each of the Lenders shall be entitled, at their option, to offset balances (general or special, time or demand, provisional or final) held by them for the accounts of the Guarantors at any of the Agent's or any Lender's offices, in U.S. dollars or in any other currency, against any amount payable by the Guarantors under this Guaranty which is not paid when due, in which case it shall promptly notify the Guarantors thereof; provided that the Agent's or any Lender's failure to give such notice shall not affect the validity thereof.

          Section 12. Formalities. Each Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations, the Credit Agreement and this Guaranty and any liability to which the Credit Agreement and this Guaranty applies or may apply, and waives presentment, demand of payment, notice of intent to accelerate, notice of acceleration, notice of dishonor or nonpayment, and any requirement that the Agent institute suit, collection proceedings or take any other action to collect the Obligations, including any requirement that the Agent protect, secure, perfect or insure any security interest or Lien against any Property subject thereto or exhaust any right or take any action against the Borrowers or any other Person (including the other Guarantors) or any Collateral (it being the intention of the Agent and each Guarantor that the obligations of such Guarantor under this Guaranty are to be a guaranty of payment and not of collection) or that any Borrower or any other Person (including the other Guarantors) be joined in any action hereunder. Each Guarantor hereby waives marshaling of assets and liabilities, notice by the Agent of the creation of any Indebtedness or liability to which it applies or may apply, any amounts received by the Agent, notice of disposition or substitution of Collateral and of the creation, advancement, increase, existence, extension, renewal, rearrangement and/or modification of the Obligations.

          Section 13. Amendments and Waivers. No amendment or waiver of any provision of this Guaranty, nor consent to any release by any Guarantor therefrom, shall be effective unless it is in writing and signed by the Agent and such Guarantor, and then the waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of the Agent to exercise, and no delay in exercising, any right under this Guaranty shall operate as a waiver or preclude any other or further exercise thereof or the exercise of any other right.

          Section 14. Expenses. The Guarantors shall reimburse the Agent on demand for all Expenses without duplication of any reimbursements affected under the Credit Agreement. The obligations of the Guarantors under this Section shall survive the termination of this Guaranty.

          Section 15. Assignment. This Guaranty shall be binding on, and shall inure to the benefit of the Guarantors, the Agent and their respective successors and assigns; provided that the Guarantors may not assign or transfer their respective rights or obligations under this Guaranty. Without limiting the generality of the foregoing: (a) the obligations of the Guarantors under this Guaranty shall continue in full force and effect and shall be binding on any successor partnership and on previous partners and their respective estates if any of the Guarantors is a partnership, regardless of any change in the partnership as a result of death, retirement or otherwise; and (b) the Agent may assign, sell participations in or otherwise transfer its rights under the Credit Agreement to any other person or entity in accordance with the terms and conditions thereof, and the other person or entity shall then become vested with all the rights granted to the Agent in this Guaranty or otherwise.

          Section 16. Captions. The headings and captions in this Guaranty are for convenience only and shall not affect the interpretation or construction of this Guaranty.

          Section 17. Governing Law, Etc. THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK. EACH GUARANTOR CONSENTS TO THE NONEXCLUSIVE JURISDICTION AND VENUE OF THE STATE OR FEDERAL COURTS LOCATED IN THE CITY OF NEW YORK. SERVICE OF PROCESS BY THE AGENT IN CONNECTION WITH ANY SUCH DISPUTE SHALL BE BINDING ON EACH GUARANTOR IF SENT TO SUCH GUARANTOR BY REGISTERED MAIL AT THE ADDRESS SPECIFIED BELOW OR AS OTHERWISE SPECIFIED BY SUCH GUARANTOR FROM TIME TO TIME. EACH GUARANTOR WAIVES ANY RIGHT IT MAY HAVE TO JURY TRIAL IN ANY ACTION RELATED TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY AND FURTHER WAIVES ANY RIGHT TO INTERPOSE ANY COUNTERCLAIM RELATED TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY IN ANY SUCH ACTION. TO THE EXTENT THAT ANY GUARANTOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER FROM SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OF A JUDGMENT, EXECUTION OR OTHERWISE), EACH SUCH GUARANTOR HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS GUARANTY.

          Section 18. Integration; Effectiveness. This Guaranty alone sets forth the entire understanding of the Guarantors and the Agent relating to the guarantee of the Obligations and constitutes the entire contract between the parties relating to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Guaranty shall become effective when it shall have been executed and delivered by the Guarantors to the Agent. Delivery of an executed signature page of this Guaranty by telecopy shall be effective as delivery of a manually executed signature page of this Guaranty.



                         [SIGNATURES ON SEPARATE PAGES]